   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 1997

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 HBO & COMPANY

             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    7373                                   37-0986839
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                         ------------------------------

                           301 PERIMETER CENTER NORTH
                             ATLANTA, GEORGIA 30346
                                 (770) 393-6000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                               CHARLES W. MCCALL
                                 PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER
                                 HBO & COMPANY
                           301 PERIMETER CENTER NORTH
                             ATLANTA, GEORGIA 30346
                                 (770) 393-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

                 LISA A. STATER, ESQ.                                   THOMAS C. CHASE, ESQ.
              Jones, Day, Reavis & Pogue                      Hill & Barlow, a Professional Corporation
                 3500 SunTrust Plaza                                   One International Place
              303 Peachtree Street, N.E.                           Boston, Massachusetts 02110-2607
             Atlanta, Georgia 30308-3242                                    (617) 428-3000
                    (404) 521-3939

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                                 PROPOSED
                                                                             PROPOSED            MAXIMUM            AMOUNT OF
              TITLE OF EACH CLASS OF                   AMOUNT TO BE      MAXIMUM OFFERING   AGGREGATE OFFERING     REGISTRATION
           SECURITIES TO BE REGISTERED                REGISTERED(1)     PRICE PER SHARE(2)       PRICE(2)             FEE(3)
Common Stock, par value $.05 per share, and
  Preferred Share Purchase Rights(4)..............  10,586,554 shares         $40.52           $428,975,974          $129,993

(1) Represents the maximum number of shares of common stock, par value $.05 per share ("HBOC Common Stock"), of HBO & Company ("HBOC") anticipated to be issued in connection with the Merger (as defined herein) in exchange for all of the issued and outstanding shares of common stock, $.01 par value per share ("HPR Common Stock"), of HPR Inc. ("HPR"), assuming the issuance prior to the Effective Time of the Merger (as defined herein) of all shares of HPR Common Stock subject to rights to acquire shares of HPR Common Stock held by persons other than HBOC.
(2) Estimated pursuant to Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the estimated market value of 17,644,256 shares of HPR Common Stock, the maximum number of shares of HPR Common Stock to be cancelled pursuant to the Merger Agreement (based upon the average of the reported high and low sales prices of a share of HPR Common Stock on the Nasdaq Stock Market National Market ("Nasdaq NM") on November 11, 1997 of $24.3125 per share).
(3) The registration fee for the securities registered hereby, $129,993, is calculated pursuant to Rule 457(f) under the Securities Act, as follows: one thirty-third of one percent of the product of $24.3125, the average of the reported high and low sales prices for a share of HPR Common Stock on the Nasdaq NM on November 11, 1997, times 17,644,256, the maximum number of shares of HPR Common Stock to be cancelled in connection with the Merger.
(4) The Preferred Share Purchase Rights, which are attached to the shares of HBOC Common Stock being registered, will be issued for no additional consideration; no additional registration fee is required.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    HPR INC.

                                245 First Street

                         Cambridge, Massachusetts 02142

                                                                          , 1997

Dear Stockholder:

    You are cordially invited to attend a special meeting of stockholders (the "Meeting") of HPR Inc. ("HPR") to be held at the offices of Hill & Barlow, a Professional Corporation, 20th Floor, One International Place, Boston,
Massachusetts 02110 at 9:00 a.m., local time, on       , 1997.

    At the Meeting, you will be asked to consider and take action upon a proposal to approve an Agreement of Merger dated September 27, 1997 (the "Merger Agreement") among HPR, HBO & Company, a Delaware corporation ("HBOC"), and HBO & Company of Georgia, a Delaware corporation, which is a wholly-owned subsidiary of HBOC ("HBOC-GA"), pursuant to which, among other things, (a) HPR will merge with and into HBOC-GA (the "Merger") and (b) each outstanding share of common stock, $.01 par value per share, of HPR (the "HPR Common Stock") and each outstanding right to acquire a share of HPR Common Stock will be converted into the right to receive six-tenths (.6) of a share of common stock, $.05 par value per share, of HBOC (the "Exchange Ratio"), less the amount of any fractional share, which will be paid in cash.

    Details of the foregoing matter are set forth in the accompanying Proxy Statement/Prospectus which you are urged to review carefully. A copy of the Merger Agreement is also attached to the Proxy Statement/Prospectus as Appendix A.

    Your Board of Directors has carefully considered and approved the Merger proposal by unanimous vote of all directors present and has determined that the Merger is fair to, and in the best interests of, HPR and its stockholders. Accordingly, the Board of Directors unanimously recommends that stockholders vote FOR approval of the Merger Agreement. The Board of Directors has received the written opinion of BT Alex. Brown Incorporated to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to the holders of HPR Common Stock. A copy of such opinion is attached to the Proxy Statement/Prospectus as Appendix B and should be read carefully in its entirety.

    It is important that you vote your shares whether or not you plan to attend the Meeting. To be sure your vote is counted, we urge you to carefully review the Proxy Statement/Prospectus and to vote your shares as you choose. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. You may revoke and change your proxy vote at any time prior to the Meeting, and any such signed, dated and submitted proxy will supersede any earlier proxy submitted by you. If you attend the Meeting and wish to vote in person, the ballot that you submit at the Meeting will supersede your proxy.

    Thank you for your cooperation.

                                        Very truly yours,

                                        MARCIA J. RADOSEVICH, PH.D.

                                        CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                        OFFICER

                                    HPR INC.
                                245 First Street
                         Cambridge, Massachusetts 02142

                              -------------------

                                   NOTICE OF
                        SPECIAL MEETING OF STOCKHOLDERS

                              -------------------

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the
"Meeting") of HPR Inc., a Delaware corporation ("HPR"), will be held on       ,
      , 1997, at 9:00 a.m., local time, at the offices of Hill & Barlow, a Professional Corporation, 20th Floor, One International Place, Boston, Massachusetts 02110 for the following purpose:

       To consider and vote upon a proposal to approve an Agreement of Merger dated September 27, 1997 (the "Merger Agreement") among HPR, HBO & Company, a Delaware corporation ("HBOC"), and HBO & Company of Georgia, a Delaware corporation, which is a wholly-owned subsidiary of HBOC ("HBOC-GA"), pursuant to which, among other things, (a) HPR will merge with and into HBOC-GA (the "Merger") and (b) each outstanding share of common stock, $.01 par value per share (the "HPR Common Stock"), of HPR and each outstanding right to acquire a share of HPR Common Stock will be converted into the right to receive six-tenths (.6) of a share of common stock, $.05 par value per share, of HBOC, less the amount of any fractional share, which will be paid in cash.

    The Board of Directors of HPR (the "HPR Board") has approved the Merger proposal by unanimous vote of all directors present and has determined that the Merger is fair to, and in the best interests of, HPR and its stockholders. Accordingly, the HPR Board unanimously recommends that you vote FOR approval of the Merger Agreement.

    The HPR Board has fixed the close of business on       , 1997 as the record
date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Accordingly, only stockholders of record of HPR Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

    Details of the proposed Merger and other important information concerning HPR and HBOC are more fully described in the accompanying Proxy Statement/Prospectus. Whether or not you plan to attend the Meeting, you are urged to study the Proxy Statement/Prospectus carefully and then to complete, sign and date the enclosed proxy. To avoid unnecessary expense, please mail your proxy promptly in the enclosed return envelope, which requires no postage if mailed in the United States.

                                          By order of the Board of Directors,

                                          THOMAS C. CHASE

                                          SECRETARY

Cambridge, Massachusetts
      , 1997

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HPR. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                 SUBJECT TO COMPLETION DATED NOVEMBER 13, 1997
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                PROXY STATEMENT

                                       OF

                                    HPR INC.

                      FOR SPECIAL MEETING OF STOCKHOLDERS
                             ---------------------

                                   PROSPECTUS

                                       OF

                                 HBO & COMPANY
                                ----------------

    This Proxy Statement/Prospectus is being furnished to holders of common stock, $.01 par value per share (the "HPR Common Stock"), of HPR Inc., a Delaware corporation ("HPR"), as a proxy statement in connection with the solicitation of proxies by the Board of Directors of HPR (the "HPR Board") for use at the Special Meeting of Stockholders (the "Meeting") of HPR to be held on
           , 1997, at the offices of Hill & Barlow, a Professional Corporation, 20th Floor, One International Place, Boston, Massachusetts 02110 commencing at 9:00 a.m., local time, and at any adjournment or postponement thereof, for the purpose set forth herein and in the accompanying Notice of Special Meeting of Stockholders of HPR.

    This Proxy Statement/Prospectus also constitutes the prospectus of HBO & Company, a Delaware corporation ("HBOC"), with respect to up to 10,586,554 shares (net of the aggregate amount of fractional shares, which will be paid in cash) of common stock, $.05 par value per share, of HBOC (the "HBOC Common Stock") to be issued in connection with the merger (the "Merger") of HPR with and into HBO & Company of Georgia, a Delaware corporation, which is a wholly-owned subsidiary of HBOC ("HBOC-GA"), in exchange for all of the outstanding shares and rights to acquire shares of HPR Common Stock. In the Merger, subject to the terms of the Agreement of Merger dated September 27, 1997 among HPR, HBOC and HBOC-GA (the "Merger Agreement"), each outstanding share of HPR Common Stock and right to acquire a share of HPR Common Stock will be converted into the right to receive six-tenths (.6) of a share of HBOC Common Stock (the "Exchange Ratio"), less the amount of any fractional shares, which will be paid in cash. The HPR Board may (but is not obligated to) terminate the Merger Agreement if the average closing price per share (or if there is no sale on such date then the average between the closing bid and ask prices on any such day) as reported by the Nasdaq Stock Market National Market ("Nasdaq NM") for shares of HBOC Common Stock during the 15 consecutive trading days ending on the third trading day prior to the date of the Meeting (the "Market Value") is less than $35.00.

    Outstanding options to purchase shares of HPR Common Stock will be assumed by HBOC upon consummation of the Merger such that the holders will have the right to purchase that number of shares of HBOC Common Stock into which the shares of HPR Common Stock subject to such options would have been converted in the Merger.

    As a result of the Merger, holders of shares of HPR Common Stock or rights to acquire shares of HPR Common Stock will receive an aggregate of up to 10,586,554 shares of HBOC Common Stock (less the aggregate amount of any fractional shares, which will be paid in cash). Shares of HBOC Common Stock and HPR Common Stock are currently approved for quotation on the Nasdaq NM under the
symbols "HBOC" and "HPRI," respectively. On November   , 1997, the reported
closing sale prices of a share of HBOC Common Stock and HPR Common Stock on the
Nasdaq NM were $         and $         , respectively.

    This Proxy Statement/Prospectus and the related Notice of Special Meeting
and proxy card are first being mailed on or about            , 1997, to
stockholders of record at the close of business on            , 1997 (the
"Record Date"). There were       shares of HPR Common Stock outstanding at the
close of business on the Record Date. Only holders of HPR Common Stock of record on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. Each holder of record may revoke and change his proxy vote at any time prior to the Meeting and each such signed, dated and submitted proxy will supersede any earlier proxy submitted. If a holder of record of HPR Common Stock attends the Meeting and wishes to vote in person, any ballot submitted by such holder at the Meeting will supersede any earlier submitted proxy.

    The above matters are discussed in detail in this Proxy
Statement/Prospectus. Stockholders of HPR are strongly urged to read and consider this Proxy Statement/Prospectus in its entirety.

    SEE "RISK FACTORS," ON PAGE 21 OF THIS PROXY STATEMENT/PROSPECTUS, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HPR STOCKHOLDERS IN DETERMINING HOW TO VOTE ON THE MERGER AGREEMENT.
                             ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                            ------------------------

          The date of this Proxy Statement/Prospectus is       , 1997.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION AND SOURCES OF INFORMATION...........................................................           4

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................           5

SUMMARY....................................................................................................           6
  The Parties..............................................................................................           6
  The Meeting..............................................................................................           7
  The Merger Proposal......................................................................................           7
  Summary Financial Data...................................................................................          11
  Pro Forma Financial Information..........................................................................          13
  Comparative Per Share Data...............................................................................          19

RISK FACTORS...............................................................................................          21

CERTAIN MARKET INFORMATION.................................................................................          21
  HBOC.....................................................................................................          21
  HPR......................................................................................................          22

THE MEETING................................................................................................          22

THE MERGER PROPOSAL........................................................................................          23
  Background of the Merger.................................................................................          23
  Reasons of HPR for Engaging in the Merger; Recommendation of the HPR Board...............................          26
  Opinion of Financial Advisor to HPR......................................................................          27
  Reasons of HBOC for Engaging in the Merger...............................................................          32
  Terms of the Merger......................................................................................          32
    Effective Time.........................................................................................          32
    General Effects of the Merger..........................................................................          32
    Conversion of Shares...................................................................................          32
    Fractional Shares......................................................................................          32
    Stock Plans............................................................................................          32
    Exchange of Certificates...............................................................................          33
    Payment of Dividends...................................................................................          33
    Limitations on Transferability of HBOC Common Stock....................................................          33
    Conditions; Waiver.....................................................................................          34
    Hart-Scott-Rodino......................................................................................          35
    No Solicitation........................................................................................          35
    Termination............................................................................................          35
  Accounting Treatment.....................................................................................          35
  Certain Federal Income Tax Consequences..................................................................          36
  No Appraisal Rights......................................................................................          37

INTERESTS OF CERTAIN PERSONS IN EACH OF HBOC AND HPR.......................................................          38
  Security Ownership of Certain Beneficial Owners and Management of HBOC...................................          38
  Security Ownership of Certain Beneficial Owners and Management of HPR....................................          39
  Interests of Certain HPR Persons in Matters to be Acted Upon.............................................          41

COMPARISON OF RIGHTS OF HOLDERS OF SHARES OF EACH OF HBOC COMMON STOCK AND HPR COMMON STOCK................          42
  Introduction.............................................................................................          42
  Authorized Capital Stock.................................................................................          43
  Board or Stockholder Approved Preferred Stock............................................................          43
  Voting Rights............................................................................................          43

                                                                                                                PAGE
                                                                                                                -----
  Number of Directors......................................................................................          43
  Election of Board of Directors...........................................................................          44
  Vote on Merger, Consolidation or Sale of Substantially All Assets........................................          44
  Special Meetings of Stockholders.........................................................................          44
  Stockholder Action by Written Consent....................................................................          44
  Amendment of Certificate of Incorporation................................................................          44
  Amendment of Bylaws......................................................................................          45
  Liability and Indemnification of Officers and Directors..................................................          45
  Payment of Dividends.....................................................................................          46
  Anti-Takeover Protection.................................................................................          46
  Appraisal Rights.........................................................................................          46

BUSINESS OF HBOC...........................................................................................          47
  General..................................................................................................          47
  Recent Developments......................................................................................          47

BUSINESS OF HPR............................................................................................          47

STOCKHOLDER PROPOSALS......................................................................................          47

OTHER MATTERS..............................................................................................          47

CERTAIN LEGAL MATTERS......................................................................................          48

EXPERTS....................................................................................................          48

APPENDIX A--Agreement of Merger dated September 27, 1997...................................................         A-1
APPENDIX B--Opinion of BT Alex. Brown Incorporated.........................................................         B-1

                AVAILABLE INFORMATION AND SOURCES OF INFORMATION

    Each of HBOC and HPR is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by each of HBOC and HPR with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained by mail from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.

    HBOC has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which includes the proxy statement of HPR with respect to the Merger and the prospectus of HBOC with respect to the shares of HBOC Common Stock issuable in the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission and to which reference is hereby made. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the exhibit or other filing for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the office of the Commission in Washington, D.C., as indicated above, without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

    All information contained in this Proxy Statement/Prospectus regarding HPR has been supplied by HPR, information regarding the Merger proposal has been supplied by HPR and/or HBOC and all other information has been supplied by HBOC. References to HPR and HBOC in this Proxy Statement/ Prospectus mean the respective corporations and their respective consolidated subsidiaries except as the context may otherwise indicate.

    NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SHARES OF HBOC COMMON STOCK MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HBOC, HPR OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/ PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HBOC OR HPR SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The information in the following documents filed by HBOC with the Commission (File No. 0-9900) pursuant to the Exchange Act is incorporated by reference in this Proxy Statement/Prospectus:

        1. Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March 6, 1997;

        2. Quarterly Reports on Form 10-Q for the quarters ended: (i) March 31, 1997, dated and filed with the Commission on May 15, 1997, as amended by Form 10-Q/A dated and filed with the Commission on May 15, 1997; (ii) June 30, 1997, dated and filed with the Commission on August 6, 1997; and (iii) September 30, 1997, dated and filed with the Commission on November 12, 1997;

        3. Current Reports on Form 8-K: (i) dated and filed with the Commission on February 11, 1997; (ii) dated and filed with the Commission on March 19, 1997; and (iii) dated and filed with the Commission on October 3, 1997;

        4. Proxy Statement dated as of April 4, 1997 and filed in definitive form on April 4, 1997 with the Commission with respect to the information required to be included herein by Items 401 (management), 402 (executive compensation) and 404 (certain relationships and related transactions) of Regulation S-K promulgated under the Securities Act and the Exchange Act; and

        5. The description of Common Stock and Preferred Share Purchase Rights contained in HBOC's Registration Statements on Form 8-A, filed with the Commission on August 19, 1981, as amended, and February 19, 1991, as amended, respectively.

    The information in the following documents filed by HPR with the Commission (File No. 0-26348) pursuant to the Exchange Act is incorporated by reference in this Proxy Statement/Prospectus:

        1. Annual Report on Form 10-K for the fiscal year ended June 30, 1997, filed with the Commission on August 26, 1997, as amended by Form 10-K/A, filed with the Commission on September 8, 1997; and

        2. Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, dated and filed with the Commission on November 12, 1997.

    All documents filed by HBOC and HPR pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Meeting, shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a previously filed document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or was deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/ Prospectus.

    The information relating to HBOC and HPR contained in this Proxy Statement/Prospectus should be read together with the information in the documents incorporated by reference.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED, IN THE CASE OF HBOC DOCUMENTS, TO HBO & COMPANY, 301 PERIMETER CENTER NORTH, ATLANTA, GEORGIA 30346, ATTENTION: MONIKA BROWN, TELEPHONE: (800) 426-2411, AND, IN THE CASE OF HPR DOCUMENTS, TO HPR INC., 245 FIRST STREET, CAMBRIDGE, MASSACHUSETTS 02142, ATTENTION: ANN MARIE PINAULT, TELEPHONE: (617) 679-8996. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE MEETING, ANY SUCH REQUESTS
SHOULD BE MADE BY            , 1997.

                                    SUMMARY

    THE FOLLOWING SUMMARY SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING NOTES THERETO, INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. ALL SHARE AND PER SHARE DATA REGARDING HBOC COMMON STOCK IN THIS PROXY STATEMENT/PROSPECTUS HAVE BEEN ADJUSTED TO GIVE EFFECT TO A TWO-FOR-ONE STOCK SPLIT OF THE HBOC COMMON STOCK EFFECTED IN THE FORM OF A STOCK DIVIDEND PAID SEPTEMBER 9, 1997 TO STOCKHOLDERS OF RECORD ON AUGUST 25, 1997.

                                  THE PARTIES

HBO & COMPANY

    GENERAL. HBOC develops integrated patient care, clinical, financial, managed care and strategic management software solutions for the healthcare industry. These open systems applications facilitate the integration of clinical, financial and administrative data from a wide range of customer systems and software. HBOC's broad product portfolio can be implemented in a variety of combinations from stand-alone to enterprisewide, enabling customers to add incremental capabilities to existing information systems without making prior capital investments obsolete. HBOC also provides a full complement of network communications technologies, including wireless capabilities, as well as outsourcing services that are offered under contract management agreements whereby its staff manages and operates data centers, information systems, organizations and business offices of healthcare institutions of various sizes and structures. In addition, HBOC offers a wide range of electronic commerce services, including electronic medical claims and remittance advice services as well as statement processing.

    HBOC markets its products and services to integrated health delivery networks, hospitals, physicians' offices, home health providers, pharmacies, reference laboratories, managed care providers and payers. HBOC also sells its products and services internationally through subsidiaries and/or distribution agreements in the United Kingdom, Canada, Ireland, Saudi Arabia, Kuwait, Australia, Puerto Rico and New Zealand.

    The address and telephone number of the principal executive offices of HBOC are 301 Perimeter Center North, Atlanta, Georgia 30346, (770) 393-6000.

    RECENT DEVELOPMENTS. HBOC has entered into an Agreement of Merger dated October 2, 1997 among HBOC, HBOC-GA and National Health Enhancement Systems, Inc. ("National"). Such agreement is subject, among other things, to approval by the stockholders of National. National develops and distributes products and services used in the delivery of telephonic medical assistance and care management.

HPR INC.

    HPR develops and markets software and proprietary database products incorporating clinical knowledge that enable payers and providers of healthcare services to better manage the financial risk associated with the delivery of healthcare and the quality of care. HPR products are used to manage healthcare costs and quality of care by clinically evaluating providers' claims for payment; measuring efficiency, quality and medical outcomes; determining appropriate utilization of medical services; influencing physician referral patterns and profiling practice patterns; assisting in HEDIS-Registered Trademark- reporting; and managing and supporting the physician credentialing and accreditation processes. HPR markets its products through a combination of a national direct sales force and third-party marketing agreements.

    The address and telephone number of the principal executive offices of HPR are 245 First Street, Cambridge, Massachusetts 02142, (617) 679-8000.

                                  THE MEETING

    The Meeting will be held on       , 1997 at 9:00 a.m., local time, at the
offices of Hill & Barlow, a Professional Corporation, 20th Floor, One International Place, Boston, Massachusetts 02110. The purpose of the Meeting is to consider and take action upon a proposal to approve the Merger Agreement. The
HPR Board has fixed the close of business on       , 1997, as the Record Date
for the determination of stockholders entitled to vote at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of at least a majority of the shares of HPR Common Stock issued and outstanding and entitled to vote on such date is necessary to constitute a quorum at the Meeting. The proposed Merger Agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of HPR Common Stock in order to be approved. See "The Meeting."

                              THE MERGER PROPOSAL

RECOMMENDATION OF THE HPR BOARD; OPINION OF FINANCIAL ADVISOR TO HPR

    The HPR Board has approved the Merger Agreement by unanimous vote of all directors present and has determined that the Merger is fair to, and in the best interests of, HPR and its stockholders. Accordingly, the HPR Board unanimously recommends that HPR's stockholders vote FOR approval of the Merger Agreement. In approving the Merger Agreement, the HPR Board considered various factors more fully described under the caption "The Merger Proposal--Reasons of HPR for Engaging in the Merger; Recommendation of the HPR Board." In addition, the HPR Board has received an opinion of BT Alex. Brown Incorporated ("BT Alex. Brown") regarding the fairness, from a financial point of view, of the Exchange Ratio to the holders of HPR Common Stock. The full text of the opinion of BT Alex. Brown, which is attached hereto as Appendix B and should be read carefully in its entirety, is directed to the HPR Board, addresses only the fairness of the Exchange Ratio from a financial point of view and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Meeting. See "The Merger Proposal--Opinion of Financial Advisor to HPR."

TERMS OF THE MERGER

    The following is a summary of certain of the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Appendix A.

    EFFECTIVE TIME. The Merger will become effective when both (i) the Merger Agreement is adopted and approved by the stockholders of HPR in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and (ii) a certificate of merger (the "Certificate of Merger") is filed with the Secretary of State of Delaware (the time the Merger becomes effective being referred to as the "Effective Time" and the date on which the Effective Time occurs being referred to as the "Closing Date").

    CONVERSION OF SHARES. Each share of HPR Common Stock issued and outstanding immediately prior to the Effective Time will, at the Effective Time, be converted into the right to receive six-tenths (.6) of a share of HBOC Common Stock (the "Exchange Ratio"), less the amount of any fractional share, which will be paid in cash; provided however, that if the Market Value of the HBOC Common Stock is less than $35.00, the HPR Board shall have the right (but shall not be obligated) to terminate the Merger Agreement. The shares of HBOC Common Stock and any cash in lieu of fractions thereof receivable by holders of HPR Common Stock are hereinafter referred to as the "Merger Consideration."

    FRACTIONAL SHARES. No certificates or scrip representing fractional shares of HBOC Common Stock shall be issued pursuant to the Merger, but in lieu thereof, any holder of HPR Common Stock shall be entitled to receive a cash payment therefor, without interest, at a pro rata amount based on the Market Value.

    STOCK PLANS. Options to purchase shares of HPR Common Stock outstanding at the Effective Time of the Merger will be assumed by HBOC, and the optionee will have the right to purchase that number of shares (rounded down to the nearest whole share) of HBOC Common Stock into which the number of shares of HPR Common Stock the optionee was entitled to purchase under the existing option would have been converted pursuant to the terms of the Merger. See "The Merger Proposal--Terms of the Merger-- Stock Plans."

    EXCHANGE OF CERTIFICATES. Promptly after the Effective Time, SunTrust Bank, Atlanta (the "Exchange Agent") will mail to each record holder (as of the Effective Time) of an outstanding certificate or certificates that immediately prior to the Effective Time represented outstanding shares of HPR Common Stock (the "Certificates") a letter of transmittal and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect of the shares of HPR Common Stock represented thereby. Until surrendered, each Certificate shall represent for all purposes only the right to receive the Merger Consideration, without any interest on the value thereof. See "The Merger Proposal--Terms of the Merger--Exchange of Certificates."

    LIMITATIONS ON TRANSFERABILITY OF HBOC COMMON STOCK. Shares of HBOC Common Stock received by certain persons deemed to be "affiliates" of HPR for purposes of Rule 145 under the Securities Act will be subject to the restrictions imposed by such rule. In accordance with Rule 145, an affiliate of HPR receiving HBOC Common Stock issued in the Merger may not sell such shares except pursuant to the volume and manner of sale limitations and other requirements specified therein or pursuant to an effective registration statement under the Securities Act. In addition, HPR affiliates are subject to certain restrictions on transfer of both HPR Common Stock and HBOC Common Stock prior to and following the Effective Time of the Merger to support pooling of interests accounting treatment of the transaction. See "The Merger Proposal--Terms of the Merger--Limitations on Transferability of HBOC Common Stock."

    CONDITIONS; WAIVER. The obligations of HBOC and HBOC-GA, on the one hand, and of HPR, on the other hand, to consummate the Merger are contingent upon and subject to the satisfaction or waiver of certain conditions, including the approval of the Merger Agreement by holders of the requisite number of shares of HPR Common Stock. See "The Merger Proposal--Terms of the Merger--Conditions; Waiver."

    HART-SCOTT-RODINO. The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), which provides that certain transactions (including the Merger) may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. HBOC and HPR filed the required information with the Antitrust Division and the FTC on October 7, 1997 and the waiting period expired on November 6, 1997. See "The Merger Proposal--Terms of the Merger--Hart-Scott-Rodino."

    NO SOLICITATION. HPR has agreed, subject to certain exceptions, that prior to the Effective Time of the Merger or earlier termination of the Merger Agreement, HPR shall not, and shall not permit any of its subsidiaries or their respective representatives to solicit, initiate, encourage, endorse or enter into any agreement with respect to, or take any other action to facilitate, any inquiries or the making of any proposal or offer for any tender or exchange offer, proposal for a merger, share exchange or other business combination or similar transactions involving HPR or any of its subsidiaries. See "The Merger Proposal-- Terms of the Merger--No Solicitation."

    TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger by, among other things: (i) mutual written consent of the Board of Directors of HBOC (the "HBOC Board") and the HPR Board, notwithstanding the prior approval of the HPR stockholders; (ii) the HBOC Board, in the event of material condemnation, destruction, loss or damage to the business or assets of HPR and its subsidiaries, taken as a whole; (iii) the Board of Directors of HBOC-GA (the "HBOC-GA Board") or the HPR Board, after January 31, 1998, if any of the conditions to such party's consummation of the Merger has not been fulfilled or waived, subject to extension in certain circumstances, unless fulfillment has been frustrated or made impossible by the party seeking termination; (iv) the HPR Board, if, in the good faith exercise of its fiduciary duties to the stockholders of HPR in the context of a proposal to acquire HPR by another party, the HPR Board decides that such termination is required; and (v) the HPR Board, if the Market Value of HBOC Common Stock is less than $35.00.

    If the Merger Agreement is terminated by HPR in accordance with (iv) above, HPR will be obligated to pay to HBOC-GA a fee in the amount of $10,000,000, plus all reasonable costs and expenses of HBOC and HBOC-GA incurred in connection with the negotiation and performance of the Merger Agreement.

ACCOUNTING TREATMENT

    It is a condition to the consummation of the Merger that HBOC shall have received letters, dated as of the date hereof and as of the Closing Date, from Coopers & Lybrand L.L.P., in their capacity as independent public accountants for HPR, setting forth their concurrence with the conclusion of HPR's management that no conditions exist with respect to HPR that would preclude accounting for the Merger as a pooling of interests, and from Arthur Anderson LLP, in their capacity as independent public accountants for HBOC, to the effect that HBOC satisfies the tests applicable to it such that the Merger can be accounted for as a pooling of interests, in each case under Accounting Principles Board Opinion No. 16 assuming that the Merger is closed and consummated in accordance with the Merger Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    HPR has received an opinion of its counsel, subject to the assumptions contained therein, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Internal Revenue Code (the "Code"). Accordingly, no gain or loss will be recognized by an HPR stockholder upon the exchange of the shares of HPR Common Stock for shares of HBOC Common Stock pursuant to the Merger, except on the receipt of cash in lieu of a fractional share interest in HBOC Common Stock. See "The Merger Proposal--Certain Federal Income Tax Consequences."

NO APPRAISAL RIGHTS

    Because HPR Common Stock is a Nasdaq NM security, the holders of shares of HPR Common Stock will not be entitled to appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger. See "The Merger Proposal--No Appraisal Rights."

INTERESTS OF CERTAIN PERSONS

    SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF HPR AND HBOC. As of the Record Date, directors and executive officers of HPR and their affiliates
were beneficial owners of       outstanding shares of HPR Common Stock,
representing approximately    % of the total issued and outstanding HPR Common
Stock. Directors and executive officers of HBOC and their affiliates beneficially owned approximately 5,707,003, or 2.8%, of the outstanding shares (giving effect to the exercise of their presently exercisable stock options) of HBOC Common Stock as of September 30, 1997. See "Interests of Certain Persons in Each of HBOC and HPR."

    INTERESTS OF CERTAIN HPR PERSONS IN MATTERS TO BE ACTED UPON. Certain officers and the directors of HPR have interests in the Merger that differ from those of HPR stockholders generally. Such interests include severance payments, vesting of unvested and unexercisable stock options and continuing indemnification against certain liabilities. As a result, such officers and directors could be more likely to favor consummation of the Merger than stockholders generally. See "Interests of Certain Persons in Each of HBOC and HPR--Interests of Certain HPR Persons in Matters to be Acted Upon."

COMPARISON OF STOCKHOLDER RIGHTS

    HBOC and HPR are each incorporated under Delaware law. For a summary of material differences between the rights of holders of shares of each of HPR Common Stock and HBOC Common Stock, see "Comparison of Rights of Holders of Shares of Each of HBOC Common Stock and HPR Common Stock."

CERTAIN MARKET INFORMATION

    HBOC Common Stock and HPR Common Stock are traded on the Nasdaq NM under the symbols "HBOC" and "HPRI," respectively. The closing sale prices per share of HBOC Common Stock and HPR Common Stock on September 26, 1997, the last trading day preceding the announcement of the proposed Merger, were $39.44 and $19.25, respectively. See "Certain Market Information."

RISK FACTORS

    The stockholders of HPR should carefully review the matters set forth under "Risk Factors."

                             SUMMARY FINANCIAL DATA

    The following summary historical financial data for each of HBOC and HPR should be read in conjunction with the financial statements and notes thereto of HBOC and HPR, incorporated by reference in this Proxy Statement/Prospectus.

                                HBO & COMPANY(1)
                          (FROM CONTINUING OPERATIONS)
                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                                                                              AT AND FOR THE
                                                                  AT AND FOR THE YEAR ENDED                 NINE MONTHS ENDED
                                                                        DECEMBER 31,                          SEPTEMBER 30,
                                                    -----------------------------------------------------  --------------------
                                                      1992       1993      1994(2)    1995(3)    1996(4)    1996(4)    1997(5)
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME STATEMENT DATA:
  Revenue.........................................  $ 341,373  $ 385,124  $ 493,078  $ 672,276  $ 895,333  $ 639,394  $ 806,122
  Operating Income (Loss).........................  $  31,204  $  31,281  $  51,676  $ (28,817) $ 121,734  $  97,284  $ 176,159
  Income (Loss) Before Income Taxes...............  $  31,312  $  35,386  $  52,353  $ (28,759) $ 127,909  $ 101,456  $ 186,738
  Net Income (Loss)...............................  $  20,991  $  18,335  $  32,927  $ (15,674) $  77,288  $  61,415  $ 112,001
  Primary Earnings (Loss) Per Share...............  $     .13  $     .11  $     .19  $    (.09) $     .39  $     .31  $     .55
  Fully Diluted Earnings (Loss) Per Share.........  $     .13  $     .11  $     .19  $    (.09) $     .39  $     .31  $     .55
  Weighted Average Shares Outstanding
    (Fully Diluted)...............................    161,268    166,354    173,188    177,312    199,586    199,476    202,786
  Cash Dividends Per Share........................  $     .04  $     .04  $     .04  $     .04  $     .04  $     .03  $     .04

BALANCE SHEET DATA:
  Working Capital.................................  $  47,145  $  86,239  $  49,939  $ 138,837  $ 269,408  $ 217,127  $ 458,939
  Total Assets....................................  $ 228,832  $ 279,236  $ 404,416  $ 734,076  $ 959,347  $ 833,126  $1,112,563
  Long-Term Debt..................................  $   8,257  $   6,424  $  14,815  $   3,642  $     192  $     213  $     139
  Stockholders' Equity............................  $ 128,651  $ 169,768  $ 208,619  $ 478,095  $ 615,711  $ 570,821  $ 811,584

------------------------------

(1) All prior period amounts have been restated to reflect the 1997 acquisitions of AMISYS Managed Care Systems, Inc. and Enterprise Systems, Inc. in pooling transactions. All share and per share amounts have been restated to reflect the 1997 two-for-one stock split effected in the form of a stock dividend.

(2) 1994 Income Statement related items include nonrecurring charges of $6,516. Net income was $36,836 and fully diluted earnings per share was $.21 excluding nonrecurring charges.

(3) 1995 Income Statement related items include nonrecurring charges of $136,481 and exclude the dilutive effect of stock options. Net income was $66,215 and fully diluted earnings per share was $.36 excluding nonrecurring charges and including the dilutive effect of stock options.

(4) Year ended December 31, 1996 Income Statement related items include nonrecurring charges of $69,867. Net income was $119,211 and fully diluted earnings per share was $.60 excluding nonrecurring charges. Nine months ended September 1996 Income Statement related items include nonrecurring charges of $34,667. Net income was $82,216 and fully diluted earnings per share was $.41 excluding nonrecurring charges.

(5) Nine months ended September 1997 Income Statement related items include nonrecurring charges of $35,420. Net income was $133,253 and fully diluted earnings per share was $.66 excluding nonrecurring charges.

                                    HPR INC.

                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                                                                                       AT AND
                                                                                                                       FOR THE
                                                                                                                        THREE
                                                                                                                       MONTHS
                                                                                                                        ENDED
                                                                           AT AND FOR THE YEAR ENDED                  SEPTEMBER
                                                                                   JUNE 30,                              30,
                                                           ---------------------------------------------------------  ---------
                                                             1993       1994       1995(1)      1996(2)      1997       1996
                                                           ---------  ---------  -----------  -----------  ---------  ---------
INCOME STATEMENT DATA:
  Revenue................................................  $  10,770  $  14,065   $  18,264    $  28,310   $  39,101  $   7,071
  Net Income.............................................  $   1,501  $   1,631   $   6,067    $   4,522   $   7,011  $     935
  Net Income Per Share...................................  $     .11  $     .12   $     .43    $     .29   $     .44  $     .06
  Weighted Average Shares Outstanding....................     13,522     13,966      14,175       15,840      16,103     16,098
  Cash Dividends Per Share...............................  $  --      $  --       $  --        $  --       $  --      $  --

BALANCE SHEET DATA:
  Working Capital........................................  $   2,192  $   3,555   $  11,130    $  20,465   $  31,881  $  24,902
  Total Assets...........................................  $   7,915  $  10,805   $  17,988    $  34,603   $  47,531  $  35,583
  Long-Term Liabilities..................................  $     367  $     601   $   1,931    $     882   $     559  $     882
  Stockholders' Equity...................................  $   3,377  $   5,055   $  11,282    $  27,915   $  38,269  $  29,930


                                                             1997(3)
                                                           -----------
INCOME STATEMENT DATA:
  Revenue................................................   $   9,300
  Net Income.............................................   $     999
  Net Income Per Share...................................   $     .06
  Weighted Average Shares Outstanding....................      16,324
  Cash Dividends Per Share...............................   $  --
BALANCE SHEET DATA:
  Working Capital........................................   $  29,890
  Total Assets...........................................   $  47,209
  Long-Term Liabilities..................................   $     559
  Stockholders' Equity...................................   $  39,305

------------------------

(1) 1995 Income Statement items include a $5.8 million gain on settlement of litigation, net of certain legal and other costs. Net income was $2,608 and earnings per share was $.18 excluding the nonrecurring gain.

(2) 1996 Income Statement items include nonrecurring merger-related charges of $.3 million. Net income was $4,719 and earnings per share was $.30 excluding the nonrecurring charges.

(3) Three months ended September 30, 1997 Income Statement items include nonrecurring merger-related charges of $.7 million. Net income was $1,391 and earnings per share was $.09 excluding the nonrecurring charges.

                        PRO FORMA FINANCIAL INFORMATION

    The following pro forma combined condensed financial statements give effect to the acquisition of HPR by HBOC in the Merger, accounted for as a pooling of interests. The pro forma combined condensed financial statements are presented for information purposes only and are not necessarily indicative of the financial position or results of operations which would have occurred had the transaction been consummated on the dates indicated, nor are they necessarily indicative of future results or financial position of HBOC. The pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of HBOC and HPR incorporated by reference in this Proxy Statement/Prospectus.

                         HBO & COMPANY AND SUBSIDIARIES
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             AT SEPTEMBER 30, 1997
                                 (000 OMITTED)

                                                                                                         HBOC/HPR
                                                                                          PRO FORMA     PRO FORMA
                                                                   HBOC       HPR(1)     ADJUSTMENTS     COMBINED
                                                               ------------  ---------  -------------  ------------
ASSETS
Current Assets:
  Cash and Cash Equivalents..................................  $    344,259  $   7,410    $            $    351,669
  Short-Term Investments.....................................        11,966     14,096                       26,062
  Receivables, Net...........................................       347,673     13,572                      361,245
  Current Deferred Income Taxes..............................        22,128        698                       22,826
  Inventories................................................         5,838     --                            5,838
  Prepaids and Other Current Assets..........................        19,527      1,459                       20,986
                                                               ------------  ---------        -----    ------------
      Total Current Assets...................................       751,391     37,235       --             788,626
                                                               ------------  ---------        -----    ------------
Capitalized Software, Net....................................        71,547      1,612                       73,159
Property and Equipment, Net..................................        75,323      2,603                       77,926
Intangibles, Net.............................................       166,653     --                          166,653
Deferred Income Taxes........................................        40,491     --             (559)(2)       39,932
Other Noncurrent Assets, Net.................................         7,158      5,759                       12,917
                                                               ------------  ---------        -----    ------------
      Total Assets...........................................  $  1,112,563  $  47,209    $    (559)   $  1,159,213
                                                               ------------  ---------        -----    ------------
                                                               ------------  ---------        -----    ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities..........................................  $    292,452  $   7,345    $            $    299,797
Long-Term Debt...............................................           139     --                              139
Other Long-Term Liabilities..................................         8,388        559         (559)(2)        8,388
Stockholders' Equity.........................................       811,584     39,305                      850,889
                                                               ------------  ---------        -----    ------------
      Total Liabilities and Stockholders' Equity.............  $  1,112,563  $  47,209    $    (559)   $  1,159,213
                                                               ------------  ---------        -----    ------------
                                                               ------------  ---------        -----    ------------

  The accompanying Notes to Pro Forma Combined Condensed Financial Statements
              are an integral part of these financial statements.

                         HBO & COMPANY AND SUBSIDIARIES

                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                      (000 OMITTED, EXCEPT PER SHARE DATA)

                                                                                                      HBOC/HPR
                                                                                         PRO FORMA    PRO FORMA
                                                                    HBOC      HPR(1)    ADJUSTMENTS   COMBINED
                                                                 ----------  ---------  -----------  -----------
Revenue........................................................  $  806,122  $  31,127   $            $ 837,249
Operating Expense:
  Cost of Operations...........................................     351,250      6,487                  357,737
  Marketing....................................................     112,254      7,369                  119,623
  Research and Development.....................................      59,705      5,459                   65,164
  General and Administrative...................................      71,334      3,919                   75,253
  Nonrecurring Charge..........................................      35,420        671                   36,091
                                                                 ----------  ---------  -----------  -----------
      Total Operating Expense..................................     629,963     23,905      --          653,868
                                                                 ----------  ---------  -----------  -----------

Operating Income...............................................     176,159      7,222      --          183,381
Other Income, Net..............................................      10,579      1,028                   11,607
                                                                 ----------  ---------  -----------  -----------
Income Before Income Taxes.....................................     186,738      8,250      --          194,988
Income Taxes...................................................      74,737      3,424                   78,161
                                                                 ----------  ---------  -----------  -----------
Net Income.....................................................  $  112,001  $   4,826   $  --        $ 116,827
                                                                 ----------  ---------  -----------  -----------
                                                                 ----------  ---------  -----------  -----------

Earnings Per Share.............................................  $      .55  $     .30                $     .55
                                                                 ----------  ---------               -----------
                                                                 ----------  ---------               -----------

Weighted Average Shares Outstanding............................     202,786     16,180      (6,472)(3)    212,494
                                                                 ----------  ---------  -----------  -----------
                                                                 ----------  ---------  -----------  -----------
Excluding Nonrecurring Charge(4):
  Net Income...................................................  $  133,253  $   5,219                $ 138,472
                                                                 ----------  ---------               -----------
                                                                 ----------  ---------               -----------
  Earnings Per Share...........................................  $      .66  $     .32                $     .65
                                                                 ----------  ---------               -----------
                                                                 ----------  ---------               -----------
  Weighted Average Shares Outstanding..........................     202,786     16,180      (6,472)(3)    212,494
                                                                 ----------  ---------  -----------  -----------
                                                                 ----------  ---------  -----------  -----------

  The accompanying Notes to Pro Forma Combined Condensed Financial Statements
              are an integral part of these financial statements.

                         HBO & COMPANY AND SUBSIDIARIES

                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                                    HBOC/                                   HBOC/HPR
                               HBOC                               AMISYS/ESI                  PRO FORMA     PRO FORMA
                            AS REPORTED   AMISYS(5)    ESI(6)      COMBINED      HPR(1)      ADJUSTMENTS    COMBINED
                            -----------  -----------  ---------  ------------  -----------  -------------  -----------
Revenue...................   $ 796,578    $  46,438   $  52,317   $  895,333    $  32,641     $             $ 927,974
  Operating Expense:
  Cost of Operations......     351,139       24,504      18,405      394,048        7,810                     401,858
  Marketing...............     115,660        3,898      11,634      131,192        7,148                     138,340
  Research and
    Development...........      64,096        7,390       7,053       78,539        5,159                      83,698
  General and
    Administrative........      86,019        5,166       8,768       99,953        3,897                     103,850
  Nonrecurring Charge.....      61,414       --           8,453       69,867          336                      70,203
                            -----------  -----------  ---------  ------------  -----------  -------------  -----------
      Total Operating
        Expense...........     678,328       40,958      54,313      773,599       24,350        --           797,949
                            -----------  -----------  ---------  ------------  -----------  -------------  -----------
Operating Income (Loss)...     118,250        5,480      (1,996)     121,734        8,291        --           130,025
Other Income, Net.........       4,102        1,324         749        6,175        1,128                       7,303
                            -----------  -----------  ---------  ------------  -----------  -------------  -----------
Income (Loss) Before
  Income Taxes............     122,352        6,804      (1,247)     127,909        9,419        --           137,328
Income Taxes..............      48,398        2,721        (498)      50,621        3,851                      54,472
                            -----------  -----------  ---------  ------------  -----------  -------------  -----------
Net Income (Loss).........   $  73,954    $   4,083   $    (749)  $   77,288    $   5,568     $  --         $  82,856
                            -----------  -----------  ---------  ------------  -----------  -------------  -----------
                            -----------  -----------  ---------  ------------  -----------  -------------  -----------

Earnings Per Share........   $     .40                            $      .39    $     .35                   $     .40
                            -----------                          ------------  -----------                 -----------
                            -----------                          ------------  -----------                 -----------
Weighted Average Shares
  Outstanding.............     186,324                               199,586       16,125        (6,450)(3)    209,261
                            -----------                          ------------  -----------  -------------  -----------
                            -----------                          ------------  -----------  -------------  -----------
Excluding Nonrecurring
  Charge(4):
  Net Income..............                                        $  119,211    $   5,766                   $ 124,977
                                                                 ------------  -----------                 -----------
                                                                 ------------  -----------                 -----------
  Earnings Per Share......                                        $      .60    $     .36                   $     .60
                                                                 ------------  -----------                 -----------
                                                                 ------------  -----------                 -----------
  Weighted Average Shares
    Outstanding...........                                           199,586       16,125        (6,450)(3)    209,261
                                                                 ------------  -----------  -------------  -----------
                                                                 ------------  -----------  -------------  -----------

  The accompanying Notes to Pro Forma Combined Condensed Financial Statements
              are an integral part of these financial statements.

                         HBO & COMPANY AND SUBSIDIARIES

                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                                     HBOC/                                   HBOC/HPR
                                HBOC                               AMISYS/ESI                  PRO FORMA     PRO FORMA
                             AS REPORTED   AMISYS(5)    ESI(6)      COMBINED      HPR(1)      ADJUSTMENTS    COMBINED
                             -----------  -----------  ---------  ------------  -----------  -------------  -----------
Revenue....................   $ 607,242    $  31,786   $  33,248   $  672,276    $  23,486     $             $ 695,762
Operating Expense:
  Cost of Operations.......     285,756       17,877      12,833      316,466        6,040                     322,506
  Marketing................      90,852        3,038       7,710      101,600        5,528                     107,128
  Research and
    Development............      53,847        5,061       4,881       63,789        3,679                      67,468
  General and
    Administrative.........      72,763        3,636       6,358       82,757        2,824                      85,581
  Nonrecurring Charge......     136,481       --          --          136,481       (6,211)                    130,270
                             -----------  -----------  ---------  ------------  -----------  -------------  -----------
      Total Operating
        Expense............     639,699       29,612      31,782      701,093       11,860        --           712,953
                             -----------  -----------  ---------  ------------  -----------  -------------  -----------
Operating Income (Loss)....     (32,457)       2,174       1,466      (28,817)      11,626        --           (17,191)
Other Income (Expense),
  Net......................         540         (499)         17           58          547                         605
                             -----------  -----------  ---------  ------------  -----------  -------------  -----------
Income (Loss) Before Income
  Taxes....................     (31,917)       1,675       1,483      (28,759)      12,173        --           (16,586)
Income Taxes...............     (14,348)         670         593      (13,085)       4,975                      (8,110)
                             -----------  -----------  ---------  ------------  -----------  -------------  -----------
Net Income (Loss)..........   $ (17,569)   $   1,005   $     890   $  (15,674)   $   7,198     $  --         $  (8,476)
                             -----------  -----------  ---------  ------------  -----------  -------------  -----------
                             -----------  -----------  ---------  ------------  -----------  -------------  -----------
Earnings (Loss) Per
  Share....................   $    (.10)                           $     (.09)   $     .49                   $    (.05)
                             -----------                          ------------  -----------                 -----------
                             -----------                          ------------  -----------                 -----------
Weighted Average Shares
  Outstanding..............     168,448                               177,312       14,835        (8,419)(3)    183,728
                             -----------                          ------------  -----------  -------------  -----------
                             -----------                          ------------  -----------  -------------  -----------
Excluding Nonrecurring
  Charge(4):
Net Income.................                                        $   66,215    $   3,525                   $  69,740
                                                                  ------------  -----------                 -----------
                                                                  ------------  -----------                 -----------
Earnings Per Share.........                                        $      .36    $     .24                   $     .36
                                                                  ------------  -----------                 -----------
                                                                  ------------  -----------                 -----------
Weighted Average Shares
  Outstanding..............                                           185,884       14,835        (5,934)(3)    194,785
                                                                  ------------  -----------  -------------  -----------
                                                                  ------------  -----------  -------------  -----------

  The accompanying Notes to Pro Forma Combined Condensed Financial Statements
              are an integral part of these financial statements.

                         HBO & COMPANY AND SUBSIDIARIES

                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                                               HBOC/                                 HBOC/HPR
                                          HBOC                               AMISYS/ESI                PRO FORMA     PRO FORMA
                                       AS REPORTED   AMISYS(5)    ESI(6)      COMBINED     HPR(1)     ADJUSTMENTS    COMBINED
                                       -----------  -----------  ---------  ------------  ---------  -------------  -----------
Revenue..............................   $ 453,979    $  14,387   $  24,712   $  493,078   $  15,951    $             $ 509,029
Operating Expense:
  Cost of Operations.................     225,546        7,714       9,311      242,571       3,340                    245,911
  Marketing..........................      64,127          738       5,984       70,849       4,153                     75,002
  Research and Development...........      42,919        3,270       6,377       52,566       2,247                     54,813
  General and Administrative.........      64,284        1,738       2,878       68,900       2,254                     71,154
  Nonrecurring Charge................      --            6,516      --            6,516         411                      6,927
                                       -----------  -----------  ---------  ------------  ---------  -------------  -----------
      Total Operating Expense........     396,876       19,976      24,550      441,402      12,405       --           453,807
                                       -----------  -----------  ---------  ------------  ---------  -------------  -----------
Operating Income (Loss)..............      57,103       (5,589)        162       51,676       3,546       --            55,222
Other Income (Expense), Net..........       1,154         (363)       (114)         677         110                        787
                                       -----------  -----------  ---------  ------------  ---------  -------------  -----------
Income (Loss) Before Income Taxes....      58,257       (5,952)         48       52,353       3,656       --            56,009
Income Taxes.........................      21,788       (2,381)         19       19,426       1,513                     20,939
                                       -----------  -----------  ---------  ------------  ---------  -------------  -----------
Net Income (Loss)....................   $  36,469    $  (3,571)  $      29   $   32,927   $   2,143    $  --         $  35,070
                                       -----------  -----------  ---------  ------------  ---------  -------------  -----------
                                       -----------  -----------  ---------  ------------  ---------  -------------  -----------

Earnings Per Share...................   $     .22                            $      .19   $     .15                  $     .19
                                       -----------                          ------------  ---------                 -----------
                                       -----------                          ------------  ---------                 -----------

Weighted Average Shares
  Outstanding........................     164,128                               173,188      14,108       (5,643)(3)    181,653
                                       -----------                          ------------  ---------  -------------  -----------
                                       -----------                          ------------  ---------  -------------  -----------
Excluding Nonrecurring Charge(4):
Net Income...........................                                        $   36,836   $   2,384                  $  39,220
                                                                            ------------  ---------                 -----------
                                                                            ------------  ---------                 -----------
Earnings Per Share...................                                        $      .21   $     .17                  $     .22
                                                                            ------------  ---------                 -----------
                                                                            ------------  ---------                 -----------
Weighted Average Shares
  Outstanding........................                                           173,188      14,108       (5,643)(3)    181,653
                                                                            ------------  ---------  -------------  -----------
                                                                            ------------  ---------  -------------  -----------

  The accompanying Notes to Pro Forma Combined Condensed Financial Statements
              are an integral part of these financial statements.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(1) The fiscal year of HPR ends on June 30. HBOC pro forma income statements for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1997, have been completed using HPR income statements prepared on a calendar year basis.

(2) Reclassification of HPR deferred tax liability to offset HBOC/HPR combined deferred tax asset.

(3) Shares of HPR Common Stock were converted using an assumed Exchange Ratio of .6. For the 1995 Pro Forma Combined Income Statement including the nonrecurring charge, HPR weighted average shares are adjusted to exclude the dilutive effect of stock options due to a loss for HBOC/HPR Pro Forma Combined.

(4) Presentation is also made of Net Income, Earnings Per Share and Weighted Average Shares Outstanding excluding the effect of nonrecurring acquisition-related charges because HBOC management believes that this is a better indication of operating results.

(5) On June 13, 1997, HBOC completed the acquisition of AMISYS Managed Care Systems, Inc. ("AMISYS"), a leading provider of information systems for managed care entities and other parties that assume financial risk for healthcare populations. The acquisition was accounted for as a pooling of interests; therefore, all prior period amounts have been restated. AMISYS stockholders received 0.175 of a share of HBOC Common Stock for each share of AMISYS common stock, or approximately 5.4 million shares of HBOC Common Stock.

(6) On June 26, 1997, HBOC completed the acquisition of Enterprise Systems, Inc. ("ESi"), a leading developer of resource management solutions, including materials management, operating room logistics, scheduling and financial management. The acquisition was accounted for as a pooling of interests; therefore, all prior period amounts have been restated. ESi stockholders received 0.22895 of a share of HBOC Common Stock for each share of ESi common stock, or approximately 7.6 million shares of HBOC Common Stock.

                           COMPARATIVE PER SHARE DATA

    The following tables set forth certain per share data for HBOC and HPR on a historical basis, certain historical equivalent per share data for HPR and certain pro forma per share data for HBOC and HPR on a combined basis, giving effect to the Merger using the pooling of interests method of accounting. All share and per share amounts have been restated to reflect the HBOC 1997 two-for-one stock split effected in the form of a stock dividend. The unaudited pro forma combined per share data provided below is not necessarily indicative of the results of operations or the financial position which would have occurred had the Merger been consummated on the indicated dates or which may be attained in the future. The pro forma combined per share data should be read in conjunction with the historical consolidated financial statements of HBOC and HPR incorporated by reference in this Proxy Statement/Prospectus.

                                   HISTORICAL
                                HBO & COMPANY(1)

                                                                                               AT AND FOR THE
                                                                                                NINE MONTHS
                                                              AT AND FOR THE YEAR ENDED            ENDED
                                                                    DECEMBER 31,               SEPTEMBER 30,
                                                             ---------------------------      ----------------
                                                             1994       1995       1996       1996       1997
                                                             -----      -----      -----      -----      -----
Per Share Data:
  Book Value...........................................      $1.14      $2.52      $3.17      $2.96      $4.07
  Cash Dividends Declared..............................      $ .04      $ .04      $ .04      $ .03      $ .04
  Fully Diluted Earnings (Loss)........................      $ .19(2)   $(.09)(3)  $ .39(4)   $ .31(5)   $ .55(6)

------------------------------

(1) Gives effect to the 1997 acquisitions of AMISYS Managed Care Systems, Inc. and Enterprise Systems, Inc. in pooling transactions.

(2) Including the effect of the $7 million nonrecurring charge related to 1994 acquisitions.

(3) Including the effect of the $136 million nonrecurring charge related to 1995 acquisitions and excluding the dilutive effect of stock options.

(4) Including the effect of the $70 million nonrecurring charge related to 1996 acquisitions.

(5) Including the effect of the $35 million nonrecurring charge related to 1996 acquisitions.

(6) Including the effect of the $35 million nonrecurring charge related to 1997 acquisitions.

                                    HPR INC.

                                                                                               AT AND FOR THE
                                                                                                THREE MONTHS
                                                              AT AND FOR THE YEAR ENDED            ENDED
                                                                      JUNE 30,                 SEPTEMBER 30,
                                                             ---------------------------      ----------------
                                                             1995       1996       1997       1996       1997
                                                             -----      -----      -----      -----      -----
Per Share Data:
  Book Value...........................................      $1.52      $1.86      $2.50      $1.98      $2.56
  Cash Dividends Declared..............................      $--        $--        $--        $--        $--
  Net Income...........................................      $ .43(1)   $ .29(2)   $ .44      $ .06      $ .06(3)

------------------------------

(1) Including the effect of the $5.8 million one-time gain, net of certain legal and other costs, on fiscal year 1995 settlement of litigation.

(2) Including the $.3 million nonrecurring charge related to fiscal year 1996 acquisition.

(3) Including the $.7 million nonrecurring charge related to fiscal year 1998 acquisition.

                                    HPR INC.
                           HISTORICAL EQUIVALENT DATA
                         USING THE EXCHANGE RATIO OF .6

                                                                                               AT AND FOR THE
                                                                                                THREE MONTHS
                                                                 AT AND FOR THE YEAR               ENDED
                                                                   ENDED JUNE 30,              SEPTEMBER 30,
                                                             ---------------------------      ----------------
                                                             1995       1996       1997       1996       1997
                                                             -----      -----      -----      -----      -----
Per Share Data:
  Book Value...........................................      $2.53      $3.10      $4.17      $3.30      $4.27
  Cash Dividends Declared..............................      $--        $--        $--        $--        $--
  Net Income...........................................      $ .72(1)   $ .48(2)   $ .73      $ .10      $ .10(3)

------------------------------

(1) Including the effect of the $5.8 million one-time gain, net of certain legal and other costs, on fiscal year 1995 settlement of litigation.

(2) Including the $.3 million nonrecurring charge related to fiscal year 1996 acquisition.

(3) Including the $.7 million nonrecurring charge related to fiscal year 1998 acquisition.

                 PRO FORMA COMBINED HBO & COMPANY AND HPR INC.
                         USING THE EXCHANGE RATIO OF .6

                                                                                               AT AND FOR THE
                                                                                                NINE MONTHS
                                                                 AT AND FOR THE YEAR               ENDED
                                                                 ENDED DECEMBER 31,            SEPTEMBER 30,
                                                             ---------------------------      ----------------
                                                             1994       1995       1996       1996       1997
                                                             -----      -----      -----      -----      -----
Per Share Data:
  Book Value...........................................      $1.14      $2.52      $3.19      $2.98      $4.08
  Cash Dividends.......................................      $ .04      $ .04      $ .04      $ .03      $ .04
  Net Income (Loss)....................................      $ .19(1)   $(.05)(2)  $ .40(3)   $ .31(4)   $ .55(5)

------------------------------

(1) Including the effect of the $7 million nonrecurring charge related to 1994 acquisitions.

(2) Including the effect of the $136 million nonrecurring charge related to 1995 acquisitions and excluding the dilutive effect of stock options.

(3) Including the effect of the $70 million nonrecurring charge related to 1996 acquisitions.

(4) Including the effect of the $35 million nonrecurring charge related to 1996 acquisitions.

(5) Including the effect of the $35 million nonrecurring charge related to 1997 acquisitions.

                                  RISK FACTORS

EXCHANGE RATIO

    Stockholders of HPR should consider that they will receive six-tenths (.6) of a share of HBOC Common Stock for each share of HPR Common Stock, regardless of the Market Value of the HBOC Common Stock. Although the HPR Board has the right to terminate the Merger Agreement if the Market Value is less than $35.00, it is not obligated to do so. Accordingly, if the Market Value of HBOC Common Stock is less than $35.00, the Merger proposal is approved by HPR stockholders and the HPR Board determines not to exercise its right to terminate the Merger Agreement, HPR stockholders could receive Merger Consideration that is less than the then current market value of their shares of HPR Common Stock. There can be no assurance that the Market Value will be equal to or greater than $35.00 or that the value of the fractional share of HBOC Common Stock to be issued in respect of a share of HPR Common Stock will equal or exceed the then current market value of the HPR Common Stock. See "Certain Market Information" below for historical stock price information concerning HBOC Common Stock and HPR Common Stock, and see "The Merger Proposal--Terms of the Merger."

INTERESTS OF CERTAIN HPR OFFICERS AND DIRECTORS IN THE MERGER

    Certain officers and the directors of HPR have interests in the Merger that differ from those of HPR stockholders generally. Such interests include severance payments, vesting of unvested and unexercisable stock options and continuing indemnification against certain liabilities. As a result, such officers and directors could be more likely to favor consummation of the Merger than stockholders generally. See "Interests of Certain Persons in Each of HBOC and HPR--Interests of Certain HPR Persons in Matters to be Acted Upon."

                           CERTAIN MARKET INFORMATION

HBOC

    HBOC Common Stock is traded on the Nasdaq NM under the symbol "HBOC." The table below presents the quarterly high and low closing sales prices and dividend information for HBOC Common Stock as furnished by Nasdaq for the periods indicated after restating for the 1997 two-for-one stock split effected in the form of stock dividend.

                                                                                         DIVIDENDS
                                                                                         DECLARED
YEAR ENDED DECEMBER 31:                                            HIGH        LOW       PER SHARE
---------------------------------------------------------------  ---------  ---------  -------------
1995
  First Quarter................................................  $   11.19  $    8.22    $     .01
  Second Quarter...............................................  $   13.88  $    9.88    $     .01
  Third Quarter................................................  $   16.13  $   12.91    $     .01
  Fourth Quarter...............................................  $   21.63  $   15.44    $     .01
1996
  First Quarter................................................  $   25.48  $   16.38    $     .01
  Second Quarter...............................................  $   35.38  $   23.88    $     .01
  Third Quarter................................................  $   35.00  $   25.25    $     .01
  Fourth Quarter...............................................  $   36.25  $   25.00    $     .01
1997
  First Quarter................................................  $   36.13  $   23.75    $     .01
  Second Quarter...............................................  $   36.06  $   21.25    $     .01
  Third Quarter................................................  $   42.25  $   34.25    $     .02
  Fourth Quarter (through       , 1997)........................  $          $            $     .02

    As of October 31, 1997, there were approximately 2,935 holders of record of shares of HBOC Common Stock.

HPR

    HPR Common Stock has traded on the Nasdaq NM since August 10, 1995, the date of HPR's initial public offering, under the symbol "HPRI." The following table sets forth the quarterly high and low sales prices for HPR Common Stock as furnished by Nasdaq for the periods indicated. HPR has never declared a cash dividend on the HPR Common Stock.

FISCAL YEAR ENDED JUNE 30:                                                     HIGH        LOW
---------------------------------------------------------------------------  ---------  ---------
1996
  First Quarter ended September 30, 1995...................................  $   13.25  $    9.06
  Second Quarter ended December 31, 1995...................................  $   18.13  $   11.25
  Third Quarter ended March 31, 1996.......................................  $   21.75  $   15.50
  Fourth Quarter ended June 30, 1996.......................................  $   25.63  $   18.25
1997
  First Quarter ended September 30, 1996...................................  $   22.00  $   13.50
  Second Quarter ended December 31, 1996...................................  $   16.25  $   11.50
  Third Quarter ended March 31, 1997.......................................  $   18.38  $   10.13
  Fourth Quarter ended June 30, 1997.......................................  $   18.75  $   10.75
1998
  First Quarter ended September 30, 1997...................................  $   23.00  $   14.88
  Second Quarter (through       , 1997)....................................  $          $

    As of October 31, 1997, there were approximately 73 holders of record of shares of HPR Common Stock.

    The following table sets forth the closing sales price for a share of each of the indicated stocks on September 26, 1997, the last trading day preceding the announcement of the proposed Merger, and the HPR equivalent share value.

                                                           CLOSING SALES
                                                             PRICE ON
                                                        SEPTEMBER 26, 1997
                                                        -------------------
HBOC..................................................       $   39.44
HPR--Historical.......................................       $   19.25
HPR--Equivalent.......................................       $   23.66

                                  THE MEETING

    This Proxy Statement/Prospectus and the accompanying Notice of Special Meeting and proxy card are being furnished to the stockholders of HPR in connection with the solicitation of proxies by the HPR Board for the Meeting to
be held on       , 1997 at the time and place and for the purpose set forth in the accompanying Notice of Special Meeting.

    Any HPR stockholder who has previously delivered a properly executed proxy may revoke such proxy at any time before its exercise. A proxy may be revoked either by (i) delivering to the Secretary of HPR prior to the Meeting either a written revocation of such proxy or a duly executed proxy bearing a later date or (ii) attending the Meeting and voting in person, regardless of whether a proxy has previously been given. All valid, unrevoked proxies will be voted as directed. In the absence of any contrary directions, proxies will be voted in favor of the proposal set forth in the Notice of Special Meeting and, with respect to such other matters as may properly come before the Meeting, in the discretion of the appointed proxy holders.

    Only holders of record of HPR Common Stock as of the close of business on
      , 1997, the Record Date, will be entitled to vote at the Meeting. At that
date, there were       shares of HPR Common Stock outstanding and entitled to
vote,       of which, or    %, were beneficially owned by directors and
executive officers of HPR and their affiliates. Stockholders of record on the Record Date are entitled to one vote for each share of HPR Common Stock held on all matters to be voted upon at the

Meeting. The presence at the Meeting, in person or by proxy, of the holders of at least a majority of the shares of HPR Common Stock issued and outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the Meeting. The proposed Merger Agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of HPR Common Stock in order to be approved. Abstentions will be counted in determining whether a quorum is present, will be considered present and entitled to vote and will thus have the effect of a negative vote. If a proxy is returned by a broker or other stockholder who does not have authority to vote, does not give authority to a proxy to vote, or withholds authority to vote as to any shares, such shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered for purposes of calculating the vote with respect to such matters.

    The cost of soliciting proxies in the form enclosed herewith will be borne entirely by HPR. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and employees of HPR, without additional remuneration, by personal interviews, telephone, facsimile or otherwise. HPR will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

                              THE MERGER PROPOSAL

BACKGROUND OF THE MERGER

    In early spring 1997, HPR's management began exploring the possibility of finding a strategic business partner for the purposes of accelerating HPR's growth, enhancing HPR's access to the provider market, broadening HPR's product offerings and obtaining access to greater capital resources. On April 4, 1997, HPR engaged BT Alex. Brown Incorporated ("BT Alex. Brown") to provide financial advisory services, to explore strategic alternatives, including a potential business combination, and to assist HPR in identifying and evaluating candidates for potential business combinations. On April 14, 1997, HPR also engaged The G.W. Carmany Co., Inc. ("Carmany") to consult with HPR management regarding the process involved in a major corporate transaction such as HPR was exploring. On May 26, 1997, HPR engaged Hambrecht & Quist LLC ("H&Q"), which had acted as lead underwriter in HPR's public offerings in 1995 and 1996, to act as a secondary financial advisor in connection with any potential business combination due to their knowledge of HPR's business and, in particular, to advise HPR, if so requested, about the adequacy of any consideration offered in connection with such business combination and to evaluate the fairness of any such proposal.

    From April through July 1997, BT Alex. Brown contacted fourteen potential business combination partners to assess their level of interest in a transaction with HPR. Of the fourteen parties contacted, five parties executed confidentiality agreements and requested and received confidential information about HPR. Of those parties who executed confidentiality agreements, two public companies, one in the health-care industry ("Company No. 1") and one which was a diversified company with a healthcare business ("Company No. 2"), indicated an interest in pursuing discussions with HPR regarding a potential combination. HBOC was not contacted during this time because HPR's management believed that HBOC would be in a position to respond with an offer more quickly than other parties, potentially precluding HPR from fully exploring the range of parties interested in a transaction.

    On June 6, 1997, Marcia J. Radosevich, HPR's Chairman, President and Chief Executive Officer, and Brian D. Cahill, HPR's Chief Operating Officer and Chief Financial Officer, met in Boston, Massachusetts with two members of the senior management of Company No. 1 to discuss their respective businesses with a view to a potential business combination.

    On June 23, 1997, Dr. Radosevich, Mr. Cahill and representatives of BT Alex. Brown met in Boston, Massachusetts with several members of senior management of Company No. 2 to discuss the potential strategic fit of HPR with Company No. 2. Following that meeting, there were several conference calls between the senior management of HPR and representatives of Company No. 2 to perform business and financial due diligence on HPR.

    On June 26, 1997, Dr. Radosevich, Mr. Cahill and a representative of BT Alex. Brown met with several members of the senior management, legal counsel and other representatives of Company No. 1, including Company No. 1's financial advisor, in Boston, Massachusetts, to conduct a due diligence review of HPR. The principal purpose of the meeting was for HPR's management to present information regarding HPR's products and financial condition. Concurrently, legal representatives of Company No. 1 conducted legal due diligence on HPR.

    On July 2, 1997, representatives of BT Alex. Brown met with representatives of Company No. 2 to discuss the financial implications of, and the rationale for, a potential transaction. On July 8, 1997, members of senior management and software professionals representing Company No. 2 met with representatives of HPR, including Dr. Radosevich, to perform further due diligence on HPR's products. On July 16, 1997, Dr. Radosevich and Mr. Cahill met with members of Company No. 2's senior management, including members of Company No. 2's acquisition team, to explore further the potential strategic fit and possible synergies resulting from a business combination. The parties agreed to engage in further discussions.

    On July 17, 1997, a special meeting of the HPR Board was held, which was also attended by a representative of Hill & Barlow, a Professional Corporation ("Hill & Barlow"), HPR's legal counsel, a representative of Carmany and representatives of BT Alex. Brown. During that meeting, representatives of BT Alex. Brown updated the HPR Board on the solicitation process, indicating which parties had or had not executed confidentiality agreements and that, of those parties contacted, only Company No. 1 and Company No. 2 had expressed interest in a transaction with HPR. Dr. Radosevich and Mr. Cahill described for the HPR Board their meetings with Company No. 1 and Company No. 2, and gave the HPR Board an assessment of the benefits and disadvantages of a business combination with each of the two companies. The HPR Board determined that since discussions with Company No. 1 and Company No. 2 had progressed sufficiently, it was appropriate to contact HBOC. The HPR Board directed BT Alex. Brown to contact HBOC to inquire as to HBOC's interest in a potential business combination with HPR and also directed HPR's management to pursue further discussions with each of Company No. 1 and Company No. 2. Additionally, on the basis of the presentation about Company No. 1, the HPR Board instructed Dr. Radosevich to arrange a meeting as soon as possible to conduct due diligence on Company No. 1's suitability as a business combination partner. Also at such meeting, a representative of Hill & Barlow reviewed the HPR Board's fiduciary duties in the context of its discussions with the various parties.

    On July 29, 1997, Dr. Radosevich, Mr. Cahill, Howard Cox, Jr., a member of the HPR Board, and representatives of BT Alex. Brown met with representatives of Company No. 1 to conduct a due diligence review of Company No. 1.

    On July 31, 1997, representatives of BT Alex. Brown contacted Charles W. McCall, President and Chief Executive Officer of HBOC, to inquire as to HBOC's interest in a possible business combination with HPR. Mr. McCall indicated that HBOC had a strong interest and requested information about HPR. Shortly thereafter, HBOC executed a confidentiality agreement.

    On August 18, 1997, Dr. Radosevich, Mr. Cahill and representatives of BT Alex. Brown met in Boston with Mr. McCall, Glenn N. Rosenkoetter, Senior Vice President--Strategic Business Units, John Nunnelly, Vice President, and Russell
D. Overton, Senior Vice President--Business Development, representing HBOC, to discuss the strategic fit between HPR and HBOC and the joint prospects of the two companies in the event of a potential business combination.

    On August 20, 1997, at the instruction of HPR's management, a representative of BT Alex. Brown sent a letter to Mr. McCall setting forth HPR's financial analysis of a possible business combination between HBOC and HPR, which analysis incorporated a price per share of HPR Common Stock of $25.00, or an implied exchange ratio of .66 of a share of HBOC Common Stock for each share of HPR Common Stock, at then current market prices.

    On August 26, 1997, a representative of BT Alex. Brown, at the request of HPR's management, telephoned Mr. McCall to discuss the letter of August 20, 1997. Mr. McCall stated that HBOC would be interested in a possible transaction at an exchange ratio of approximately .6 of a share of HBOC Common Stock for each share of HPR Common Stock.

    In late August, Company No. 2 informed representatives of BT Alex. Brown that it was unable to submit a proposal for a potential business combination with HPR.

    On September 3, 1997, representatives of Company No. 1 met with Mr. Cahill of HPR and representatives of BT Alex. Brown to conduct an in-depth review of HPR's business plan, including HPR's projections by product. Shortly thereafter, Company No. 1's financial advisor contacted a representative of BT Alex. Brown and indicated that, while Company No. 1 remained interested in pursuing a business combination with HPR, for internal reasons Company No. 1 would be unable to make an offer for HPR at that time.

    On September 5, 1997, Dr. Radosevich, Mr. Cox and representatives of BT Alex. Brown traveled to Atlanta to meet with Mr. McCall and Jay P. Gilbertson, Chief Financial Officer and Executive Vice President--Finance of HBOC, to discuss the business and financial condition of HBOC. At such meeting, a representative of BT Alex. Brown, at the instruction of HPR's management, spoke with Mr. Gilbertson and requested that HBOC increase HBOC's proposed exchange ratio of .6 of a share of HBOC Common Stock for each share of HPR Common Stock. Mr. Gilbertson informed the BT Alex. Brown representative that HBOC believed that the proposed exchange ratio of .6 was a fair offer.

    During the week of September 8, 1997, representatives of BT Alex. Brown, at the request of HPR's management, had several conversations with Mr. Gilbertson of HBOC regarding valuation, structure and timing of a potential transaction. In particular, the parties discussed the size of the break-up fee, the minimum market value of HBOC Common Stock at which HPR would be required to go forward with the transaction, and the nature of certain conditions precedent to closing, particularly with respect to any material adverse change in HPR's business after execution of the merger agreement. At the conclusion of the week, Dr. Radosevich and Mr. McCall agreed that the parties would proceed with a transaction on the basis of a preliminary understanding of an exchange ratio of .6 of a share of HBOC Common Stock per share of HPR Common Stock, subject to further due diligence and negotiation of a satisfactory agreement. On September 12, 1997, the parties commenced negotiation of the terms of the merger agreement.

    On September 15, employees of HBOC, and a representative from Jones, Day, Reavis & Pogue ("Jones Day"), legal counsel to HBOC, visited the offices of Hill & Barlow in Boston, Massachusetts, to conduct a due diligence review of HPR, which review continued until the close of business on September 17, 1997. In addition, on September 17, 1997, Jones Day circulated a draft of the merger agreement for consideration by HPR's management and legal and financial advisors.

    On the afternoon of September 17, 1997, a special meeting of the HPR Board was held, which also was attended by representatives of Hill & Barlow and BT Alex. Brown. Representatives of BT Alex. Brown reviewed with the HPR Board the financial terms of the HBOC offer. A representative of Hill & Barlow presented the HPR Board with a report on potential issues raised by the draft of the merger agreement received earlier in the day and furnished to the members of the HPR Board at the beginning of the meeting, which issues included certain closing conditions, reasons for termination of the agreement, circumstances under which the break-up fee should be paid by HPR, treatment of employees' benefits under existing plans and disclosure of highly sensitive HPR information, such as information concerning customer contracts, prior to the closing of the proposed merger. While the meeting was taking place, Mr. Cahill and Mr. Gilbertson were discussing these issues at the offices of Hill & Barlow. Toward the end of the HPR Board meeting, Mr. Cahill arrived and gave a report on the progress of those negotiations. A discussion among the HPR Board members then ensued regarding these matters. The HPR Board instructed HPR's management to proceed with negotiation of the merger agreement.

    During the period from September 18, 1997 to September 27, 1997, HBOC continued its due diligence review of materials provided by HPR and representatives of HBOC and HPR continued to negotiate key business points and the terms of the merger agreement, including HBOC's obligation to proceed with the transaction if HPR's business were impacted as a result of announcement of the merger, the ability of either party to terminate the agreement if the merger was not consummated early in the first quarter of calendar year 1998, the circumstances under which the break-up fee would be paid and the amount of the break-up fee, representations with respect to highly sensitive HPR customer information and inclusion of HPR employees in the HBOC 401(k) Plan.

    On September 27, 1997, a special meeting of the HPR Board was held which also was attended by representatives of Hill & Barlow, representatives from BT Alex. Brown, a representative from Shearman & Sterling, special counsel to HPR, and Mr. Cahill. All members of the HPR Board except Dr. Egdahl were present at the meeting. A representative of Hill & Barlow reviewed the HPR Board's fiduciary duties in the context of the proposed transaction and presented the HPR Board with a report on the resolution of outstanding issues, including the circumstances under which the parties could terminate the agreement. (The HPR Board previously had been furnished with a full copy of the most current draft of the merger agreement, together with a summary of significant terms of the merger agreement.) The Shearman & Sterling representative presented the HPR Board with a report on certain regulatory issues affecting the proposed merger. BT Alex. Brown reviewed with the HPR Board the financial analyses performed by BT Alex. Brown in connection with the proposed merger and rendered to the HPR Board its oral opinion (which opinion was confirmed by delivery of a written opinion dated September 27, 1997) to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to the holders of HPR Common Stock. A discussion among the HPR Board members present at the meeting then ensued regarding these matters. After further deliberation, the HPR Board members present unanimously approved the Merger Agreement with HBOC and authorized HPR's management to execute the Merger Agreement. Later on September 27, 1997, each company executed and delivered the Merger Agreement. The execution of the Merger Agreement was announced on the morning of Monday, September 29, 1997 by issuance of a press release.

    Over the course of the negotiations with Company No. 1, Company No. 2 and HBOC, representatives of HPR consulted with representatives of Carmany with respect to the discussions with such parties and, in the case of HBOC, the terms and conditions of the Merger Agreement. HPR did not seek the advice of H&Q in connection with its discussions with any of Company No. 1, Company No. 2 or HBOC.

REASONS OF HPR FOR ENGAGING IN THE MERGER; RECOMMENDATION OF THE HPR BOARD

    The HPR Board has approved the proposed Merger by unanimous vote of the directors present at the meeting and believes the Merger is in the best interests of HPR and its stockholders. In reaching their decision, the HPR Board considered, with the assistance of management and its legal and financial advisors, the following factors:

        i. The Merger offers HPR stockholders an opportunity to receive shares in a significantly larger company with strong historical performance, capital resources significantly greater than HPR's and demonstrated ability to successfully implement a growth strategy that has resulted in historical profitability and growth while affording HPR stockholders the opportunity to continue to participate in the long-term growth and appreciation of HPR's business through an ownership interest in HBOC;

        ii. The Merger provides HPR stockholders with HBOC Common Stock in a tax-free exchange at a substantial premium over the market price of their shares of HPR Common Stock prior to the announcement of the Merger Agreement. In addition, the Merger Agreement provides potential protection to the HPR stockholders by providing the HPR Board the right to terminate the transaction if the Market Value of HBOC Common Stock falls below $35.00. The Merger Agreement also permits the HPR Board to terminate the Merger Agreement (subject to the payment of a termination fee of $10,000,000 plus expenses) if the HPR Board determines that termination of the Merger Agreement would be in the best interests of HPR's stockholders and is required in the exercise of its fiduciary duties to the stockholders of HPR in the context of a competing offer;

        iii. Potential operating synergies and cost savings of the combined enterprise, including possible synergies and cost savings with respect to
    (a) the consolidation of administrative and support functions, (b) the combination of sales forces and research and development capabilities and
    (c) the elimination of public reporting obligations and attendant costs of HPR;

        iv. The capital structure, customer profile, product portfolio and integration strategy of HBOC, as well as other information on the management, business operations and prospects of HBOC and HPR and the relative likelihood of achieving those prospects on both a combined and separate basis;

        v. The financial presentation and opinion dated September 27, 1997 of BT Alex. Brown to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to the holders of HPR Common Stock;

        vi. That the Merger is expected to be accounted for as a "pooling of interests" and is not subject to approval by HBOC stockholders; and

        vii. Publicly available information concerning the financial performance, condition, prospects and operations of each of HPR and HBOC.

    The HPR Board also considered the following potentially negative factors in its deliberations concerning the Merger:

        i. The possibility that certain of the operating synergies and cost savings sought to be achieved as a result of the Merger might not be achieved;

        ii. The high price to earnings ratio of HBOC Common Stock and the possibility of a decrease in the market value of the HBOC Common Stock after the Merger; and

        iii. The risk that the Merger could be delayed due to regulatory requirements.

    The foregoing discussion of information and factors considered by the HPR Board is not intended to be exhaustive but is intended to include the material factors considered. In light of the wide variety of factors considered, the HPR Board did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered, and individual directors may have given differing weights to different factors.

    After taking into consideration all of the factors set forth above, the HPR Board approved the Merger by unanimous vote of the directors present at the meeting and determined that the Merger is fair to, and in the best interests of, HPR and its stockholders and has unanimously determined that HPR should proceed with the Merger at this time. ACCORDINGLY, THE HPR BOARD UNANIMOUSLY RECOMMENDS THAT HPR STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR TO HPR

    HPR engaged BT Alex. Brown to act as its financial advisor in connection with the Merger. On September 27, 1997, at a meeting of the HPR Board held to evaluate the proposed Merger, BT Alex. Brown rendered to the HPR Board an oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated September 27, 1997) to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of HPR Common Stock. No limitations were imposed by the HPR Board upon BT

Alex. Brown with respect to the investigations made or the procedures followed by it in rendering its opinion.

    The full text of the written opinion of BT Alex. Brown dated September 27, 1997, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix B to this Proxy Statement/Prospectus and is incorporated herein by reference. BT ALEX. BROWN'S OPINION IS DIRECTED TO THE HPR BOARD, ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE MEETING. The summary of the opinion of BT Alex. Brown in this Proxy Statement/ Prospectus is qualified in its entirety by reference to the full text of such opinion.

    In connection with its opinion, BT Alex. Brown reviewed certain publicly available financial information and other information concerning HPR and HBOC and certain internal analyses and other information furnished to BT Alex. Brown by HPR and HBOC. BT Alex. Brown also held discussions with members of the senior managements of HPR and HBOC regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, BT Alex. Brown (i) reviewed the reported prices and trading activity for HPR Common Stock and HBOC Common Stock, (ii) compared certain financial and stock market information for HPR and HBOC with similar information for certain publicly traded companies, (iii) reviewed the financial terms of certain recent business combinations which BT Alex. Brown deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement, and (v) performed such other studies and analyses and considered such other factors as BT Alex. Brown deemed appropriate.

    As described in its opinion, BT Alex. Brown assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by or discussed with BT Alex. Brown for purposes of its opinion. With respect to the information relating to the prospects of HPR and HBOC, BT Alex. Brown assumed that such information reflected the best currently available judgments and estimates of the managements of HPR and HBOC as to the likely future financial performances of their respective companies and of the combined company. BT Alex. Brown also assumed that the Merger would qualify for pooling-of-interests accounting treatment and as a tax-free transaction for the holders of HPR Common Stock. BT Alex. Brown did not make nor was it provided with an independent evaluation or appraisal of the assets or liabilities of HPR or HBOC. BT Alex. Brown's opinion was based on market, economic and other conditions as they existed and could be evaluated as of the date of its opinion. Although BT Alex. Brown evaluated the Exchange Ratio from a financial point of view, the type and amount of consideration payable in the Merger was determined through negotiation between HPR and HBOC. BT Alex. Brown's opinion does not constitute an opinion as to the price at which the HBOC Common Stock will actually trade at any time.

    The following is a summary of the material analyses and factors considered by BT Alex. Brown in connection with its opinion to the HPR Board of Directors dated September 27, 1997:

    ANALYSIS OF SELECTED PUBLIC COMPANIES. BT Alex. Brown compared certain financial and stock market information for HPR and HBOC with similar information for the following selected publicly held companies in the healthcare industry:
(i) in the case of HPR: Access Health, Inc.; HBOC; HCIA, Inc.; IDX Systems Corporation; Shared Medical Systems Corporation; SunQuest Information Systems, Inc.; and Transition Systems, Inc. (the "HPR Selected Companies") and (ii) in the case of HBOC: the HPR Selected Companies (other than HBOC) and HPR (the "HBOC Selected Companies" and, together with the HPR Selected Companies, the "Selected Companies"). BT Alex. Brown calculated market values relative to each company's net income for the latest twelve months and calendar years 1997 and 1998, and adjusted market values (equity market value, plus debt, less cash and equivalents) relative to each company's latest twelve months revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA"), and earnings before interest and taxes ("EBIT"). All multiples were based on closing stock prices on September 26, 1997. Net income estimates for HPR, HBOC and the Selected Companies were based on analysts' estimates as reported by I/B/E/S, a market research database. This analysis indicated multiples for the HPR Selected Companies of latest twelve months net income and estimated calendar 1997 and 1998 net income of 26.2x to 53.6x (with a mean of 40.8x), 22.7x to 44.8x (with a mean of 33.2x) and 17.8x to 33.1x (with a mean of 25.4x), respectively, and latest twelve months revenues, EBITDA and EBIT of 1.7x to 8.1x (with a mean of 4.6x), 6.5x to 26.1x (with a mean of 17.0x) and 15.9x to 32.4x (with a mean of 23.7x), respectively. This analysis indicated multiples for the HBOC Selected Companies of latest twelve months net income and estimated calendar 1997 and 1998 net income of 26.2x to 50.8x (with a mean of 39.6x), 22.7x to 38.1x (with a mean of 32.1x) and 17.8x to 29.3x (with a mean of 24.7x), respectively, and latest twelve months revenues, EBITDA and EBIT of 1.7x to 8.1x (with a mean of 4.6x), 6.5x to 25.3x (with a mean of 16.7x) and 15.9x to 32.4x (with a mean of 23.0x), respectively. These multiples compare with multiples of latest twelve months and estimated calendar 1997 and 1998 net income and latest twelve months revenues, EBITDA and EBIT for HPR of 45.0x, 38.1x, 29.3x, 7.4x, 23.8x and 27.0x, respectively, and multiples of latest twelve months and estimated calendar 1997 and 1998 net income and latest twelve months revenues, EBITDA and EBIT for HBOC of 53.6x, 44.8x, 33.1x, 7.8x, 26.1x and 32.2x, respectively. Based on the closing stock price of HBOC Common Stock on September 26, 1997, the Exchange Ratio equated to implied multiples for HPR of latest twelve months net income and estimated calendar 1997 and 1998 net income of 56.0x (based on latest twelve months net income), 46.9x (based on calendar year 1997 net income estimates as reported by I/B/E/S), 47.3x (based on calendar year 1997 net income estimates of HPR management), 41.1x (based on fiscal year 1998 net income estimates of HPR management), 36.0x (based on calendar year 1998 net income estimates as reported by I/B/E/S) and 35.9x (based on calendar year 1998 net income estimates of HPR management), respectively, and latest twelve months revenues, EBITDA and EBIT of 9.4x, 30.1x and 34.3x, respectively.

    ANALYSIS OF SELECTED MERGER AND ACQUISITION TRANSACTIONS. BT Alex. Brown reviewed the purchase price and implied transaction multiples paid in the following selected merger and acquisition transactions in the healthcare information technology industry, consisting of (acquiror/target): Misys Corp./Medic Computer Systems, Inc.; IDX Systems Corporation/PHAMIS, Inc.; HBOC/Enterprise Systems, Inc.; HBOC/AMISYS Managed Care Systems, Inc.; HBOC/GMIS, Inc.; Medaphis Corporation/Health Data Sciences Corp.; HBOC/CyCare Systems, Inc.; Warburg, Pincus Ventures, L.P./Transition Systems, Inc.; Medaphis Corporation/Healthcare Recoveries, Inc.; HBOC/CliniCom Incorporated; HBOC/Health Systems Group (FDC); Medaphis Corporation/Atwork Corporation; Health Management Systems, Inc./ Health Care Microsystems, Inc.; Medaphis Corporation/AdvaCare, Inc.; HBOC/Serving Software, Inc.; and HBOC/IBAX Healthcare Systems (collectively, the "Selected Merger and Acquisition Transactions"). All multiples were based on publicly available information at the time of announcement of such transaction. This analysis indicated multiples for the Selected Merger and Acquisition Transactions of latest twelve months and one-year forward net income and latest twelve months revenues, EBITDA and EBIT of 21.9x to 92.9x (with a mean of 46.8x), 28.4x to 46.2x (with a mean of 34.6x), 0.8x to 11.4x (with a mean of 4.3x), 6.3x to 40.8x (with a mean of 19.8x), and 9.1x to 60.3x (with a mean of 27.6x), respectively. Based on the closing stock price of HBOC Common Stock on September 26, 1997, the Exchange Ratio equated to implied multiples for HPR of latest twelve months net income and one-year forward net income of 56.0x (based on latest twelve months net income), 41.1x (based on fiscal year 1998 net income estimates of HPR management), 36.0x (based on calendar year 1998 net income estimates as reported by I/B/E/S) and 35.9x (based on calendar year 1998 net income estimates of HPR management), respectively, and latest twelve months revenues, EBITDA and EBIT of 9.4x, 30.1x and 34.3x, respectively. BT Alex. Brown also compared the premiums paid in the Selected Merger and Acquisition Transactions with the premiums payable in the Merger. The premiums paid in the Selected Merger and Acquisition Transactions, based on the target company's closing stock price 30-days prior, and one-day prior, to public announcement of such transactions were 2.2% to 110.0% (with a mean of 45.0% and a median of 35.6%) and 3.7% to 56.5% (with a mean of 24.3% and a median of 15.8%), respectively, as compared to the premiums payable in the Merger based on the closing stock price of HPR Common Stock 30-days prior, and one-day prior, to public announcement of the Merger of 30.1% and 22.9%, respectively.

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
    DISCOUNTED CASH FLOW ANALYSIS. BT Alex. Brown performed a discounted cash flow analysis of HPR and HBOC to estimate the present value of the stand-alone, unlevered, after-tax free cash flows that HPR and HBOC could generate over the years 1998 through 2002 based, in the case of HPR, on internal estimates of the management of HPR and, in the case of HBOC, on discussions with the management of HBOC. The stand-alone discounted cash flow analysis of HPR and HBOC was determined by (i) adding (x) the present value at June 30, 1997 of projected free cash flows over the five-year period 1998 through 2002 and (y) the present value at June 30, 1997 of the estimated terminal values of HPR and HBOC in year 2002 and (ii) subtracting the current net debt of HPR and HBOC at June 30, 1997. The range of estimated terminal values for HPR and HBOC at the end of the five-year period was calculated by applying terminal value multiples ranging from 14.0x to 18.0x to the projected 2002 EBITDA of HPR and HBOC, representing the estimated values of HPR and HBOC beyond the year 2002. The cash flows and terminal values of HPR and HBOC were discounted to present value using discount rates ranging from 16% to 20% in the case of HPR and 14% to 18% in the case HBOC. This analysis yielded equity reference ranges for HPR Common Stock and HBOC Common Stock of approximately $18.53 to $26.00 per share and approximately $34.15 to $60.28 per share, respectively.

    PREMIUMS PAID ANALYSIS. BT Alex. Brown reviewed the range of premiums paid in 68 change of control transactions with transaction values of $300 million to $500 million involving non-finance companies. These transactions indicated a range of premiums, based on the target company's stock price 30-days prior, and one-day prior, to public announcement of the transactions of (14.9)% to 176.4% (with a mean of 44.6% and a median of 45.1%) and (16.1%) to 176.4% (with a mean of 34.8% and a median of 31.0%), respectively. BT Alex. Brown also reviewed the range of premiums paid in 16 change of control transactions with transaction values of $300 million to $500 million involving healthcare companies. These transactions indicated a range of premiums, based on the target company's stock price 30-days prior, and one-day prior, to public announcement of the transaction of (1.1%) to 176.4% (with a mean of 43.6% and a median of 26.3%) and (16.1%) to 176.4% (with a mean of 31.0% and a median of 15.1%), respectively. The premiums payable in the Merger based on the closing stock price of HPR Common Stock 30-days prior, and one-day prior, to public announcement of the Merger were 30.1% and 22.9%, respectively.

    HISTORICAL EXCHANGE RATIO ANALYSIS. BT Alex. Brown reviewed the historical trading volumes and market prices for HPR Common Stock and HBOC Common Stock and the implied historical exchange ratio of HPR Common Stock and HBOC Common Stock (the closing price of HPR Common Stock divided by the closing price of HBOC Common Stock) based on such market prices as of the 90 trading days, 30 trading days and 15 trading days prior to, and as of, September 26, 1997. This analysis indicated average exchange ratios for HPR Common Stock and HBOC Common Stock as of the 90 trading days, 30 trading days and 15 trading days prior to, and as of, September 26, 1997 of approximately 0.48, 0.47, 0.46 and 0.49, respectively, as compared to the Exchange Ratio of 0.60.

    CONTRIBUTION ANALYSIS. BT Alex. Brown analyzed the relative contributions of HPR and HBOC to the estimated revenues, EBITDA, EBIT and net income of the pro forma combined company for the latest twelve months ended June 30, 1997 and to the estimated net income of the pro forma combined company for calendar years 1997 and 1998 based, in the case of HPR, on internal estimates of the management of HPR and, in the case of HBOC, on analysts' estimates as reported by I/B/E/S, and compared such contributions to the pro forma ownership of the holders of HPR Common Stock in the pro forma combined company. This analysis indicated that (i) for the latest twelve months ended June 30, 1997, HPR would have contributed approximately 3.7% of the revenues, 3.9% of EBITDA, 4.3% of EBIT and 4.4% of the net income of the pro forma combined company, (ii) in calendar year 1997, HPR would contribute approximately 4.2% of the net income of the pro forma combined company and (iii) in calendar year 1998, HPR would contribute approximately 4.2% (based on net income estimates of HPR management), 3.8% (based on net income estimates of HPR management with respect to HPR and I/B/E/S/ estimates, with a positive 10% variance with respect to HBOC) and 3.7% (based on net income estimates of HPR management with respect to HPR and I/B/E/S, estimates with a positive 15% variance with respect to

HBOC) of the net income of the pro forma combined company. Based on the Exchange Ratio, current holders of HPR Common Stock would own approximately 4.6% of the pro forma combined company upon consummation of the Merger.

    ACCRETION/DILUTION ANALYSIS. BT Alex. Brown analyzed the pro forma effect of the Merger on the earnings per share ("EPS") of HBOC in calendar year 1998 based, in the case of HPR, on EPS estimates of the management of HPR and, in the case of HBOC, on EPS estimates as reported by I/B/E/S, both before and after giving effect to certain cost savings and other potential synergies anticipated by the managements of HPR and HBOC to result from the Merger (excluding non-recurring costs resulting from the Merger). This analysis indicated that the Merger could be dilutive to HBOC's EPS by approximately 0.4% in calendar year 1998 without giving effect to certain costs savings and other potential synergies anticipated by the managements of HPR and HBOC to result from the Merger and accretive to HBOC's EPS by approximately 0.1% to 3.6% in calendar year 1998 assuming certain levels of cost savings and other potential synergies were achieved (excluding non-recurring costs resulting from the Merger). The actual operating or financial results achieved by the pro forma combined company may vary from projected results and variations may be material as a result of business and market risks, the timing and amount of synergies, the costs associated with achieving such synergies and other factors.

    HISTORICAL AND PRO FORMA COMPARISON. In connection with its opinion, BT Alex. Brown also reviewed and considered, among other things: (i) historical and pro forma financial information for HPR and HBOC; (ii) historical trading volumes and market prices for HPR Common Stock and HBOC Common Stock, and movements in HPR Common Stock and HBOC Common Stock relative to the S&P 500 Index and the common stock of the Selected Companies; (iii) analysts' reports, including growth rate estimates, with respect to HPR and HBOC; and (iv) the ownership profiles of HPR and HBOC.

    The summary set forth above does not purport to be a complete description of the opinion of BT Alex. Brown to the HPR Board or the financial analyses performed and factors considered by BT Alex. Brown in connection with its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. BT Alex. Brown believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting portions of the above summary, without considering all factors and analyses, could create a misleading or incomplete view of the processes underlying such analyses and opinion. In performing its analyses, BT Alex. Brown made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of HPR and HBOC. No company, transaction or business used in such analyses as a comparison is identical to HPR, HBOC, or the proposed Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. BT Alex. Brown's opinion and financial analyses were only one of many factors considered by the HPR Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the HPR Board or HPR's management with respect to the Exchange Ratio or the Merger.

    BT Alex. Brown is a nationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. HPR selected BT Alex. Brown to serve as its financial advisor based on BT Alex. Brown's reputation, expertise and familiarity with HPR, HBOC and their respective businesses. In the past, BT Alex. Brown has provided various financing services for HBOC and various financing and financial advisory services for HPR, for which services BT Alex. Brown has received customary fees. BT Alex. Brown maintains a market in HPR Common Stock and HBOC Common Stock and regularly publishes research reports regarding the healthcare industry and the businesses and securities of publicly owned companies in that industry, including HPR and HBOC. In the ordinary course of business, BT Alex. Brown may actively trade the securities of both HPR and HBOC for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in securities of HPR and HBOC.

    Pursuant to the terms of BT Alex. Brown's engagement, HPR has agreed to pay BT Alex. Brown upon consummation of the Merger an aggregate financial advisory fee equal to 0.875% (less up to $500,000 payable to H&Q as secondary financial advisor to HPR) of the aggregate consideration payable in the Merger. In addition, HPR has agreed to reimburse BT Alex. Brown for its reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, and to indemnify BT Alex. Brown and certain related parties against certain liabilities, including certain liabilities under the federal securities laws, relating to, or arising out of, its engagement.

REASONS OF HBOC FOR ENGAGING IN THE MERGER

    The HBOC Board believes that the acquisition of HPR will expand HBOC's enterprisewide suite of information systems by adding HPR's additional decision support capabilities, primarily for the payer market, as well as for provider customers who have assumed risk for their patient populations.

TERMS OF THE MERGER

    The following summary of the terms and conditions of the Merger Agreement is qualified in its entirety by reference to the full terms of the Merger Agreement, which is attached hereto as Appendix A and is hereby incorporated by reference herein.

    EFFECTIVE TIME. The Merger will become effective when both (i) the Merger Agreement is adopted and approved by the stockholders of HPR in accordance with the applicable provisions of the DGCL and (ii) the Certificate of Merger is filed with the Secretary of State of Delaware.

    GENERAL EFFECTS OF THE MERGER. At the Effective Time, HPR will be merged with and into HBOC-GA, which will be the surviving corporation.

    CONVERSION OF SHARES. Each share of HPR Common Stock issued and outstanding immediately prior to the Effective Time, will, at the Effective Time, be converted into the right to receive six-tenths (.6) of a share of HBOC Common Stock (the "Exchange Ratio"), less the amount of any fractional share, which will be paid in cash; provided however, if the Market Value of the HBOC Common Stock is less than $35.00, the HPR Board shall have the right (but shall not be obligated) to terminate the Merger Agreement. The shares of HBOC Common Stock and any cash in lieu of fractions thereof receivable by each HPR stockholder in the Merger are referred to herein as the "Merger Consideration."

    FRACTIONAL SHARES. No certificates or scrip representing fractional shares of HBOC Common Stock shall be issued pursuant to the Merger, but in lieu thereof, any holder of HPR Common Stock shall be entitled to receive a cash payment therefor, without interest, at a pro rata amount based on the Market Value.

    STOCK PLANS. Options to purchase shares of HPR Common Stock outstanding at the Effective Time of the Merger will be assumed by HBOC and, as a result of such assumption of options to purchase HPR Common Stock, the optionee will have the right to purchase the number of shares (rounded down to the nearest whole share) of HBOC Common Stock into which the number of shares of HPR Common Stock the optionee was entitled to purchase under the existing option would have been converted pursuant to the terms of the Merger. The aggregate price for the total number of shares of HBOC Common Stock issuable pursuant to an option will be the aggregate price at which the option was exercisable for the total number of shares of HPR Common Stock issuable thereunder, reduced (as necessary for rounding down) to that price that will buy the number of whole shares of HBOC Common Stock issuable thereunder and the purchase price per share of HBOC Common Stock shall be such aggregate price divided by the total number of shares of HBOC Common Stock issuable thereunder. No other terms of the options assumed by HBOC will be modified pursuant to the terms of the Merger Agreement. However, in accordance with severance plans adopted by HPR, certain unvested options will become vested. See "Interests of Certain Persons in Each of HBOC and HPR--Interests of Certain HPR Persons in Matters to be Acted Upon."

    EXCHANGE OF CERTIFICATES. HBOC has designated SunTrust Bank, Atlanta as Exchange Agent in connection with the Merger. At the Effective Time, HBOC shall provide the Exchange Agent with a sufficient number of shares of HBOC Common Stock and cash to deliver the Merger Consideration to each holder of shares of HPR Common Stock converted by reason of the Merger. Promptly after the Effective Time, the Exchange Agent will mail to each record holder (as of the Effective
Time) of an outstanding certificate or certificates that immediately prior to the Effective Time represented outstanding shares of HPR Common Stock (the "Certificates"), a letter of transmittal and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect of the shares of HPR Common Stock represented thereby.

    Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal properly completed and duly executed and any other required documents, the holder of such Certificate shall be entitled to receive the Merger Consideration, and such Certificate shall forthwith be cancelled. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of HBOC-GA that such tax has been paid or is not applicable. Until surrendered, each Certificate shall represent for all purposes only the right to receive the Merger Consideration, without any interest on the value thereof.

    Notwithstanding the foregoing, neither HBOC nor HBOC-GA shall be liable to any holder of Certificates formerly representing shares of HPR Common Stock for any property properly delivered or amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    PAYMENT OF DIVIDENDS. No cash or stock dividend payable, no certificate representing split shares deliverable and no other distribution payable or deliverable to holders of record of HBOC Common Stock at any time subsequent to the Effective Time shall be paid or delivered to the holder of any Certificate unless and until such Certificate is surrendered to the Exchange Agent. However, subject to any applicable escheat laws, upon such surrender, there shall be paid or delivered to the holder of record of the certificate or certificates for HBOC Common Stock issued and exchanged therefor, the certificates for shares and/or other property resulting from any such dividends, splits, or other distributions, as the case may be, that shall have theretofore become payable or deliverable with respect to HBOC Common Stock subsequent to the Effective Time, without interest thereon.

    LIMITATIONS ON TRANSFERABILITY OF HBOC COMMON STOCK. Shares of HBOC Common Stock received by certain persons deemed to be "affiliates" of HPR for purposes of Rule 145 under the Securities Act will be subject to the restrictions imposed by such rule. In accordance with Rule 145, an affiliate of HPR receiving HBOC Common Stock issued in the Merger may not sell such shares except pursuant to the volume and manner of sale limitations and other requirements specified therein or pursuant to an effective registration statement under the Securities Act. It is a condition to the obligation of HBOC to consummate the Merger that HBOC shall have received from each affiliate of HPR a letter agreement confirming that such person will not sell or otherwise dispose of the shares of HBOC Common Stock received by such person as a result of the Merger other than in compliance with Rule 145 or pursuant to an effective registration statement or pursuant to any other available exemption from the registration requirements of the Securities Act. In general, directors, officers and substantial beneficial owners of a corporation's securities may be deemed to be "affiliates" of a corporation. In addition, HPR affiliates are subject to certain restrictions on transfer of both HPR Common Stock and HBOC Common Stock during certain periods prior to and following the Effective Time of the Merger to support pooling of interests accounting treatment of the transaction.

    CONDITIONS; WAIVER. The obligations of HBOC and HBOC-GA, on the one hand, and of HPR, on the other hand, to consummate the Merger are contingent upon and subject to the satisfaction or waiver of the following conditions: (i) the absence of certain legal or regulatory proceedings with respect to the Merger;
(ii) the expiration or termination of the waiting period under the HSR Act;
(iii) the approval of the Merger and the Merger Agreement and any related matters by holders of the requisite number of shares of HPR Common Stock; (iv) the Registration Statement shall have been declared effective by the Commission and no stop order shall have been issued with respect thereto and shares of HBOC Common Stock being issued in the Merger shall have been registered or shall be exempt from registration under all applicable blue sky laws; (v) the HBOC Common Stock issuable in the Merger shall have been listed or approved for listing upon notice of issuance by the Nasdaq NM; and (vi) the receipt by the HPR Board of a fairness opinion of BT Alex. Brown dated as of the date of this Proxy Statement/Prospectus.

    The obligations of HBOC and HBOC-GA to consummate the Merger are contingent upon and subject to the satisfaction or waiver of the following additional conditions: (i) the representations and warranties of HPR shall remain true and correct at and as of the Closing Date, other than breaches of such representations which do not individually or in the aggregate constitute a material adverse effect on the businesses, assets, financial condition or results of operations (a "Material Adverse Effect") of HPR taken as a whole;
(ii) the performance of all covenants, agreements and conditions by HPR as provided in the Merger Agreement; (iii) there shall have been no change in the business, properties, rights or operations of HPR or its subsidiaries, which individually or in the aggregate constitute a Material Adverse Effect on HPR;
(iv) receipt of a certificate of the Chief Executive Officer of HPR regarding satisfaction of certain conditions, including those listed in (i) through (iii) above; (v) receipt of certain legal opinions, including an opinion of Jones Day, counsel to HBOC, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code; (vi) receipt of letters from affiliates of HPR regarding compliance with Rule 145 and certain pooling of interests requirements; (vii) delivery of certain additional certificates and documents by HPR, including consents of certain third parties; (viii) receipt of letters from Coopers & Lybrand L.L.P. and Arthur Andersen LLP, in their capacities as independent public accountants for HPR and HBOC, respectively, regarding the appropriateness of accounting for the Merger as a pooling of interests; (ix) receipt of letters from Coopers & Lybrand L.L.P., HPR's independent public accountants, regarding certain information about HPR included in the Registration Statement; (x) receipt of a non-competition agreement from Dr. Radosevich; and (xi) the absence of any fees or expenses payable to any investment banking firm or similar entity that will be incurred by HPR in connection with the Merger, except fees and expenses of BT Alex. Brown, H&Q and Carmany, not to exceed the limitations set forth in the Merger Agreement.

    The obligation of HPR to consummate the Merger is contingent upon, and subject to the satisfaction or waiver of, the following additional conditions:
(i) the representations and warranties of HBOC and HBOC-GA shall remain true and correct at and as of the Closing Date other than breaches of such representations which do not individually or in the aggregate constitute a Material Adverse Effect on HBOC and HBOC-GA, taken as a whole; (ii) the performance of all covenants, agreements and conditions by HBOC and HBOC-GA as provided in the Merger Agreement; (iii) receipt of a certificate of the President of each of HBOC and HBOC-GA regarding the matters in (i) and (ii) above; and (iv) receipt of certain legal opinions, including an opinion from Hill & Barlow, counsel to HPR, to the effect that the Merger will qualify as a reorganization pursuant to
Section 368(a) of the Code.

    HART-SCOTT-RODINO. The Merger is subject to the requirements of the HSR Act, which provides that certain transactions (including the Merger) may not be consummated until certain information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. HBOC and HPR filed the required information with the Antitrust Division and the FTC on October 7, 1997 and the waiting period expired on November 6, 1997. Satisfaction of the waiting period requirement does not preclude the Antitrust Division, the FTC or any other party from challenging or seeking to delay or enjoin the Merger on antitrust or other grounds.

    NO SOLICITATION. HPR has agreed that prior to the Effective Time of the Merger or earlier termination of the Merger Agreement, HPR shall not, and shall not permit any of its subsidiaries to, and HPR and its subsidiaries shall not authorize or permit any officer, director, employee or representative of HPR or its subsidiaries to, solicit, initiate, encourage (including by way of furnishing information), endorse or enter into any agreement with respect to, or take any other action to facilitate, any inquiries or the making of any proposal or offer for any tender or exchange offer, proposal for a merger, share exchange or other business combination involving HPR or any of its subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in HPR or any of its subsidiaries or a substantial portion of the assets of HPR or any of its subsidiaries with any person or entity; provided, however, that the HPR Board may furnish information to or enter into discussions or negotiations with any unsolicited person or entity if, and only to the extent that, the HPR Board determines in good faith, after receiving written advice of its outside counsel, that such action would be required under applicable law in the exercise of its fiduciary duties. HPR has agreed to notify HBOC-GA immediately of its receipt of any such proposals or any such inquiries or discussions with respect thereto.

    TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger by: (i) mutual written consent of the HBOC Board and the HPR Board, notwithstanding the prior approval of the HPR stockholders; (ii) the HBOC Board, in the event of material condemnation, destruction, loss or damage to the business of HPR and its subsidiaries, taken as a whole; (iii) the HBOC-GA Board or the HPR Board, after January 31, 1998, if any of the conditions to such party's consummation of the Merger have not been fulfilled or waived, subject to extension in certain circumstances, unless fulfillment has been frustrated or made impossible by the party seeking termination; (iv) the HPR Board, if, in the good faith exercise of its fiduciary duties to the stockholders of HPR in the context of a proposal to acquire HPR by another party, the HPR Board decides that such termination is required; (v) the HPR Board (at its option), if the Market Value of HBOC Common Stock is less than $35.00; and (vi) by the HBOC Board or the HPR Board if either reasonably estimates that the aggregate external cost to HBOC or HPR, respectively, of regulatory compliance after the initial filing under the HSR Act will exceed specified limitations.

    If the Merger Agreement is terminated by HPR in accordance with (iv) above, HPR will be obligated to pay to HBOC-GA a fee in the amount of $10,000,000, plus all reasonable costs and expenses of HBOC and HBOC-GA incurred in connection with the negotiation and performance of the Merger Agreement.

ACCOUNTING TREATMENT

    It is a condition to the consummation of the Merger that HBOC shall have received letters, dated as of the date hereof and as of the Closing Date, from Coopers & Lybrand L.L.P setting forth their concurrence with the conclusion of HPR's management that no conditions exist with respect to HPR that would preclude accounting for the Merger as a pooling of interests, and from Arthur Andersen LLP to the effect that HBOC satisfies the tests applicable to it such that the Merger can be accounted for as a pooling of interests, in each case under Accounting Principles Board Opinion No. 16 assuming that the Merger is closed and consummated in accordance with the Merger Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summary, based upon current law, is a general discussion of the principal federal income tax consequences of the Merger, assuming the Merger is consummated as contemplated herein. This summary is based upon the Code, applicable regulations promulgated under the Code by the Treasury Department and administrative rulings and judicial authority as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this summary. This summary applies to holders of HPR Common Stock who hold their shares of HPR Common Stock as capital assets. This summary does not discuss all aspects of income taxation that may be relevant to a particular holder of HPR Common Stock in light of such holder's specific circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions, insurance companies, tax-exempt organizations, and holders who acquired HPR Common Stock pursuant to the exercise of options or otherwise as compensation), and it does not discuss any aspect of state, local, foreign or other tax laws. Consequently, each holder of HPR Common Stock should consult its own tax advisor as to the specific tax consequences of the Merger to that stockholder.

    As of the date of this Proxy Statement/Prospectus, Hill & Barlow has advised HPR that in its opinion (i) the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code, (ii) no gain or loss will be recognized by HPR as a result of the consummation of the Merger and (iii) no gain or loss will be recognized by an HPR stockholder upon the exchange of the shares of HPR Common Stock for shares of HBOC Common Stock pursuant to the Merger, except on the receipt of cash in lieu of a fractional share interest in HBOC Common Stock.

    As of the date of this Proxy Statement/Prospectus, Jones Day has advised HBOC and HBOC-GA that in its opinion (i) the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code and (ii) no gain or loss will be recognized by either HBOC, HBOC-GA or HPR as the result of the consummation of the Merger.

    The opinions of Hill & Barlow and Jones Day referred to herein are based upon certain representations and warranties of HBOC, HBOC-GA, HPR and certain stockholders of HPR. In addition, consummation of the Merger is subject to the condition that as of the Closing Date the opinions described above shall not have been withdrawn or materially modified. No ruling, however, has been requested from the Internal Revenue Service in connection with the Merger, and the opinions referred to above would neither be binding upon the Internal Revenue Service nor preclude it from adopting a contrary position.

    Provided that the Merger constitutes a tax-free reorganization, the aggregate adjusted tax basis of the HBOC Common Stock received (including any fractional share interests deemed received) by a stockholder of HPR as a result of the Merger will be the same as the aggregate adjusted tax basis of the shares of HPR Common Stock surrendered in exchange therefor. The holding period of the HBOC Common Stock received (including any fractional share interests deemed received) by a stockholder of HPR as a result of the Merger will include the holding period of the shares of HPR Common Stock surrendered in exchange therefor. Any cash that a stockholder of HPR receives in lieu of a fractional interest in a share of HBOC Common Stock will be treated as if the fractional share were distributed in the Merger and were then redeemed for the cash payment, resulting in gain or loss upon receipt of such cash taxed as provided in Section 302 of the Code.

    To prevent "backup withholding" of federal income tax on any payments of cash to an HPR stockholder in the Merger, an HPR stockholder must, unless an exception applies under the applicable law and regulations, provide the payor of such cash with such holder's correct taxpayer identification number ("TIN") on a substitute Form W-9 and certify under penalties of perjury that such number is correct and that such holder is not subject to backup withholding. The exceptions provide that certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, however, he or she must submit a signed statement (i.e., Certificate of Foreign Status on Form W-8) attesting to his or her exempt status. A Substitute Form W-9 will be provided to each HPR stockholder in the letter of transmittal to be mailed to each holder after the Effective Time. If the correct TIN and certifications are not provided, a $50 penalty may be imposed on an HPR stockholder by the Internal Revenue Service, and any cash received by such stockholder may be subject to backup withholding at a rate of 31%.

    THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON EXISTING LAW AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS. STOCKHOLDERS OF HPR ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS).

NO APPRAISAL RIGHTS

    Because HPR Common Stock is a Nasdaq NM security, the holders of shares of HPR Common Stock will not be entitled to appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger.

              INTERESTS OF CERTAIN PERSONS IN EACH OF HBOC AND HPR

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF HBOC

    The following table sets forth, as of September 30, 1997, unless otherwise indicated, certain information with respect to all stockholders known to HBOC to beneficially own more than five percent of the HBOC Common Stock and information with respect to HBOC Common Stock beneficially owned by each director of HBOC, the Chief Executive Officer of HBOC and HBOC's other executive officers who were the most highly compensated for the year ended December 31, 1996, and all directors and executive officers of HBOC as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the HBOC Common Stock owned by them and beneficial ownership is determined in accordance with the rules of the Commission.

                                                      AMOUNT AND NATURE
                                                        OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNERSHIP(1)        PERCENT OF CLASS
-------------------------------------------------  ------------------------  -----------------
Putnam Investments, Inc.
  One Post Office Square
  Boston, Massachusetts 02109....................         12,638,106(2)                6.3%
Alfred C. Eckert III.............................             85,000(3)                  *
Holcombe T. Green, Jr............................          2,271,720(4)                1.1%
Philip A. Incarnati..............................             40,000(5)                  *
Alton F. Irby III................................             86,000(6)                  *
Gerald E. Mayo...................................            164,000(5)                  *
Charles W. McCall................................          2,536,813(7)                1.3%
James V. Napier..................................            150,976(8)                  *
Donald C. Wegmiller..............................             40,000(5)                  *
Jay P. Gilbertson................................            141,744(9)                  *
Albert J. Bergonzi...............................            135,612(10)                 *
Jay M. Lapine....................................             24,382(11)                 *
Russell G. Overton...............................             30,756(12)                 *
All Directors and Executive Officers as a Group
  (12 persons)...................................          5,707,003(13)               2.8%

------------------------

*   Less than 1%.

(1) In accordance with the rules of the Commission, a person is deemed to be the beneficial owner of any securities such person has the right to acquire within 60 days of the date on which beneficial ownership is determined. Accordingly, options exercisable within such period are reported as presently exercisable.

(2) According to the joint Schedule 13G as of December 31, 1996, of Putnam Investments, Inc. ("PI"), its parent, Marsh & McLennan Companies, Inc. and PI's subsidiaries, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"), PAC has shared voting and shared dispositive power with respect to 1,552,600 and 2,426,130 of such shares, PIM has shared dispositive power with respect to 10,211,976 of such shares and PI has shared voting and shared dispositive power with respect to 1,552,600 and 12,638,106 of such shares.

(3) Includes 80,000 shares that may be acquired through the exercise of presently exercisable stock options and 5,000 held in an IRA for the benefit of Mr. Eckert.

(4) Includes 900,000 shares that Mr. Green may acquire through the exercise of presently exercisable stock options; 22,920 shares held in an IRA for the benefit of Mr. Green; 1,100,600 shares held by a limited partnership of which Mr. Green's wife is a general partner and with respect to which beneficial ownership is disclaimed, except to the extent of his pecuniary interest therein; and 248,200 shares held by HTG Corp., which is wholly-owned by Mr. Green.

(5) Represents shares that may be acquired through the exercise of presently exercisable stock options.

(6) Includes 80,000 shares that may be acquired through the exercise of presently exercisable stock options.

(7) Includes 440,000 shares that may be acquired through the exercise of presently exercisable stock options.

(8) Includes 1,400 shares owned by Mr. Napier's daughter and 100,000 shares that may be acquired through the exercise of presently exercisable stock options.

(9) Includes 124,000 shares that may be acquired through the exercise of presently exercisable stock options.

(10) Includes 132,000 shares that may be acquired through the exercise of presently exercisable stock options.

(11) Includes 24,000 shares that may be acquired through the exercise of presently exercisable stock options.

(12) Includes 4,000 shares that may be acquired through the exercise of presently exercisable stock options.

(13) Includes 2,128,000 shares that may be acquired through the exercise of presently exercisable stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF HPR

    The following table sets forth, as of September 30, 1997, unless otherwise indicated, certain information with respect to all stockholders known to HPR to beneficially own more than five percent of the HPR Common Stock, and information with respect to HPR Common Stock beneficially owned by each director of HPR, the Chief Executive Officer of HPR and HPR's four other most highly compensated executive officers for the year ended June 30, 1997, and all directors and executive officers of HPR as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to HPR Common Stock owned by them and beneficial ownership is determined in accordance with the rules of the Commission. Under the heading "Number of Shares Issuable" are listed (and under the heading "Total" are included) shares issuable within 60 days of September 30, 1997 upon exercise of stock options held by the person indicated. The percentage owned is calculated with respect to each person by treating its issuable shares as outstanding in accordance with the rules of the Commission.

                                                                                     NUMBER OF
NAME OF BENEFICIAL OWNER                                              NUMBER OF        SHARES
  (AND ADDRESS OF OWNER OF MORE THAN FIVE PERCENT)                  ISSUED SHARES     ISSUABLE       TOTAL       PERCENT
------------------------------------------------------------------  -------------  --------------  ----------  -----------

Essex Investment Management Company(1)............................     1,703,259              0     1,703,259       11.10%
  125 High Street
  Boston, MA 02110

A I M Management Group Inc.(2)....................................     1,294,600              0     1,294,600        8.44%
  11 Greenway Plaza, Suite 1919
  Houston, TX 77046

Goldman Sachs Group, L.P.(3)......................................     1,095,821              0     1,095,821        7.14%
  85 Broad Street
  New York, NY 10004

                                                                                     NUMBER OF
NAME OF BENEFICIAL OWNER                                              NUMBER OF        SHARES
  (AND ADDRESS OF OWNER OF MORE THAN FIVE PERCENT)                  ISSUED SHARES     ISSUABLE       TOTAL       PERCENT
------------------------------------------------------------------  -------------  --------------  ----------  -----------
Waddell & Reed Inc.(4)............................................       928,800              0       928,800        6.06%
  6300 Lamar Ave.
  Overland, KS 66202

Marcia J. Radosevich, Ph.D........................................       591,230        252,699       843,929        5.41%
  c/o HPR Inc.
  245 First Street
  Cambridge, MA 02142

Richard H. Egdahl, M.D.(5)........................................       572,148          2,250       574,398        3.74%

Brian D. Cahill...................................................       194,600         54,124       248,724        1.62%

Howard E. Cox, Jr.(6).............................................       231,382          2,250       233,632        1.52%

Steven J. Rosenberg...............................................             0        135,562       135,562           *

James B. Stowe....................................................             0        108,750       108,750           *

William G. Nelson, Ph.D...........................................       100,000          2,250       102,250           *

Harris A. Berman(7)...............................................        60,800          2,250        63,050           *

Joseph K. Jaeger..................................................        13,410         12,414        25,824           *

All Directors and Executive Officers as a Group (14 persons)......     1,763,570        613,149     2,376,719       14.89%

------------------------

*   Less than one percent.

(1) Based solely upon information reported on Schedule 13G as filed with the Commission. Essex Investment Management Company filed an Amendment No. 3 to its Schedule 13G on March 10, 1997, reporting that it is an investment adviser with sole voting power as to 1,175,045 shares of HPR Common Stock and sole dispositive power with respect to 1,703,259 shares of HPR Common Stock.

(2) Based solely upon information reported on Schedule 13G as filed with the Commission on February 12, 1997 by A I M Management Group Inc. ("A I M Management") on behalf of itself and its wholly-owned subsidiaries, A I M Advisors, Inc. and A I M Capital Management, Inc. A I M Management reports that it is a parent holding company and its two subsidiaries are investment advisors with shared voting and dispositive power with respect to 1,294,600 shares of HPR Common Stock.

(3) Based solely upon information reported on Schedule 13G as filed with the Commission on February 14, 1997 by The Goldman Sachs Group, L.P. and Goldman, Sachs & Co., jointly. The Schedule 13G reports that The Goldman Sachs Group, L.P. is a parent holding company and Goldman, Sachs & Co. is a broker-dealer and investment advisor, both of whom have shared voting and dispositive power as to 1,095,821 shares of HPR Common Stock.

(4) Based solely upon information reported on Schedule 13G as filed jointly with the Commission on January 31, 1997 by Waddell & Reed Inc. ("W&R"), Waddell & Reed Investment Management Company ("WRIMC"), Liberty National Life Insurance Company ("Liberty"), Waddell & Reed Financial Services, Inc. ("WRFSI"), Torchmark Corporation ("Torchmark") and United Investors Management Company ("UIMC"). As reported in that Schedule 13G, W&R is a broker-dealer with sole voting and dispositive power as to 928,800 shares of HPR Common Stock; WRIMC is an investment advisor with sole voting and dispositive power as to 868,800 shares of HPR Common Stock; Liberty is an insurance company with sole voting and dispositive power as to 928,800 shares of

    HPR Common Stock; WRFSI is a parent holding company with sole voting and dispositive power as to 928,800 shares of HPR Common Stock; Torchmark is a parent holding company with sole voting and dispositive power as to 928,800 shares of HPR Common Stock; and UIMC is a parent holding company with sole voting and dispositive power as to 928,800 shares of HPR Common Stock.

(5) Includes 82,812 shares of HPR Common Stock held by Dr. Egdahl's spouse, Cynthia T. Egdahl.

(6) Includes 25,000 shares of HPR Common Stock held by Bridgeport Associates, Inc., a corporation controlled by Mr. Cox.

(7) Includes 12,500 shares of HPR Common Stock held by The Harris A. Berman and Ruth E. Nemzoff Family Foundation, as to which shares Dr. Berman disclaims beneficial ownership.

INTERESTS OF CERTAIN HPR PERSONS IN MATTERS TO BE ACTED UPON

    In considering the Merger, holders of HPR Common Stock should be aware that the directors and executive officers of HPR have interests in the Merger in addition to their interests as stockholders of HPR generally, as described below.

    Pursuant to the HPR Executive Separation Benefits Plan ("Severance Plan"), executive officers of HPR are entitled to receive severance payments (a) if their employment is terminated without cause, other than for disability, or if they resign their employment due to a reduction in base pay or eligibility for benefits, a reduction in responsibilities, a requirement that they relocate to a post more than 50 miles from their existing post, or, if set forth in a separate agreement between such executive officer and HPR, the executive is not offered continued employment with a successor following a change in control of HPR, such as the Merger, on substantially the same terms and conditions as were in effect on the date of such change in control ("Eligible Termination") and (b) such executive signs at the time of termination and then complies with a separation letter which may include a comprehensive release and acknowledgment of existing confidentiality and noncompetition agreements. The severance benefits to which each executive officer (other than Dr. Radosevich) will be entitled includes twelve months' base pay, payable on such executive's regular pay days for the twelve-month period, outplacement services for the twelve-month period following termination, continued eligibility for twelve months for all benefits programs offered by HPR prior to the termination of employment and accelerated vesting of 50% of any HPR stock options which are not exercisable on the date of termination. Additionally, all exercisable options held by the executive will remain exercisable for twelve months after the Eligible Termination or the sooner to occur of (a) the date of expiration of any such option if the executive had remained employed by HPR or (b) the date set in any notice given that the options will be terminated in connection with a change in control but any substitute options in the securities of another company shall not be affected. The Severance Plan further provides that if Dr. Radosevich is subject to an Eligible Termination after the date on which a change in control takes place and prior to the second anniversary of such date (which is assured pursuant to the agreement to be entered into with HBOC described below), she will be entitled to receive a lump sum payment in the amount of two times her base pay and benefits, to accelerated vesting of 100% of unexercisable HPR stock options held by her, and all options held by her shall remain exercisable until the end of their original term. If not already fully paid or terminated for any other reason, an executive officer's benefits under the Severance Plan shall cease if such executive officer breaches the terms of any separation letter or non-compete agreement or materially fails to satisfy any obligations under the Severance Plan. Pursuant to the Merger Agreement, Dr. Radosevich will enter into a non-competition agreement with HBOC, which agreement will provide, among other things, that her employment will terminate 90 days after the Effective Date, and such termination will be an Eligible Termination. Currently, the base salary of each of the executive officers of HPR is as follows: Dr. Radosevich: $250,000; Mr. Cahill: $200,000; Dr. Garling: $225,000; Mr. Saltonstall: $140,000; Mr.
Jaeger: $150,000; Mr. Stowe: $156,500; Mr. Ricketson: $160,000; Mr. Brient:
$150,000; Mr. Rosenberg: $170,000; and Mr. Abatjoglou: $80,000. The number of shares of HPR Common Stock subject to currently unexercisable options held by each of the executive officers of HPR is as follows: Dr. Radosevich: 164,876; Mr. Cahill:
230,876; Dr. Garling: 150,000; Mr. Saltonstall: 60,000; Mr. Jaeger: 118,912; Mr.
Stowe: 110,000; Mr. Ricketson: 41,000; Mr. Brient: 108,400; Mr. Rosenberg:
101,776; and Mr. Abatjoglou: 38,000.

    Dr. Radosevich also is a party to a separate severance payment agreement with HPR, providing that HPR will pay Dr. Radosevich her base salary and continue to provide insurance benefits for a 12-month period if HPR terminates her employment, other than for cause or due to death or disability. For purposes of such agreement, termination shall be deemed to have occurred if there is a material reduction in compensation (other than a reduction not exceding 10% imposed on all executive employees). The agreement also provides that in the event of such a termination or a change of control of HPR, any right of HPR to repurchase any shares of HPR Common Stock held by Dr. Radosevich shall immediately terminate and all her outstanding stock options will become immediately exercisable and not subject to repurchase.

    Each of the executive officers of HPR is a party to a non-competition agreement with HPR. These agreements provide that upon termination of such officer's employment by HPR, at HPR's option such officer will refrain for a period (to be determined by HPR) of up to 24 months, from certain competitive activities with respect to HPR. If HPR exercises its option to restrain any such officer from competitive activity, it will pay such officer 33% of his or her monthly salary for each month for which the executive officer must refrain from competing with HPR.

    Pursuant to the HPR Inc. Director Termination Benefits Plan, all options held by non-employee directors which are not currently exercisable will become immediately exercisable upon the termination of such director's board membership in connection with a change in control of HPR, such as the Merger. Such options shall remain outstanding for the longer of twelve months after such termination or until such options would have expired in accordance with their terms. Each of the non-employee directors, Dr. Berman, Mr. Cox, Dr. Egdahl and Dr. Nelson, holds currently unexercisable options to purchase 9,750 shares of HPR Common Stock.

    HBOC-GA has agreed that subsequent to the Closing Date, it will provide to the directors and officers of HPR indemnification in accordance with the current provisions of the Restated Certificate of Incorporation and the Amended and Restated By-Laws of HPR and the Indemnification Agreements between HPR and each of the directors and officers of HPR, with respect to matters occurring prior to the Effective Time, including, without limitation, the Merger Agreement and the transactions contemplated thereby, for a period of six years from the Effective Time or until any known matters are resolved. Additionally, HBOC has agreed to maintain in effect for twelve months following the Closing Date the policies of directors' and officers' liability insurance currently maintained by HPR, or an equivalent substitute, provided that the premiums are no more than 100% of the annual premiums for such coverage as of the date of the Merger Agreement. If the premiums exceed such 100% limit, HBOC has the option to provide substitute insurance or to reduce the maximum amount of coverage to that available for such amount.

              COMPARISON OF RIGHTS OF HOLDERS OF SHARES OF EACH OF
                     HBOC COMMON STOCK AND HPR COMMON STOCK

INTRODUCTION

    HBOC and HPR are each incorporated under the laws of the State of Delaware. The holders of shares of HPR Common Stock, whose rights as stockholders are currently governed by Delaware law, the Restated Certificate of Incorporation of HPR (the "HPR Charter") and the Amended and Restated By-laws of HPR (the "HPR Bylaws"), will, upon the exchange of their shares pursuant to the Merger, become holders of shares of HBOC Common Stock, and their rights as such will be governed by Delaware law, the HBOC Certificate of Incorporation, as amended (the "HBOC Charter"), and the Amended and Restated Bylaws of HBOC (the "HBOC Bylaws"). The material differences between the rights of holders of shares of HPR Common Stock and the rights of holders of shares of HBOC Common Stock result from differences in their governing corporate documents and are summarized below.

    The following summary does not purport to be a complete statement of the rights of holders of shares of HBOC Common Stock under applicable Delaware law, the HBOC Charter and HBOC Bylaws or a comprehensive comparison with the rights of the holders of shares of HPR Common Stock under applicable Delaware law, the HPR Charter and HPR Bylaws or a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the DGCL and the governing corporate documents of HBOC and HPR, to which holders of shares of HPR Common Stock are referred. See "Incorporation of Certain Information by Reference."

AUTHORIZED CAPITAL STOCK

    The DGCL requires that a corporation's certificate of incorporation set forth the total number of shares of all classes of stock which the corporation has authority to issue and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof. The HBOC Charter provides that HBOC has authority to issue (i) 250,000,000 shares of HBOC Common Stock and (ii) 1,000,000 shares of preferred stock, no par value. The HPR Charter provides that HPR has the authority to issue (i) 35,000,000 shares of HPR Common Stock and (ii) 3,000,000 shares of preferred stock, par value $.10 per share.

BOARD OR STOCKHOLDER APPROVED PREFERRED STOCK

    The DGCL permits a corporation's certificate of incorporation to allow its board of directors to issue, without stockholder approval, one or more series of preferred or preference stock and to designate their rights, preferences, privileges and restrictions. The HBOC Charter grants such power to the HBOC Board. The HBOC Board has designated one series of preferred stock, the Series A Junior Participating Preferred Stock. See "Incorporation of Certain Information by Reference." The HPR Charter also grants such power to the HPR Board; however, the HPR Board has not designated a series of preferred stock.

VOTING RIGHTS

    The DGCL states that, unless a corporation's certificate of incorporation or, with respect to clauses (ii) and (iii), the bylaws, specify otherwise, (i) each share of its capital stock is entitled to one vote, (ii) a majority of voting power of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a stockholders' meeting and (iii) in all matters other than the election of directors, the affirmative vote of a majority of the voting power of shares, present in person or represented by proxy at the meeting and entitled to vote on the subject matter, shall be the action of the stockholders. The holders of shares of HBOC Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders of HBOC. The holders of shares of HPR Common Stock are entitled to one vote per share on all matters to be submitted to a vote of the stockholders of HPR.

NUMBER OF DIRECTORS

    Under the DGCL, unless a corporation's certificate of incorporation specifies the number of directors, such number shall be fixed by, or in the manner provided in, its bylaws. If a corporation's certificate of incorporation expressly authorizes its board of directors to amend its bylaws, its board of directors may change the authorized number of directors by an amendment to the corporation's bylaws, if fixed therein, or in such manner as is provided therein. If such certificate of incorporation specifies the number of directors, the number of directors can only be changed by amending the certificate of incorporation. The HBOC Bylaws provide that the number of members of the HBOC Board shall be not less than three nor more than fifteen, such number to be established by the HBOC Board or stockholders. The number of directors on the HBOC Board is currently eight. The HPR Charter specifies that the number of directors shall be not less than three nor more than twelve with the exact number of directors to be fixed from time to time by resolution of the HPR Board. The number of directors constituting the HPR Board is currently five.

ELECTION OF BOARD OF DIRECTORS

    The DGCL provides that a corporation's directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under the DGCL, a corporation's certificate of incorporation may provide that stockholders of a corporation can elect directors by cumulative voting. Neither the HBOC Charter nor the HPR Charter provides for cumulative voting.

VOTE ON MERGER, CONSOLIDATION OR SALE OF SUBSTANTIALLY ALL ASSETS

    The DGCL generally requires approval of any merger, consolidation or sale of substantially all the assets of a corporation at a meeting of stockholders by vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon. The certificate of incorporation of a Delaware corporation may provide for a greater vote. The HBOC Charter generally requires the affirmative vote of four-fifths of the outstanding HBOC Common Stock to approve certain business combinations, except under certain circumstances. The HPR Charter does not contain any provision requiring a greater vote with respect to business combinations. See "--Anti-Takeover Protection."

SPECIAL MEETINGS OF STOCKHOLDERS

    Under the DGCL, special stockholder meetings of a corporation may be called by its board of directors and by any person or persons authorized to do so by its certificate of incorporation or bylaws. Under the HBOC Charter and HBOC Bylaws, special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President or by holders of four-fifths of the outstanding shares of HBOC Common Stock and shall be called by the Chairman of the Board or President at the request in writing of three-fourths of the directors of HBOC. Such requests shall state the purpose or purposes of the proposed meeting. The HPR Bylaws provide that special meetings of stockholders may be called by the Chairman and Chief Executive Officer or, if none, the President and Chief Operating Officer or by the HPR Board. The written notice of a special meeting shall state the time, place and object for which the meeting is called.

STOCKHOLDER ACTION BY WRITTEN CONSENT

    Under the DGCL, any action by a corporation's stockholders must be taken at a meeting of such stockholders, unless a consent in writing setting forth the action so taken is signed by the stockholders having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Actions by written consent, however, may not be taken if otherwise provided for in the certificate of incorporation. Both the HBOC Charter and the HPR Charter expressly prohibit written consents by stockholders.

AMENDMENT OF CERTIFICATE OF INCORPORATION

    The DGCL allows amendment of a corporation's certificate of incorporation if its board of directors adopts a resolution setting forth the amendment proposed and declaring its advisability and the stockholders thereafter approve such proposed amendment, either at a special meeting called by the board for the purpose of approval of such amendment by the stockholders or, if so directed by the board, at the next annual stockholders' meeting. At any such meeting, the proposed amendment generally must be approved by a majority of the outstanding shares entitled to vote. The holders of the outstanding shares of a class are entitled to vote as a separate class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but not affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class for the purposes of a vote on the amendment. Under the DGCL, a corporation's certificate of incorporation also may require, for action by the board or by the holders of any class or series of voting securities, the vote of a greater number or proportion than is required by the DGCL and the provision of the certificate of incorporation requiring such greater vote may also provide that such provision cannot be altered, amended or repealed except by such greater vote.

    The HBOC Charter contains no provisions requiring a vote greater than that specified in the DGCL to amend the HBOC Charter, except for those provisions relating to business combinations. The HPR Charter contains no provisions requiring a vote greater than that specified in the DGCL to amend the HPR Charter, except for those provisions relating to stockholder action by written consent and directors.

AMENDMENT OF BYLAWS

    Under the DGCL, the power to adopt, amend or repeal a corporation's bylaws resides with the stockholders entitled to vote thereon, and with the directors of such corporation if such power is conferred upon the board of directors by the certificate of incorporation. The HBOC Charter authorizes the HBOC Board to make, alter or repeal the HBOC Bylaws. The HPR Charter provides that the HPR Board may adopt, amend or repeal the HPR Bylaws subject only to any limitations of applicable law or the HPR Bylaws. The HPR Bylaws provide that the HPR Board or the stockholders of HPR may alter, amend or repeal the HPR Bylaws.

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Both the HBOC Charter and the HPR Charter provide for elimination of personal liability subject to the statutory exceptions.

    Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. The HBOC Bylaws and the HPR Charter provide to directors and officers of HBOC and HPR, respectively, indemnification to the fullest extent provided by law. Additionally, the HBOC Bylaws and the HPR Bylaws provide that expenses incurred by a person in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is a director, officer, employee or agent may be paid in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by HBOC or HPR, as the case may be, as authorized by relevant Delaware law.

PAYMENT OF DIVIDENDS

    The DGCL permits the payment of dividends and the redemption of shares out of a corporation's surplus. Under the DGCL, if a dividend is paid out of capital surplus, stockholders need not be notified, and the dividends may, in certain cases, also be paid out of net profits for the fiscal year in which declared or out of net profits for the preceding fiscal year. Neither the HBOC Charter nor the HPR Charter has provisions limiting the payment of dividends. Additionally, the HPR Bylaws provide that before payment of any dividend, the HPR Board may set aside out of any funds available for dividends such amount as the HPR Board, in its absolute discretion, thinks proper as a reserve for any purpose as the HPR Board shall think conducive to the interest of HPR.

ANTI-TAKEOVER PROTECTION

    Under the DGCL, a merger or consolidation generally must be approved by the affirmative vote of the holders of a majority of all of the outstanding shares of stock entitled to vote thereon. However, no stockholder approval is required if the acquiring corporation owns 90% or more of the outstanding shares of the acquired corporation.

    In addition to the DGCL's general requirements, Section 203 of the DGCL, "Business Combinations with Interested Stockholders," prohibits a corporation that does not opt out of its provisions from entering into certain business combination transactions with "interested stockholders" (generally defined to include persons beneficially owning 15% or more of the corporation's outstanding capital stock) unless certain super-majority votes are obtained. HBOC has opted out of Section 203 in its Bylaws. However, the HBOC Charter places certain restrictions on "Business Combinations" (such as a merger) with "Controlling Persons" (generally a person holding more than 10% of the HBOC Common Stock) unless, generally speaking, the Business Combination has been approved by the affirmative vote of the holders of four-fifths of the outstanding HBOC Common Stock not held by the Controlling Person or its related entities or by a majority of directors who were directors prior to the time the Controlling Person became a Controlling Person and who are not affiliated with the Controlling Person. Such provisions do not apply to the Merger. HPR has not opted out of Section 203 in the HPR Charter or HPR Bylaws.

APPRAISAL RIGHTS

    Generally, no appraisal rights are available under the DGCL for shares of any class of stock which are (i) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders. Further, under the DGCL, stockholders of corporations being acquired pursuant to a merger have the right to serve upon the corporation a written demand for appraisal of their shares when the stockholders receive any form of consideration for their shares other than (a) shares of the surviving corporation, (b) shares of any other corporation (i) listed on a national securities exchange, (ii) designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or (iii) held of record by more than 2,000 stockholders or (c) cash in lieu of fractional shares or (d) any combination thereof. Stockholders entitled to appraisal rights subsequently receive cash from the corporation equal to the value of their shares as established by judicial appraisal. Corporations may enlarge these statutory rights by including in their certificate of incorporation a provision allowing appraisal rights in any merger in which the corporation is a constituent corporation. Neither the HBOC Charter nor the HPR Charter contains such a provision on appraisal rights.

    The holders of shares of HPR Common Stock are not entitled to appraisal rights in connection with the Merger pursuant to Section 262 of the DGCL because the HPR Common Stock is designated as a national market system security on the Nasdaq NM.

                                BUSINESS OF HBOC

GENERAL

    HBOC develops integrated patient care, clinical, financial, managed care and strategic management software solutions for the healthcare industry. These open systems applications facilitate the integration of clinical, financial and administrative data from a wide range of customer systems and software. HBOC's broad product portfolio can be implemented in a variety of combinations from stand-alone to enterprisewide, enabling customers to add incremental capabilities to existing information systems without making prior capital investments obsolete. HBOC also provides a full complement of network communications technologies, including wireless capabilities, as well as outsourcing services that are offered under contract management agreements whereby its staff manages and operates data centers, information systems, organizations and business offices of healthcare institutions of various sizes and structures. In addition, HBOC offers a wide range of electronic commerce services, including electronic medical claims and remittance advice services as well as statement processing.

    HBOC markets its products and services to integrated health delivery networks, hospitals, physicians' offices, home health providers, pharmacies, reference laboratories, managed care providers and payers. HBOC also sells its products and services internationally through subsidiaries and/or distribution agreements in the United Kingdom, Canada, Ireland, Saudi Arabia, Kuwait, Australia, Puerto Rico and New Zealand.

    As of December 31, 1996, HBOC had 4,404 employees worldwide.

RECENT DEVELOPMENTS

    HBOC has entered into an Agreement of Merger dated October 2, 1997 among HBOC, HBOC-GA and National. Such agreement is subject, among other things, to approval by the stockholders of National. National develops and distributes products and services used in the delivery of telephonic medical assistance and care management.

                                BUSINESS OF HPR

    HPR develops and markets software and proprietary database products incorporating clinical knowledge that enable payers and providers of healthcare services to better manage the financial risk associated with the delivery of healthcare and the quality of care. HPR products are used to manage healthcare costs and quality of care by clinically evaluating providers' claims for payment; measuring efficiency, quality and medical outcomes; determining appropriate utilization of medical services; influencing physician referral patterns and profiling practice patterns; assisting in HEDIS-Registered Trademark- reporting; and managing and supporting the physician credentialing and accreditation processes. HPR markets its products through a combination of a national direct sales force and third-party marketing agreements.

    As of September 30, 1997, HPR employed 194 individuals.

                             STOCKHOLDER PROPOSALS

    If the Merger is not consummated, proposals of stockholders intended to be presented at HPR's 1998 annual meeting of stockholders must be received by HPR by May 22, 1998 for inclusion in HPR's proxy materials relating to such meeting. In the event the Merger is consummated, there will not be a 1998 annual meeting of stockholders of HPR.

                                 OTHER MATTERS

    The management of HPR knows of no other matters that may come before the Meeting. However, if matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named on the enclosed form of proxy to vote such proxy in accordance with their best judgment.

                             CERTAIN LEGAL MATTERS

    The validity of the shares of HBOC Common Stock offered hereby have been passed upon for HBOC by Jones, Day, Reavis & Pogue, Atlanta, Georgia. Certain tax matters in connection with the Merger have been passed upon for HPR by Hill & Barlow, a Professional Corporation, Boston, Massachusetts.

                                    EXPERTS

    The audited financial statements and schedule of HBOC incorporated by reference in this Proxy Statement/Prospectus and elsewhere in the Registration Statement of which this Proxy Statement/Prospectus is a part, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    With respect to the unaudited interim financial information of HBOC for the nine months ended September 30, 1996 and 1997, which are incorporated by reference herein, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedure applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act, for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

    The HPR Inc. consolidated balance sheets as of June 30, 1997 and 1996, and the consolidated statements of income, retained earnings, and cash flows for each of the three years in the period ended June 30, 1997, incorporated by reference in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                                                      APPENDIX A

                              AGREEMENT OF MERGER

    THIS AGREEMENT OF MERGER, made this 27th day of September, 1997, by and among HBO & Company, a Delaware corporation ("Parent"); HBO & Company of Georgia, a Delaware corporation (hereinafter referred to as "Purchaser"); and HPR Inc., a Delaware corporation (hereinafter referred to as the "Acquired Company");

                              W I T N E S S E T H:

    WHEREAS, the Boards of Directors of the Acquired Company, Parent and Purchaser deem it advisable and in the best interests of their respective stockholders that Purchaser acquire the Acquired Company, and, on or prior to the date hereof, such Boards of Directors have approved the acquisition of the Acquired Company upon the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the receipt, sufficiency and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

I. DEFINITIONS.

    As used herein, the following terms shall have the following meanings unless the context otherwise requires:

        1.1 "Acquired Company" shall mean HPR Inc., a Delaware corporation.

        1.2 "Acquired Company Information" shall have the meaning set forth in
    Section 2.3.1.

        1.3 "Acquired Company Reports" shall have the meaning set forth in
    Section 3.21.

        1.4 "Acquired Company Software" shall have the meaning set forth in
    Section 3.14.2(iii).

        1.5 "Acquired Company Stock" shall mean the common stock, $.01 par value per share, of the Acquired Company.

        1.6 "Agreement" shall mean this Agreement of Merger.

        1.7 "Assumed Option" shall have the meaning set forth in Section 2.1.7.

        1.8 "Benefit Plans" shall have the meaning set forth in Section 3.16.1.

        1.9 "Certificate of Merger" shall have the meaning set forth in Section 2.1.2.

        1.10 "Certificates" shall have the meaning set forth in Section 2.2.2 hereof.

        1.11 "Closing" shall have the meaning set forth in Section 2.1.9 hereof.

        1.12 "Closing Date" shall mean the date on which the Closing occurs pursuant to Section 8.1 hereof.

        1.13 "Confidentiality and Standstill Agreement" shall mean that certain letter agreement dated July 31, 1997 entered into by and between Parent, BT Alex. Brown Incorporated and the Acquired Company.

        1.14 "Covenant Not to Compete" shall mean the non-competition agreement referred to in Section 6.11.

        1.15 "Customer Contracts" shall have the meaning set forth in Section 3.12.1.

        1.16 "Delaware Code" shall mean the Delaware General Corporation Law.

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
        1.17 "DOL" shall mean the United States Department of Labor.

        1.18 "Effective Time" shall mean the time the Merger becomes effective, as set forth in Section 2.1.2.

        1.19 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        1.20 "ERISA Affiliate" shall mean, with respect to a Person, any other Person that is required to be aggregated with such Person under Tax Code
    Section 414(b), (c), (m) and/or (o) at any time prior to the Closing Date.

        1.21 "ERISA Plan" shall have the meaning set forth in Section 3.16.

        1.22 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        1.23 "Exchange Agent" shall mean the person designated by Purchaser as the Exchange Agent pursuant to Section 2.2.1 hereof.

        1.24 "Exchange Ratio" shall mean the ratio of exchange pursuant to the Merger in respect of each share of Acquired Company Stock constituting a fraction of a share of Parent Stock as determined pursuant to the provisions of Section 2.1.6.

        1.25 "Existing Option" shall have the meaning set forth in Section
    2.1.7.

        1.26 "401(k) Plan" shall mean the HPR Inc. 401(k) Plan.

        1.27 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust and Improvements Act of 1976, as amended.

        1.28 "Hazardous Substance" shall have the meaning set forth in Section 3.18.

        1.29 "Immigration Laws" shall have the meaning set forth in Section
    3.15.

        1.30 "Indemnification Agreements" shall mean the indemnification agreements entered into between the Acquired Company and its directors and officers on or before the date of this Agreement.

        1.31 "IRS" shall mean the United States Internal Revenue Service.

        1.32 "Licensed Software" shall have the meaning set forth in Section 3.14.2(ii).

        1.33 "Market Value" shall have the meaning set forth in Section
    2.1.6(a).

        1.34 "Material Adverse Effect" shall mean a material adverse effect on the businesses, assets, financial condition or results of operations of the corporation in question, taken as a whole.

        1.35 "Material Contract" shall have the meaning set forth in Section
    3.12.

        1.36 "Merger" shall mean the merger of the Acquired Company with and into Purchaser, as set forth in Section 2.1.1.

        1.37 "Merger Consideration" shall have the meaning set forth in Section 2.1.6(c).

        1.38 "Nasdaq" shall mean the Nasdaq National Market of the Nasdaq Stock Market, Inc.

        1.39 "1995, 1996 and 1997 Financial Statements" shall have the meaning set forth in Section 3.5.1.

        1.40 "1933 Act" shall mean the Securities Act of 1933, as amended.

        1.41 "100% Amount" shall have the meaning set forth in Section 2.14.

        1.42 "Owned Software" shall have the meaning set forth in the first paragraph of Section 3.13.

        1.43 "Parent" shall mean HBO & Company, a Delaware corporation, which is the sole stockholder of Purchaser.

        1.44 "Parent Reports" shall have the meaning set forth in Section 4.5.

        1.45 "Parent Stock" shall mean the common stock, $0.05 par value per share, of Parent.

        1.46 "PBGC" shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA.

        1.47 "Person" shall include, but is not limited to, an individual, a trust, an estate, a partnership, an association, a company, a corporation, a sole proprietorship, a professional corporation or a professional association.

        1.48 "Pooling Letter" shall have the meaning set forth in Section
    2.4(b).

        1.49 "Purchaser" shall mean HBO & Company of Georgia, a Delaware corporation.

        1.50 "Real Property" shall have the meaning set forth in Section 3.18.

        1.51 "Registration Statement" shall have the meaning set forth in
    Section 2.3.1.

        1.52 "Rule 145 Letters" shall have the meaning set forth in Section 2.4(a).

        1.53 "SEC" shall mean the Securities and Exchange Commission.

        1.54 "Stock Plans" shall mean the HPR Inc. 1991 Stock Plan, the HPR Inc. 1995 Stock Plan, and the HPR Inc. 1995 Eligible Directors Stock Plan.

        1.55 "Subsidiaries" shall mean the subsidiaries of the Acquired Company, which are listed on Exhibit 3.1 hereto.

        1.56 "Surviving Corporation" shall have the meaning set forth in Section
    2.1.1 hereof.

        1.57 "Takeover Proposal" shall have the meaning set forth in Section
    2.11 hereof.

        1.58 "Tax Code" shall mean the Internal Revenue Code of 1986, as amended.

II. COVENANTS AND UNDERTAKINGS.

    2.1  TERMS AND APPROVAL OF MERGER.

        2.1.1. TERMS OF THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Code, the Acquired Company shall be merged with and into Purchaser (the "Merger"), as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles V, VI and VII hereof. Following the Merger, Purchaser shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Acquired Company shall cease.

        2.1.2. EFFECTIVE TIME; EFFECTS OF THE MERGER. The Merger shall become effective when both (i) this Agreement shall be adopted and approved by the stockholders of the Acquired Company in accordance with the applicable provisions of the Delaware Code and (ii) a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the Delaware Code is filed with the Secretary of State of Delaware (the time the Merger becomes effective being referred to as the "Effective Time"). The Merger shall have the effects set forth in the Delaware Code.

        2.1.3. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of Purchaser as in effect immediately preceding the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of Purchaser as in effect immediately preceding the Effective Time shall be the Bylaws of the Surviving Corporation.

        2.1.4. DIRECTORS. The directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

        2.1.5. OFFICERS. The officers of Purchaser immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

        2.1.6.  CONVERSION OF SHARES.

           (a) Subject to Section 2.1.6(g) below, each outstanding share of Acquired Company Stock issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive six tenths (.6) of a share of Parent Stock, deliverable to the holder thereof without interest on the value thereof; provided, however, if the average closing price per share (or if there is no sale on such date then the average between the closing bid and ask prices on any such day) for shares of Parent Stock during the fifteen
       (15) consecutive trading days ending on the third trading day prior to the date of the Special Meeting of stockholders of the Acquired Company held to approve the Merger as reported by Nasdaq (the "Market Value"), is less than $35.00 per share, then the Acquired Company shall have the right to terminate this Agreement prior to Closing pursuant to Section 10.1.6.

           (b) Each share of Acquired Company Stock held in the treasury of the Acquired Company shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist.

           (c) Subject to any applicable escheat laws, until surrendered and exchanged pursuant hereto, each certificate that immediately prior to the Effective Time represented outstanding shares of Acquired Company Stock shall be deemed for all corporate purposes of Parent, subject, however, to the other provisions of this Section 2.1.6, to evidence the ownership of the number of whole shares of Parent Stock into which the shares of Acquired Company Stock represented thereby shall have been converted, together with the right to receive the amount of cash in lieu of fractional shares, if any, pursuant to subsections (a) and (d) of this
       Section 2.1.6. (The shares of Parent Stock, and any cash in lieu of fractions thereof, receivable by each Acquired Company stockholder as described in Section 2.1.6(a) above and 2.1.6(d) below, are referred to hereinafter as the "Merger Consideration.") No cash or stock dividend payable, no certificate representing split shares deliverable, and no other distribution payable or deliverable to holders of record of Parent Stock at any time subsequent to the Effective Time shall be paid or delivered to the holder of any certificate that at the Effective Time represented Acquired Company Stock unless and until such certificate is surrendered to the Exchange Agent. However, subject to any applicable escheat laws, upon such surrender, there shall be paid or delivered to the holder of record of the certificate or certificates for Parent Stock issued and exchanged therefor, the certificates for shares and/or other property resulting from any such dividends, splits, or other distributions, as the case may be, that shall have theretofore become payable or deliverable with respect to Parent Stock subsequent to the Effective Time. No interest shall be payable with respect to such payment or delivery of any dividends or other distributions upon the surrender of certificates that represented Acquired Company Stock at the Effective Time.

           (d) No certificates or scrip representing fractional shares of Parent Stock shall be issued upon surrender of certificates representing Acquired Company Stock converted pursuant hereto, and no dividend, stock split, or other distribution of Parent shall relate to any such fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any such fractional share, any holder of Acquired Company Stock shall be entitled, upon surrender in accordance herewith of such holder's certificate or certificates representing Acquired Company Stock, to receive a cash payment therefor, without interest, at a pro rata amount based on the Market Value. No interest shall accrue with respect to any cash held for the benefit of holders of unsurrendered certificates theretofore representing shares of Acquired Company Stock at the Effective Time.

           (e) All shares of Parent Stock into which shares of the Acquired Company Stock have been converted pursuant to this Section 2.1.6 shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares and shall, when issued pursuant to the provisions hereof, be fully paid and nonassessable.

           (f) The stock transfer books of Acquired Company Stock shall be closed at the Effective Time, and thereafter no transfer of any such shares of Acquired Company Stock shall be recorded thereon. In the event a transfer of ownership of shares of Acquired Company Stock is not recorded on the stock transfer books of the Acquired Company, a certificate or certificates representing the number of whole shares of Parent Stock into which such shares of Acquired Company Stock shall have been converted in connection with the Merger may be issued to the transferee of such shares of Acquired Company Stock if the certificate or certificates representing such shares of Acquired Company Stock is or are surrendered to the Exchange Agent accompanied by all documents deemed necessary by the Exchange Agent to evidence and effect such transfer of ownership of shares of Acquired Company Stock and by the payment of any applicable stock transfer tax with respect to such transfer, subject to compliance with any restrictions or conditions contained herein with respect to the transfer of shares of Acquired Company Stock.

           (g) In the event that Parent at any time or from time to time after the date of this Agreement but prior to the Effective Time effects a subdivision or combination of the outstanding Parent Stock into a greater or lesser number of shares, then and in each such event the Exchange Ratio and the Market Value shall be increased or decreased proportionately and the other provisions of this Section 2.1.6 shall be construed to give effect thereto.

        2.1.7. STOCK PLANS. At the Effective Time, Parent shall assume the Acquired Company's rights and obligations under each of the outstanding options previously granted under the Stock Plans (each such option existing immediately prior to the Effective Time being called an "Existing Option," and each such option so assumed by Parent being called an "Assumed Option"), by which assumption the optionee shall have the right to purchase that number of shares of Parent Stock (rounded down to the nearest whole) into which the number of shares of Acquired Company Stock the optionee was entitled to purchase under the Existing Option would have been converted pursuant to the terms of the Merger as described in Section 2.1.6 hereof. Each Assumed Option shall constitute a continuation of the Existing Option, substituting Parent for Acquired Company as issuer and employment by Parent, Purchaser or one of their respective subsidiaries for employment by the Acquired Company. The aggregate price for the total number of shares of Parent Stock at which the Assumed Option may be exercised shall be the aggregate price at which the Existing Option was exercisable for the total number of shares of Acquired Company Stock, reduced (as necessary for purposes of rounding down) to the price that will buy the number of whole shares for which the Assumed Option will be exercisable in accordance with this Section 2.1.7, and the purchase price per share of Parent Stock thereunder shall be such aggregate price divided by the total number of shares of Parent Stock covered thereby. The assumption of the Assumed Options by Parent as provided in this Section 2.1.7 shall not, except as provided herein, provide the holders thereof additional benefits which they did not have immediately prior to the Effective Time or relieve the holders thereof of any obligations or restrictions applicable to the Assumed Options or the shares of Parent Stock obtainable upon exercise of the Assumed Options.

        2.1.8. STOCKHOLDERS' MEETING. The Acquired Company, acting through its Board of Directors, shall:

           (a) promptly furnish a copy of the proxy statement/prospectus included in the Registration Statement to each of its stockholders after the Registration Statement has become effective with the SEC;

           (b) duly call, give notice of, convene and hold a special meeting of its stockholders and submit this Agreement and the Merger and any related matters, as appropriate, to a vote of the Acquired Company's stockholders as soon as practicable for the purpose of considering and taking action upon this Agreement and any such related matters; and

           (c) use its reasonable best efforts, subject to the provisions of
       Section 2.11, to obtain the necessary approval of the Merger by its stockholders.

        2.1.9. CLOSING; FILING OF CERTIFICATE OF MERGER. Upon the terms and subject to the conditions hereof, as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles V, VI and VII hereof, the Acquired Company and Purchaser shall execute and file the Certificate of Merger referred to in Section 2.1.2 in the manner required by the Delaware Code, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section 2.1.9, a closing (the "Closing") will be held as set forth in Section 8.1 hereof, for the purpose of confirming all of the foregoing.

        2.1.10. 401(K) PLAN. Prior to the Closing Date, the Acquired Company shall adopt appropriate resolutions and take any and all further actions necessary to terminate the 401(k) Plan effective as of the date immediately preceding the Closing Date. In addition, participants in the 401(k) Plan shall make no further deferrals with respect to compensation for services performed after such termination date and the Acquired Company shall make no further employer contributions to the 401(k) Plan after such date, other than (i) employee compensation deferrals and (ii) matching contributions with respect to employee deferrals of compensation for services through the termination date. Parent and Purchaser shall take such action that will permit current participants in the 401(k) Plan who are employed by Purchaser to participate in, effective as soon as reasonably practicable after the Closing Date, the HBO & Company Profit Sharing and Savings Plan (the "Purchaser Plan") and to effect a direct rollover of distributions from the 401(k) Plan to the Purchaser Plan, a copy of which has been furnished by Parent to the Acquired Company. Parent and Purchaser shall also take or cause to be taken such action as necessary to credit each 401(k) Plan participant who becomes employed by Purchaser on the Closing Date with such participant's service and years of service under the 401(k) Plan for purposes of calculating eligibility for participation and vesting in contributions under the Purchaser Plan.

    2.2  DELIVERY OF MERGER CONSIDERATION.

        2.2.1. EXCHANGE AGENT. Prior to the Effective Time, Purchaser shall designate a bank or trust company to act as exchange agent in connection with the Merger (the "Exchange Agent"). At the Effective Time, Purchaser or Parent shall take all steps necessary to enable and cause Parent or the Surviving Corporation to provide the Exchange Agent with the shares of Parent Stock and cash in respect of fractional shares necessary to deliver the Merger Consideration to each holder of Acquired Company Stock as contemplated by Section 2.1.6 hereof prior to the time that such deliveries are required to be made by the Exchange Agent as provided in this Section 2.2.

        2.2.2.  SURRENDER OF CERTIFICATES AND DELIVERY OF MERGER
    CONSIDERATION. Promptly after the Effective Time, the Exchange Agent shall mail to each record holder (as of the Effective Time) of an outstanding certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Acquired Company Stock (the "Certificates"), a letter of transmittal in customary form (which specifies that delivery shall be effected, and risk of loss and title to the

    Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect of the shares of Acquired Company Stock formerly represented by such Certificate. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal properly completed and duly executed, together with any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of the shares of Acquired Company Stock formerly represented by such Certificate, and such Certificate shall forthwith be canceled. If payment is to be made to a Person other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Parent or the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2.2, each Certificate shall represent for all purposes only the right to receive the Merger Consideration, without any interest on the value thereof.

        2.2.3. ESCHEAT LAWS. Notwithstanding any provision of this Article II to the contrary, neither Parent nor the Surviving Corporation shall be liable to any holder of Certificates formerly representing shares of Acquired Company Stock for any property properly delivered or amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    2.3  SEC REGISTRATION.

        2.3.1. The Acquired Company shall furnish to Parent such information, including information about the Acquired Company and the Subsidiaries (including the respective affiliates of any of them), as may be necessary to enable Parent to prepare and file with the SEC a Registration Statement on Form S-4 under the 1933 Act, and the rules and regulations promulgated thereunder, in respect of the Parent Stock to be issued by reason of the Merger (such registration statement, including the proxy statement/prospectus included therein which is to be furnished to the holders of the Acquired Company Stock, in each case together with any amendments or supplements thereto, being referred to in this Agreement as the "Registration Statement"). The Acquired Company covenants that the Acquired Company Information (as defined below) included in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/ prospectus contained therein is first mailed to the Acquired Company's stockholders, or at the time of the meeting of the Acquired Company's stockholders held to approve the Merger Agreement, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state a material fact necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event or circumstance should come to the attention of the Acquired Company with respect to the Acquired Company Information that is required to be set forth in an amendment or supplement to the Registration Statement, the Acquired Company shall immediately notify Parent and shall assist Parent in appropriately amending or supplementing the Registration Statement in the manner contemplated in Section 2.3.4 below. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement. The Acquired Company covenants that the Registration Statement insofar as it relates to information concerning the Acquired Company, the Subsidiaries or any of their respective businesses, assets, directors, officers, or stockholders or any other affiliates or other matters pertaining to the Acquired Company or any of the Subsidiaries that is supplied by the Acquired Company for inclusion in the Registration Statement, including by incorporation by reference to SEC filings (the "Acquired Company Information") shall comply as to form and substance in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that the Acquired Company shall have no liability or obligation for any information other than the Acquired Company Information. The Acquired Company represents that it is eligible for registration of its securities on Form S-3.

        2.3.2. The Acquired Company shall instruct its accountants, Coopers & Lybrand L.L.P., to deliver and shall use its reasonable best efforts to cause such accountants to deliver to Parent letters dated at the time the Registration Statement becomes effective and as of the Closing Date, addressed to Parent, each containing both (i) its concurrence with the conclusion of the Acquired Company's management that no conditions exist with respect to the Acquired Company that would preclude accounting for the Merger as a "pooling of interests", which letters shall be substantially in the form of the opinion letter attached as EXHIBIT 2.3.2(A) hereto; and (ii) such matters as are customarily contained in auditors' letters regarding information about the Acquired Company included in the Registration Statement, which auditors' letters shall be in form and substance reasonably satisfactory to Parent. Parent shall use its reasonable best efforts to cause its accountants, Arthur Andersen LLP, to deliver to the Acquired Company letters at such times to the effect that the Parent satisfies the tests applicable to it such that the Merger can be accounted for as a "pooling of interests", which letters shall be substantially in the form of the letter attached as EXHIBIT 2.3.2(B) hereto.

        2.3.3. Parent shall file the Registration Statement and use its reasonable best efforts to have it declared effective by the SEC as promptly as practicable, and shall use its reasonable best efforts to take any action required to be taken to comply in all material respects with any applicable federal or state securities laws in connection with the issuance of Parent Stock in the Merger; except that such covenant of Parent is made, as to those portions of the Registration Statement containing or required to contain Acquired Company Information, assuming and relying solely on timely and full compliance with Sections 2.3.1 and 2.3.2. Parent will, in a timely manner, provide the Acquired Company with copies of any written communications to or from the SEC and notify the Acquired Company of any material oral communications to or from the SEC with respect to the Registration Statement or the transactions contemplated thereby.

        2.3.4. Parent covenants that the information included in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/prospectus contained therein is first mailed to the Acquired Company's stockholders, or at the time of the meeting of the Acquired Company's stockholders held to approve the Merger, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state a material fact necessary in order to make the statements therein not false or misleading; except that Parent makes no covenant as to those portions of the Registration Statement containing or required to contain Acquired Company Information. If at any time prior to the Effective Time any event or circumstance should come to the attention of Parent that is required to be set forth in an amendment or supplement to the Registration Statement, Parent shall use its reasonable efforts to amend or supplement appropriately the Registration Statement. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement.

        2.3.5. The Registration Statement and all other documents required to be filed by Parent with the SEC in connection with the transactions contemplated herein shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that Parent shall have no liability or obligation for any failure to comply with such requirements arising out of the Acquired Company Information.

        2.3.6. Parent shall use all reasonable efforts to take such action as may be necessary to ensure that the requirements of Rule 144(c) under the Securities Act are satisfied so as to enable any "affiliates" of the Acquired Company (as that term is used in Rule 145 under the Securities Act) to offer or sell the Parent Stock received by them in the Merger pursuant to paragraph (d) of Rule 145 (subject to compliance with the provisions of paragraphs (e), (f) and (g) of Rule 144).

        2.3.7. Parent shall use all reasonable efforts to obtain prior to the effective date of the Registration Statement all necessary "Blue Sky" permits and approvals, if any, required to consummate the Merger.

        2.3.8. As soon as reasonably practicable, but not later than thirty (30) days following the Closing Date, Parent shall use all reasonable efforts to file a registration statement on Form S-8 covering shares of Parent Stock issuable pursuant to the Stock Plans; provided that such obligation is subject to and conditional on the Acquired Company providing Parent with all information requested by Parent in connection therewith prior to the Closing Date.

        2.3.9. Each party will provide to the other parties, or their counsel, drafts of the information related to or customarily provided by such party to be included in the Registration Statement on Form S-4 and will generally cooperate with each other in the preparation thereof.

    2.4  AFFILIATES.

        (a) The Acquired Company shall use its reasonable best efforts to cause each person that is an "affiliate" of the Acquired Company under the 1933 Act on the date preceding the date of the filing of the Registration Statement to deliver to Parent on such date a written agreement substantially in the form attached hereto as EXHIBIT 2.4(A) ("Rule 145 Letters"), and in the event that any other person becomes an affiliate of the Acquired Company thereafter to cause such person to provide a Rule 145 Letter to Parent at the Closing.

        (b) The Acquired Company shall use its reasonable best efforts to cause each person that is an "affiliate" of the Acquired Company under the 1933 Act on the date preceding the date of the filing of the Registration Statement to deliver to Parent on such date a written agreement substantially in the form attached hereto as EXHIBIT 2.4(B) ("Pooling Letters"), and in the event any other person (to the knowledge of the Acquired Company) becomes an affiliate of the Acquired Company on or before the Closing Date to cause such person to provide a Pooling Letter to Parent at the Closing.

    2.5 TRADING PROHIBITIONS. Each of Parent, Purchaser and the Acquired Company hereby acknowledges that as a result of disclosures by Parent, Purchaser and the Acquired Company contemplated under this Agreement, Parent, Purchaser, the Acquired Company, the Subsidiaries and their respective affiliates may, from time to time, have material, non-public information concerning each other. Each of Parent, Purchaser, and the Acquired Company confirms that it and its respective affiliates are aware, and that it has advised its representatives that, (i) the United States securities laws may prohibit a person who has material, non-public information from purchasing or selling securities of any company to which such information relates, and (ii) material non-public information shall not be communicated to any other person except as permitted herein.

    2.6 CONDUCT OF THE BUSINESS OF THE ACQUIRED COMPANY AND ITS SUBSIDIARIES PRIOR TO CLOSING.

        2.6.1. Except (i) with the prior written consent of Purchaser, (ii) as may be required to effect the transactions contemplated by this Agreement, or (iii) as provided otherwise in this Agreement, the Acquired Company covenants that, between the date of this Agreement and the Effective Time, the Acquired Company and the Subsidiaries will conduct their respective business in the ordinary course, and that they will:

           (a) preserve the organization of the Acquired Company and the Subsidiaries intact and use its reasonable best efforts to preserve the goodwill of customers and others having business relations with the Acquired Company or the Subsidiaries;

           (b) maintain the properties of the Acquired Company and the Subsidiaries in substantially the same working order and condition as such properties are in as of the date of this Agreement, reasonable wear and tear excepted;

           (c) not effect any sale, assignment or transfer of any of their respective assets except in the ordinary course of business;

           (d) keep in force at no less than their present limits all existing policies of insurance or comparable replacements thereof insuring the Acquired Company, the Subsidiaries and their respective properties;

           (e) except as set forth on EXHIBIT 2.6.1.(E), not enter into any contract, commitment, arrangement or transaction of the type described in
       Section 3.12 hereof or suffer, permit or incur any of the transactions or events described in Section 3.9 hereof to the extent such events or transactions are within the control of the Acquired Company or any of the Subsidiaries (except that the Acquired Company and the Subsidiaries may enter into new license agreements and support and maintenance agreements and other agreements with customers in the ordinary course of business on terms and prices consistent with historical practices);

           (f) not make or permit any change in the Acquired Company's or any of the Subsidiaries' Articles or Certificates of Incorporation or Bylaws, or in their authorized, issued or outstanding securities (except for the issuance of Acquired Company Stock pursuant to exercise of stock options pursuant to the Stock Plans);

           (g) except as set forth on EXHIBIT 2.6.1(G), not grant any stock option or right to purchase any security of the Acquired Company or any of the Subsidiaries, issue any security convertible into such securities, purchase, redeem, retire or otherwise acquire any of such securities, or agree to do any of the foregoing or declare, set aside or pay any dividend, make any other distribution or declare any split in respect of such securities;

           (h) except as set forth on EXHIBIT 2.6.1(H), not adopt any new Benefit Plan or amend, supplement, or accelerate the timing of payments or vesting under any existing Benefit Plan, and not make any contribution to or distribution from any employee benefit plan, pension plan, stock bonus plan, 401(k) plan or profit sharing plan (except for the payment of any health, disability and life insurance premiums that may become due and except for contributions, vesting or distributions required (and not discretionary) pursuant to the terms of any Benefit Plans);

           (i) not change the amortization or capitalization policies for Owned Software or otherwise make any changes in the accounting policies of the Acquired Company and the Subsidiaries;

           (j) not issue any notes, bonds or other debt security, or create, incur, assume or guarantee any indebtedness for borrowed money;

           (k) not issue any shares of Acquired Company Stock or of any Subsidiary other than shares of Acquired Company Stock issuable upon exercise of presently exercisable options;

           (l) not take any action with respect to any awards under the Stock Plans and not alter in any manner the terms, conditions or dates of vesting or exercise of any of the options to purchase or other rights with respect to Acquired Company Stock;

           (m) not effect any acquisition, by purchase of stock, assets or otherwise, of any business or portion thereof or of any Person; and

           (n) promptly advise Purchaser in writing of any matters arising or of which the Acquired Company becomes aware after the date of this Agreement that, if existing or known at the date hereof, would be required to be set forth or described in this Agreement or the Exhibits hereto.

        2.6.2. Except after prior notification to, and with the prior written consent of, Purchaser, which consent shall not be unreasonably withheld, the Acquired Company shall not make or permit any Subsidiary to make, between the date of this Agreement and the Effective Time, any change in its banking or safe deposit arrangements or grant any powers of attorney.

    2.7 FILING OF TAX RETURNS. The Acquired Company shall cause all of the Acquired Company's and the Subsidiaries' federal, state and local tax returns required to be timely filed before the Effective Time to be timely and accurately filed with the appropriate taxing authorities. For purposes of this
Section 2.7, such returns shall be deemed timely filed if the Acquired Company or the applicable Subsidiary has obtained an extension from the appropriate taxing authority as to the time in which it may file such tax returns. The Acquired Company shall submit all such tax returns to Purchaser at least ten
(10) days prior to the date they must be filed, and Purchaser shall have the opportunity to comment on and approve such returns, which approval shall not unreasonably be withheld.

    2.8  EXAMINATION OF PROPERTY AND RECORDS; CONFIDENTIALITY OF INFORMATION.

        2.8.1. Except as set forth on EXHIBIT 2.8.1, between the date of this Agreement and the Effective Time, the Acquired Company shall allow Purchaser, its counsel and other representatives full access to all the books, records, files, documents, assets, properties, contracts and agreements of the Acquired Company and the Subsidiaries that may be reasonably requested, and the Acquired Company shall furnish Purchaser, its officers and representatives during such period with all information concerning the affairs of the Acquired Company and the Subsidiaries that may be reasonably requested. Between the date of this Agreement and the Effective Time Parent shall allow any executive officer of the Acquired Company access to the Chief Financial Officer of Parent to make inquiries and request and receive information in respect of Parent or Purchaser deemed by such Chief Financial Officer in the exercise of his judgment as reasonably requested by the Acquired Company in the context of the transactions provided for herein. Each party shall conduct any investigation in a manner that will not unreasonably interfere with the businesses of the other party.

        2.8.2. All non-public information acquired by any party hereto pursuant to this Section 2.8 or otherwise under this Agreement, whether or not in writing, concerning the business, operations and affairs of any other party to this Agreement, will be kept confidential and will not be disclosed to any Person other than the parties hereto or their authorized representatives (who shall be subject to the same obligations) and will not be used for any purpose other than the consummation of the Merger and the related transactions described herein, subject to any legal disclosure obligation of any party upon advice from counsel and prior notice to the other party. Promptly upon termination of this Agreement, and at the request of any party hereto, all written materials thus obtained by any other party or any of its representatives and all copies and extracts of such materials will be delivered to the disclosing party, or destroyed, if requested by the disclosing party.

    2.9 CONSENTS AND APPROVALS. The Acquired Company shall use its, and shall cause the Subsidiaries to use their, reasonable best efforts (without requiring the payment of money) to obtain the waiver, consent and approval of all persons, except to the extent set forth on EXHIBIT 2.9, whose waiver, consent or approval
(i) is required in order to consummate the transactions contemplated by this Agreement, including without limitation, the Merger and the merger or dissolution of the Subsidiaries pursuant to Section 2.15, or (ii) is required by any agreement, lease, instrument, arrangement, judgment, decree, order or license to which the Acquired Company or any Subsidiary is a party or subject on the Effective Time and (a) that would prohibit or require the waiver, consent or approval of any person to such transactions or (b) under which, without such waiver, consent or approval, such transactions would constitute an occurrence of default under, or otherwise conflict with or be in contravention of, the provisions thereof, result in the acceleration of any obligation thereunder or give rise to a right of any party thereto to terminate its obligations thereunder. All obtained written waivers, consents and approvals shall be produced at Closing in form and content reasonably satisfactory to Purchaser.

    2.10 SUPPLYING OF FINANCIAL STATEMENTS. The Acquired Company shall deliver to Purchaser all regularly prepared audited and unaudited consolidated and consolidating financial statements of the Acquired Company and the Subsidiaries prepared after the date of this Agreement, in format historically published or utilized internally (as applicable), and any financial statements prepared for filing with the SEC, as soon as each is available.

    2.11 NO SOLICITATION. The Acquired Company shall not, and shall not permit any of the Subsidiaries to, and the Acquired Company and the Subsidiaries shall not authorize or permit any officer, director or employee of, or any financial advisor, attorney, accountant or other advisor or representative retained by, the Acquired Company or any of the Subsidiaries to, solicit, initiate, encourage (including by way of furnishing information), endorse or enter into any agreement with respect to, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as hereafter defined). The Acquired Company shall immediately advise Purchaser orally and in writing of any Takeover Proposal or any inquiries or discussions with respect thereto. Neither the Board of Directors of the Acquired Company nor any committee thereof shall (a) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Purchaser the approval or recommendation by the Board of Directors of the Acquired Company of the Merger or this Agreement or (b) approve or recommend, or propose to approve or recommend, any Takeover Proposal or any other acquisition of outstanding shares of Acquired Company Stock other than pursuant to the Merger or this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Board of Directors of the Acquired Company from furnishing information to or entering into discussions or negotiations with any unsolicited person or entity if and only to the extent that the Board of Directors of the Acquired Company shall have determined in good faith, after receiving written advice of its outside counsel, that such action would be required under applicable law in the exercise of its fiduciary duties. The Acquired Company will immediately notify the Purchaser if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Acquired Company and shall promptly, but in any event within three (3) business days of receipt, furnish to Parent a copy of any such written proposal or a written summary of any such oral proposal. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, or proposal, other than a proposal by Purchaser or any of its affiliates, for a merger, share exchange or other business combination involving the Acquired Company or any of the Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in the Acquired Company or any of the Subsidiaries or a substantial portion of the assets of the Acquired Company or any of the Subsidiaries.

    2.12 HSR ACT FILINGS. Parent and the Acquired Company shall each, in cooperation with the other, make the required filings in connection with the transactions contemplated by this Agreement under the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and shall request early termination of the waiting period with respect to such filings. As promptly as practicable from time to time after the date of this Agreement, each party shall make all such further filings and submissions, and take such further action, as may be required in connection therewith, and shall furnish the other all information in its possession necessary therefor. Parent and the Acquired Company shall each notify the other immediately upon receiving any request for additional information with respect to such filings from either the Antitrust Division of the Department of Justice or the Federal Trade Commission. Subject to the provisions of Section 10.1 hereof, the party receiving the request shall use its reasonable best efforts to comply with such request, and to take such reasonable action in respect of such request to enable the Closing to occur, as soon as possible, and neither such party shall withdraw any such filing or submission without the written consent of the other. Each party shall keep the other party promptly informed of all developments regarding the filings, requests and responses referred to in this

Section 2.12, and shall provide the other party the opportunity to participate in all meetings with the Antitrust Division of the Department of Justice or Federal Trade Commission in respect thereof.

    2.13 TAX REPORTING. For federal and state tax purposes, Purchaser and Parent shall report the transactions contemplated by this Agreement as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Tax Code and similar state laws. Prior to the Effective Time, the Acquired Company will deliver to Purchaser and Parent letters to the reasonable satisfaction of Purchaser and Parent from the Acquired Company and/or certain of its stockholders that when read together provide assurance that there is no plan or intention on the part of the stockholders of the Acquired Company (or knowledge of such plan or intent to the extent the Acquired Company provides a representation with respect to holders of less than five percent (5%) of the Acquired Company Stock) to sell, exchange or otherwise dispose of a number of shares of Parent Stock received in the Merger that would reduce the Acquired Company's stockholders' ownership of Parent Stock received in the Merger to a number of shares having a value, as of the Effective Time, of less than fifty percent (50%) of the value of all of the outstanding stock of Acquired Company immediately prior to the Effective Time.

    2.14 INDEMNIFICATION OF ACQUIRED COMPANY OFFICERS AND DIRECTORS. The Purchaser agrees that subsequent to the Closing it will provide to the directors and officers of the Acquired Company indemnification in accordance with the current provisions of the Certificate of Incorporation and By-Laws of the Acquired Company and the Indemnification Agreements with respect to matters occurring prior to the Effective Time, for a period of six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved). The Parent shall cause to be maintained in effect for twelve (12) months following the Closing Date the current policies of directors' and officers' liability insurance currently maintained by the Acquired Company, which policies are described on EXHIBIT 3.19, at no greater than one hundred percent (100%) of the annual premiums for such coverage as of the date hereof (as reflected on such EXHIBIT 3.19), provided that the Parent may substitute therefor policies of at least the same coverage containing terms and conditions that are no less advantageous (including, without limitation, coverage under Parent's existing policies of directors' and officers' liability insurance). In the event that the premiums for the continued coverage exceed 100% of the premiums for the coverage as of the date hereof (the "100% Amount"), Purchaser shall either substitute coverage meeting the requirements of the proviso in the preceding sentence or continue the existing insurance but reduce the maximum amount of coverage to that available for premiums equal to the 100% Amount.

    2.15 SUBSIDIARIES. The parties hereto agree that on the Closing Date, Purchaser and Acquired Company will cause the Subsidiaries to be liquidated, which may be effected, at the option of Purchaser, by corporate merger of the Subsidiaries with and into Purchaser or any subsidiary or subsidiaries of Purchaser or by corporate dissolution of the Subsidiaries.

    2.16 CERTAIN REPORTS. If the Merger is effective in the month of December, 1997, Parent will use its reasonable best efforts to make publicly available through a filing with the SEC the combined results of operations of Parent, Purchaser and the Acquired Company for the calendar month following the Closing on or before the twentieth (20th) day of the second calendar month following the Closing. If the Merger is effective in the month of January, 1998, Parent will use its reasonable best efforts to include the combined results of operations of Parent, Purchaser and the Acquired Company for the first full calendar month following the effective date of the Merger in Parent's Annual Report on Form 10-K for the year ending December 31, 1997. If the Merger is effective later than January, 1998, Parent will use its reasonable best efforts to make publicly available through a filing with the SEC the combined results of operations of Parent, Purchaser and the Acquired Company for the calendar month following the Closing on or before the twentieth (20th) day of the second calendar month following Closing.

III. REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED COMPANY.

    The Acquired Company represents and warrants to Purchaser and Parent as follows:

    3.1  ORGANIZATION, STANDING AND FOREIGN QUALIFICATION.

        3.1.1. Each of the Acquired Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its incorporation as set forth in
    EXHIBIT 3.1 and has the requisite corporate power and authority to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets that it now owns or leases.

        3.1.2. Each of the Acquired Company and the Subsidiaries is duly qualified and/or licensed to transact business and in good standing as a foreign corporation in the jurisdictions listed in EXHIBIT 3.1 hereto, and the character of the property owned or leased by the Acquired Company and the Subsidiaries and the nature of the business conducted by them do not require such qualification and/ or licensing in any other jurisdiction where the failure to so qualify would have a Material Adverse Effect upon the Acquired Company.

    3.2  AUTHORITY AND STATUS.

        3.2.1. The Board of Directors of the Acquired Company, by unanimous vote of all directors present at a meeting duly called and held, has (i) determined that the Merger is fair to and in the best interests of the stockholders of the Acquired Company and (ii) resolved to submit the Merger to and recommend approval of the Merger by the stockholders of the Acquired Company.

        3.2.2. The Acquired Company has the capacity and authority to execute and deliver this Agreement, to perform hereunder and, upon approval of the transactions provided for herein by the stockholders of the Acquired Company, to consummate the transactions contemplated hereby without any other corporate or stockholder approval. The execution, delivery and performance by the Acquired Company of this Agreement and each and every other agreement, document and instrument provided for herein have been duly authorized and approved by the Board of Directors of the Acquired Company. Assuming this Agreement and each and every agreement, document or instrument to be executed, delivered and performed by the Acquired Company in connection herewith are valid and legally binding obligations of Purchaser and Parent, this Agreement and each and every agreement, document and instrument to be executed, delivered and performed by the Acquired Company in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligation of the Acquired Company enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. Attached hereto as EXHIBIT 3.2 are true, correct and complete copies of the current Articles or Certificates of Incorporation and Bylaws of the Acquired Company and the Subsidiaries.

        3.2.3. The Board of Directors of the Acquired Company received an opinion from BT Alex. Brown Incorporated, its financial advisor, concurrently with the approval described in Section 3.2.1 above to the effect that the Exchange Ratio is fair, from a financial point of view, to the Acquired Company's stockholders.

    3.3 CAPITALIZATION. The entire authorized capital stock of the Acquired Company consists of thirty-eight million (38,000,000) shares of stock, of which thirty-five million (35,000,000) shares are designated Common Stock, par value $.01 per share, and three million (3,000,000) shares are designated Preferred Stock, par value $.10 per share. Of the total authorized Acquired Company Stock, as of September 27, 1997, Fifteen Million Three Hundred Forty Thousand Three Hundred Eighty-Five (15,340,385) shares were issued and outstanding and no shares were held in the Acquired Company's treasury. Of the total

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authorized Preferred Stock, no shares have been issued. As of September 27,
1997, there were options outstanding under the Stock Plans entitling the optionees thereunder upon valid exercise to acquire in the aggregate Two Million Two Hundred Forty Thousand Five Hundred Seventy-One (2,240,571) shares of Acquired Company Stock. With the exception of the right to acquire shares of Acquired Company Stock pursuant to options under the Stock Plans, there are no outstanding rights to acquire capital stock of the Acquired Company. All the issued and outstanding shares of each of the Subsidiaries are owned by the Acquired Company and are held free and clear of all liens, claims, charges and encumbrances of any nature whatsoever. All of the outstanding shares of Acquired Company Stock (and any shares issued pursuant to presently outstanding options, if exercised and purchased at the applicable exercise price) were duly authorized (or will be when issued and the option price paid), validly issued, fully paid and nonassessable. None of the capital stock of the Acquired Company is entitled to or subject to preemptive rights. Other than the requisite stockholder vote to consummate the Merger, the authorization or consent of no other person or entity is required in order to consummate the transactions contemplated herein by virtue of any such person or entity having an equitable or beneficial interest in the Acquired Company or any Subsidiary or the capital stock of the Acquired Company or any Subsidiary. EXHIBIT 3.3 sets forth all outstanding stock options, stock appreciation rights, phantom stock awards, performance share unit awards, equity participation rights, or similar awards outstanding under the Stock Plans or any other Benefit Plan as of the date hereof, and lists in respect each option, award or right, the holder, the date of grant and any vesting or other terms governing exercise or receipt, and any warrants, calls, commitments or plans by the Acquired Company or any Subsidiary to issue any additional shares of their capital stock, to pay any dividends on such shares or to purchase, redeem, or retire any outstanding shares of their capital stock, nor are there outstanding any securities or obligations that are convertible into or exchangeable for any shares of capital stock of the Acquired Company. Following the Merger, the Acquired Company will have no obligation to issue, transfer or sell any shares of capital stock of any of the Subsidiaries. There are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which the Acquired Company or any of the Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Acquired Company or any of the Subsidiaries.

    3.4 ABSENCE OF EQUITY INVESTMENTS. Except for the Subsidiaries and as described in EXHIBIT 3.4 hereto, the Acquired Company does not, either directly or indirectly, own of record or beneficially any shares or other equity interests in any corporation, partnership, limited partnership, joint venture, trust or other business entity.

    3.5  LIABILITIES AND OBLIGATIONS OF THE ACQUIRED COMPANY AND THE
SUBSIDIARIES.

        3.5.1. Attached hereto as EXHIBIT 3.5.1 are true, correct and complete copies of the Acquired Company's audited consolidated balance sheets as of June 30, 1995, June 30, 1996 and June 30, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, together with the reports of Coopers & Lybrand L.L.P. thereon (respectively, the "1995, 1996 and 1997 Financial Statements"). The 1995, 1996, and 1997 Financial Statements are complete, have been prepared in accordance with generally accepted accounting principles, consistently applied, fairly present in all material respects the financial condition of the Acquired Company and the Subsidiaries as of the respective dates thereof, and disclose all liabilities of the Acquired Company and the Subsidiaries, whether absolute, contingent, accrued or otherwise, existing as of the date thereof that are of a nature required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

        3.5.2. Neither the Acquired Company nor any Subsidiary has any liability or obligation (whether accrued, absolute, contingent or otherwise) including, without limitation, any liability that might result from an audit of their tax returns by any appropriate authority, except for (a) the liabilities and obligations of the Acquired Company and the Subsidiaries that are disclosed or reserved against in the 1997 Financial Statements or
    EXHIBIT 3.5.2 hereto, to the extent and in the amounts so disclosed or reserved against, and (b) liabilities incurred or accrued in the ordinary course of business since June 30, 1997 and liabilities incurred in connection with the transactions referred to herein.

        3.5.3. Except as disclosed in the 1997 Financial Statements or EXHIBIT 3.5.2, neither the Acquired Company nor any Subsidiary is in default with respect to any liabilities or obligations, and all such liabilities or obligations shown or reflected in the 1997 Financial Statements or EXHIBIT
    3.5.2 and such liabilities incurred or accrued subsequent to June 30, 1997 have been, or are being, paid and discharged as they become due, and all such liabilities and obligations were incurred in the ordinary course of business except as indicated in EXHIBIT 3.5.2.

    3.6  TAX RETURNS.

        3.6.1. The Acquired Company and the Subsidiaries have, as of the date hereof, and will prior to the Effective Time have, timely and accurately filed all federal, state, foreign and local income, franchise, sales, real and personal property and other tax returns and reports required to be filed by them prior to such dates and have timely paid, or will prior to the Effective Time timely pay, all taxes shown on such returns as owed for the periods of such returns, including all withholding or other payroll related taxes shown on such returns, except where the failure to so file any such return or report would not individually or in the aggregate have a Material Adverse Effect upon the Acquired Company. The tax basis of all assets of the Acquired Company and the Subsidiaries as reflected on their books and records is correct and accurate in all material aspects. Except as described on EXHIBIT 3.6.1, neither the Acquired Company nor any Subsidiary is, nor will any of them become, subject to any additional taxes, interest, penalties or other similar charges with respect to the tax returns and reports referred to in the first sentence of this Section 3.6. No assessments or notices of deficiency or other communications have been received by the Acquired Company, nor have any been threatened, with respect to any such tax return that has not been paid, discharged or fully reserved in the 1997 Financial Statements or EXHIBIT 3.6.1 hereto, and no amendments or applications for refund have been filed or are planned with respect to any such return. Except as set forth on EXHIBIT 3.6.1, there are no agreements between the Acquired Company or any Subsidiary and any taxing authority, including, without limitation, the IRS, waiving or extending any statute of limitations with respect to any tax return, and neither the Acquired Company nor any Subsidiary has filed any consent or election under the Tax Code, including, without limitation, any election under Section 341(f) of the Tax Code.

        3.6.2. Except as set forth on EXHIBIT 3.6.2, neither the Acquired Company nor any Subsidiary has made any parachute payments as such term is defined in Section 280G of the Tax Code, neither is obligated to make any parachute payments, and neither is a party to any agreement that under certain circumstances could obligate it, or any successor in interest, to make any parachute payments that will not be deductible under Section 280G of the Tax Code. The Acquired Company is not obligated to make reimbursements or gross up payments to any person in respect to excess parachute payments.

        3.6.3. The Acquired Company and the Subsidiaries (a) have withheld proper and accurate amounts in compliance with the tax withholding provisions of all applicable laws for all compensation paid to the officers and employees of the Acquired Company and the Subsidiaries, (b) have correctly and properly prepared and duly and timely filed all returns and reports relating to those amounts withheld from their officers and employees and to their employer liability for employment taxes under the Tax Code and applicable state and local laws and (c) have duly and timely paid and remitted to the appropriate taxing authorities the amounts withheld from their officers and employees and any additional amounts that represent their employer liability under applicable law for employment taxes.

        3.6.4. The income tax returns of the Acquired Company have been audited by the IRS for all tax years through the year ended June 30, 1995, and all taxes, deficiencies, penalties and interest relating to such tax years have been fully paid and satisfied by the Acquired Company.

        3.6.5. No issue has been raised by the IRS, any state or local taxing authority, or any other investigation or audit, that will have, or can be expected to have, a Material Adverse Effect on the Acquired Company.

        3.6.6. The 1995, 1996 and 1997 Financial Statements include, and the accounts of the Acquired Company and the Subsidiaries will include, for all periods up to and including the Closing Date, adequate provision for all unpaid applicable taxes, assessments, fees and charges relating to the Acquired Company and the Subsidiaries.

        3.6.7. Neither the Acquired Company nor any Subsidiary is a "United States real property holding corporation" as defined in Section 897(c)(2) of the Tax Code.

    3.7 OWNERSHIP OF ASSETS. The Acquired Company and the Subsidiaries have title to all of their respective properties and assets, other than leased or licensed property, in each case free and clear of any liens, security interests, claims, charges, options, rights of tenants or other encumbrances, except (i) for those encumbrances or defects in title not material to the continued use or ownership of any such properties and assets in the ordinary course, (ii) as disclosed or reserved against in EXHIBIT 3.7 or reserved against in the 1997 Financial Statements (to the extent and in the amounts so disclosed or reserved against) and (iii) for liens arising from current taxes not yet due and payable. Neither the Acquired Company, nor any Subsidiary, has received any payment from a lessor or licensor in connection with or as inducement for entering into a lease or license in which the Acquired Company or a Subsidiary is a lessee or licensee, except licenses, fees and similar payment in historical amounts and in the ordinary course of business. All buildings and material items of machinery and equipment owned or leased by the Acquired Company or any Subsidiary are in good operating condition and reasonable state of repair, subject only to ordinary wear and tear. Except as reserved against in the 1997 Financial Statements, the inventories of the Acquired Company and the Subsidiaries consist only of items of supplies and equipment of a quality and quantity usable in the normal course of their businesses. Neither the Acquired Company nor any Subsidiary has received any notice of violation of any applicable zoning regulation, ordinance or other law, regulation or requirement relating to their operations and properties, whether owned or leased. All of the accounts receivable of the Acquired Company and the Subsidiaries as of the Effective Time will reflect actual transactions and will have arisen in the ordinary course of business.

    3.8  AGREEMENT DOES NOT VIOLATE OTHER INSTRUMENTS.  Except as set forth on
EXHIBIT 3.8 hereto, the execution and delivery of this Agreement by the Acquired Company does not, and the consummation of all of the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation or Certificate of Incorporation, as amended, or Bylaws, as amended, of the Acquired Company or any Subsidiary or violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any Material Contract, or any order, judgment or decree to which the Acquired Company or any Subsidiary is a party or is bound or by which the Acquired Company's or any Subsidiaries' assets are affected. Except for the applicable requirements of the HSR Act, the 1933 Act, the Exchange Act and applicable Blue Sky laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to the Acquired Company, any Subsidiary or any assets, properties or operations of the Acquired Company or any Subsidiary in connection with the execution and delivery by the Acquired Company of this Agreement or the consummation of the transactions contemplated hereby.

    3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed on EXHIBIT 3.9, since June 30, 1997, the Acquired Company and each of the Subsidiaries has operated in the ordinary course of business and there has not been (i) any material damage, destruction or other casualty loss with respect to property owned or leased by the Acquired Company or any of the Subsidiaries, whether or not covered by insurance, or any strike, work stoppage or slowdown or other labor trouble involving the Acquired Company or any of the Subsidiaries; (ii) any increase in dividends or employee compensation or benefits payable by the Acquired Company, except for increases in compensation consistent, in amounts and timing, with policies of the Acquired Company approved on or prior to August 15, 1997 by its Board of Directors or the Compensation Committee thereof; (iii) any change in accounting methods; or (iv) any transaction, commitment, dispute or other event or condition that has individually or in the aggregate resulted in any Material Adverse Effect in respect of the Acquired Company.

    3.10 LITIGATION. Except as otherwise set forth in EXHIBIT 3.10 hereto, there is no suit, action, arbitration, proceeding, claim or investigation pending or, to the knowledge of the Acquired Company, threatened against or affecting the Acquired Company or any Subsidiary that would individually or in the aggregate have a Material Adverse Effect on the Acquired Company, and, to the knowledge of the Acquired Company, there exists no reasonable basis or grounds for any such suit, action, arbitration, proceeding, claim or investigation.

    3.11 LICENSES AND PERMITS; COMPLIANCE WITH LAW. The Acquired Company and the Subsidiaries hold all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of their respective businesses and the use of their respective assets, except for such licenses, certificates, permits, franchises and rights the absence of which would not individually or in the aggregate have a Material Adverse Effect on the Acquired Company. Except as noted in EXHIBIT 3.11, and except for any matters which will not individually or in the aggregate have a Material Adverse Effect in respect of the Acquired Company, the Acquired Company and the Subsidiaries presently are conducting their respective businesses so as to comply with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority. Further, except as described on EXHIBIT 3.11, the Acquired Company and the Subsidiaries are not presently charged with, or under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule or regulation, or presently the subject of any pending or, to the knowledge of the Acquired Company, threatened adverse proceeding by any regulatory authority having jurisdiction over their respective businesses, properties or operations. Except as disclosed on EXHIBIT 3.11, or as would not individually or in the aggregate have a Material Adverse Effect on the Acquired Company, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the termination of any license, certificate, permit, franchise or right held by the Acquired Company or any Subsidiary, and all such licenses, certificates, permits, franchises and rights will inure to the benefit of the Surviving Corporation after the consummation of the transactions contemplated by this Agreement.

    3.12 CONTRACTS, AGREEMENTS AND INSTRUMENTS GENERALLY. EXHIBIT 3.12 hereto consists of a true and complete list of all contracts, agreements, commitments and other instruments (identified by title, date and parties)(whether oral or written) to which the Acquired Company or any Subsidiary is a party that involve a receipt or an expenditure by the Acquired Company or any Subsidiary or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of the Acquired Company or any Subsidiary, which in each case relates to a contract, agreement, commitment or instrument that requires payments or provides for receipts in excess of $60,000 per year (except for Customer Contracts which shall be subject to the threshold set forth in Section
3.12.1. below). EXHIBIT 3.12 also identifies (identified by title, date and parties)(whether oral or written) all:

        3.12.1. contracts, agreements, commitments or other instruments in effect with any customer of the Acquired Company or any Subsidiary, including without limitation all management agreements, data processing agreements, consulting services agreements, software license agreements or other licenses, software development agreements, purchase commitments or installation agreements and maintenance or service agreements, which require payments or provide for receipts (measured by total contract payments or receipts divided by the years of the term of the contract) in excess of $60,000 per year (hereinafter referred to as the "Customer Contracts" and identified as such on EXHIBIT 3.12);

        3.12.2. leases, rental agreements or other contracts or commitments affecting the ownership or leasing of, title to or use of any interest in real or personal property with payments equal to or greater than $5,000 per month and all maintenance or service agreements relating to any real or personal property with payments equal to or greater than $5,000 per month;

        3.12.3. contracts or commitments providing for payments based in any manner upon the sales, purchases, receipts, income or profits of the Acquired Company or any Subsidiary;

        3.12.4. franchise agreements, marketing agreements or royalty agreements (and with respect to each such agreement, EXHIBIT 3.12 sets forth the aggregate royalties or similar payment paid or payable thereunder by the Acquired Company or any Subsidiary as of the date hereof);

        3.12.5. employment contracts or arrangements regarding employees or independent contractors (including without limitation any standard form contracts such as employee nondisclosure agreements), or for any continuing payment of any type or nature, including, without limitation, any severance, termination, parachute, or other payments (whether due to a change in control, termination or otherwise) and bonuses and vested commissions.
    EXHIBIT 3.12 also includes a listing of all such agreements, if any, for which the standard form was materially or substantially modified or materially or substantially altered, and any contracts that are not in the standard form. Other than the standard form agreements listed on EXHIBIT 3.12, those listed variations from the standard form agreements and those listed agreements that are not in the standard form, there are no other agreements of the type referred to in this Section 3.12.5;

        3.12.6. contracts, agreements, understandings or arrangements restricting the Acquired Company or any Subsidiary from carrying on its business anywhere in the world;

        3.12.7. instruments or arrangements evidencing or related to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of purchase-money obligation, guaranty, subordination, conditional sale, lease-purchase or otherwise providing for payments in excess of $5,000 per month;

        3.12.8. joint product development agreement with any party other than the Purchaser, other than Customer Contracts; and

        3.12.9. contracts or agreements with vendors of material equipment purchased by the Acquired Company or appointing the Acquired Company as a reseller of equipment, other than purchase orders in the ordinary course of business.

    The contracts, agreements, commitments and other instruments listed or required to be listed on EXHIBIT 3.12 or listed on an Exhibit referred to in
Section 3.14 hereof are herein referred to as the "Material Contracts."

    All the Material Contracts are valid and binding upon the Acquired Company or the applicable Subsidiary and the other parties thereto and are in full force and effect and enforceable in accordance with their terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors rights generally and general principles of equity relating to the availability of equitable remedies. None of the Acquired Company, the applicable Subsidiary and, to the knowledge of the Acquired Company, any other party to any such contract, commitment or arrangement has breached any provision of, or is in default under, the terms thereof; and there are no existing facts or circumstances that would prevent the work in process of the Acquired Company or any Subsidiary or their contracts and agreements from maturing upon performance by the Acquired Company or the applicable Subsidiary into collectible accounts receivable in the aggregate in amounts consistent with historical experience. Except as set forth on EXHIBIT 3.12, there are no contracts or commitments that require the performance of services or provision of goods by the Acquired Company at a direct cost or with a value for each such contract or commitment in excess of the revenue to be derived pursuant to the terms of such contract or commitment.

Except for terms specifically described in EXHIBIT 3.12, neither the Acquired Company nor any Subsidiary has received any payment from any contracting party in connection with or as an inducement for entering into any contract, agreement, policy or instrument except for payment for actual services rendered or to be rendered by such Acquired Company or Subsidiary consistent with amount historically charged for such services.

    3.13 CUSTOMER CONTRACTS. Except as set forth on EXHIBIT 3.13(A), each Customer Contract executed within the five (5) year period ending on the date hereof conforms substantially to one of the forms attached hereto as EXHIBIT 3.13(B) (the "Customer Contract Forms"). EXHIBIT 3.13(B) also includes copies of standard forms employed by the Acquired Company and the Subsidiaries within the five (5) year period ending on the date hereof in respect of current customers the contracts for which do not constitute "Customer Contracts" by reason of the dollar threshold provided for in the definition therefor in Section 3.12.1. With respect to each Customer Contract, (i) each customer to which computer software represented as owned by or proprietary to the Acquired Company or a Subsidiary (the "Owned Software") has been licensed pursuant to such Customer Contract and tendered or certified as operational by the Acquired Company or any Subsidiary (whichever is the case being referred to in this Section 3.13 as the "Vendor") has accepted such software to the extent and on the terms and conditions provided for in such Customer Contract; (ii) in each case in which the Customer Contract pursuant to which Owned Software is licensed incorporates response(s) by Vendor to a Request for Proposal by the customer, such software has met all material requirements set forth in such response(s); and (iii) all performance warranties with respect to Owned Software made by the Vendor in any Customer Contract, including warranties with respect to capacity, availability, downtime, response time, and Year 2000 compliance have been satisfied in all material respects upon the terms and conditions and to the extent provided for in such Customer Contract. In addition, except as set forth on EXHIBIT 3.13(C), none of the Customer Contracts contains any of the following deviations from the Customer Contract Forms:

        3.13.1. any term for acceptance of any Owned Software that fails to specify a period of time or date for acceptance or standards applicable thereto;

        3.13.2. any provision granting the customer a right to a whole or partial refund of fees previously paid upon the non-acceptance or failure of any Owned Software to perform as warranted;

        3.13.3. any provision obligating the Vendor to indemnify a customer against consequential damages;

        3.13.4. any commitment by the Vendor to provide a hardware upgrade in response to or as a remedy for a breach of any software-related response-time warranty unless the customer party to the Customer Contract in which the commitment is made is required to pay the cost of such upgrade and such costs are specified or described in such contract;

        3.13.5. any material deviation from the provisions regarding confidentiality of the Owned Software;

        3.13.6. any provision granting an ownership interest (other than a license) in any Owned Software to a customer;

        3.13.7. any license for use by more than a single entity of any Owned Software unless the customer that is a party to such Customer Contract has agreed to pay a fee or fees with respect to each entity's use thereof;

        3.13.8. any provision naming a customer as an insured on any policy of insurance owned by the Vendor;

        3.13.9.  any joint product development agreement with any other party;

        3.13.10. any commitment or warranty made or given by the Vendor to design or modify any Owned Software so as to comply with any governmental regulations;

        3.13.11. any restrictions in any Customer Contract on the ability of the Vendor to increase the fees for maintenance of any Owned Software applicable to any period beyond the period specified in such contract during which the customer that is a party to such contract is obligated to pay maintenance fees;

        3.13.12. any commitment by the Vendor to sell or maintain computer hardware;

        3.13.13. any commitment by the Vendor to provide emergency back-up for either software or hardware; or

        3.13.14. any commitment by the Vendor to provide existing customers products developed in the future as a credit to existing payment obligations or for less than normal prices.

    3.14  INTELLECTUAL PROPERTY; COMPUTER SOFTWARE.

        3.14.1.  EXHIBIT 3.14.1 hereto sets forth a complete and correct list of
    (i) all trademarks, trade names, service marks, service names, and brand names (whether or not any of the same are registered), and all patent and registered copyrights and all applications for the foregoing, if any, (setting forth the registration, issue or serial number of the patents and registered copyrights and a description of the same) applicable to or used in the businesses of the Acquired Company or any Subsidiary; (ii) the owner of such intellectual property and any registration thereof or application therefor; and (iii) a complete list of all licenses granted by or to the Acquired Company or any Subsidiary with respect to any of the above (identified by title, date and parties) (not inclusive of Customer Contracts or contracts which do not constitute Customer Contracts by reason of the dollar threshold provided for in the definition thereof in Section 3.12.1). All such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by the Acquired Company or a Subsidiary free and clear of all liens, claims, security interests and encumbrances. Except as set forth on EXHIBIT 3.14.1, neither the Acquired Company nor any Subsidiary is currently in receipt of any notice of any violation of, and neither the Acquired Company nor any Subsidiary is violating, the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.

        3.14.2. (i) EXHIBIT 3.14.2(I) contains a complete and accurate list of all Owned Software, which list specifies which of the Acquired Company and the Subsidiaries is the owner thereof. Except as set forth on EXHIBIT 3.14.2(I), the Acquired Company or one of the Subsidiaries has title to the Owned Software, free and clear of all claims, including claims or rights of employees, agents, consultants, inventors, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such computer software. Except as set forth on
    EXHIBIT 3.14.2(I) and except for commercially available, over-the-counter "shrink-wrap" software, the Owned Software is not dependent on any Licensed Software (as defined in subsection (ii) below) in order to operate fully in the manner in which it is intended. No Owned Software has been published or disclosed to any other parties, except as set forth on EXHIBIT 3.14.2(I), and except pursuant to contracts requiring such other parties to keep the Owned Software confidential. To the knowledge of the Acquired Company, no such other party has breached any such obligation of confidentiality.

        3.14.2 (ii) EXHIBIT 3.14.2(II) contains a complete and accurate list of all software (other than commercially available over-the-counter "shrink-wrap" software) under which the Acquired Company or any Subsidiary is a licensee, lessee or otherwise has obtained the right to use (the "Licensed Software"), and identifies by title, date and party, the license or other agreement by which such right to use has been obtained, and the duration or term thereof. The Acquired Company and any Subsidiary utilizing such Licensed Software has the right and license to use, sublicense, modify and copy Licensed Software as set forth in the respective license, lease or similar agreement pursuant to

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
    which the Licensed Software is licensed to the Acquired Company or any Subsidiary, free of any other limitations or encumbrances, and the Acquired Company and each of the Subsidiaries are in full compliance with all applicable provisions of such agreements. Except as disclosed on EXHIBIT 3.14.2(II), none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software. Neither the Acquired Company nor any Subsidiary has published or disclosed any Licensed Software to any other party except, in the case of Licensed Software that the Acquired Company or a Subsidiary leases or markets to others, in accordance with and as permitted by any license, lease or similar agreement relating to the Licensed Software and except pursuant to contracts requiring such other parties to keep the Licensed Software confidential. No party to whom the Acquired Company or a Subsidiary has disclosed Licensed Software has, to the knowledge of the Acquired Company, breached such obligation of confidentiality.

        3.14.2 (iii) The Owned Software and Licensed Software and commercially available over-the-counter "shrink-wrap" software constitute all software used in the businesses of the Acquired Company and the Subsidiaries (collectively, the "Acquired Company Software"). EXHIBIT 3.14.2(III) sets forth a list of all contract programmers, independent contractors, nonemployee agents and persons or other entities (other than employees) who have performed, within the last three (3) years, computer programming services for the Acquired Company or any Subsidiary and identifies all contracts and agreements pursuant to which such services were performed. The transactions contemplated herein will not cause a breach or default under any licenses, leases or similar agreements relating to the Acquired Company Software or impair Purchaser's, the Acquired Company's or any Subsidiary's ability to use the Acquired Company Software in the same manner as such computer software is currently used by the Acquired Company or the Subsidiaries. Neither the Acquired Company nor any Subsidiary is infringing any intellectual property rights of any other person or entity with respect to the Acquired Company Software, except for infringements that are unknown or, with reasonable diligence, could not be known, to the Acquired Company which would not individually or in the aggregate have a Material Adverse Effect on the Acquired Company and, to the knowledge of the Acquired Company, no other person or entity is infringing any intellectual property rights of the Acquired Company with respect to the Acquired Company Software.

        3.14.2 (iv) EXHIBIT 3.14.2(IV)(A) lists and separately identifies all agreements pursuant to which the Acquired Company or any Subsidiary has been granted rights to market software owned by third parties, and EXHIBIT 3.14.2(IV)(B) lists and separately identifies all agreements pursuant to which the Acquired Company or any Subsidiary has granted marketing rights in the Acquired Company Software to third parties.

        3.14.2 (v) None of the Acquired Company and the Subsidiaries has taken or failed to take any actions under the law of any applicable foreign jurisdictions where the Acquired Company or a Subsidiary has marketed or licensed Acquired Company Software that would restrict or limit the ability of the Acquired Company or any Subsidiary to protect, or prevent it from protecting, its ownership interests in, confidentiality rights of, and rights to market, license, modify or enhance, the Acquired Company Software.

    3.15 LABOR MATTERS. Except as set forth on EXHIBIT 3.15, within the last three (3) years neither the Acquired Company nor any Subsidiary has been the subject of any known union activity or labor dispute, nor has there been any strike of any kind called or, to the knowledge of the Acquired Company, threatened to be called against any of them. Neither the Acquired Company nor any Subsidiary has violated in any material respect any applicable federal or state law or regulation relating to labor or labor practices. EXHIBIT 3.15 sets forth a true, correct and complete list of outstanding employer loans or advances from the Acquired Company and each Subsidiary to their respective employees. The Acquired Company and all Subsidiaries are in substantial compliance with all applicable requirements of the Immigration and Nationality Act of 1952, as amended by the Immigration Reform and Control Act of 1986 and the regulations promulgated thereunder (hereinafter collectively referred to as the "Immigration Laws").

    3.16  BENEFIT PLANS.

        3.16.1. EXHIBIT 3.16 lists every pension, retirement, profit-sharing, deferred compensation, stock option, stock award, employee stock ownership, severance pay, vacation, bonus or similar plan; any medical, vision, dental or other health plan; any life insurance plan or any other employee benefit plan or fringe benefit plan; any payroll practice; commitments or methods of contribution or compensation (whether arrived at through collective bargaining or otherwise), whether funded or unfunded, and whether legally binding or not; including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, that is currently maintained, or was adopted since June 30, 1995, sponsored in whole or in part, or contributed to by the Acquired Company or any ERISA Affiliate of the Acquired Company, for the benefit of, providing any remuneration or benefits to, or covering any current or former employee, retiree, dependent, spouse or other family member or beneficiary of such employee or retiree, director, independent contractor, stockholder, officer or consultant of the Acquired Company or any ERISA Affiliate of the Acquired Company or under (or in connection with) which the Acquired Company or an ERISA Affiliate of the Acquired Company has any contingent or noncontingent liability of any kind, whether or not probable of assertion (collectively, the "Benefit Plans"). Any of the Benefit Plans that is an "employee pension benefit plan," or an "employee welfare benefit plan" as that term is defined in Section 3(1) of ERISA, is referred to herein as an "ERISA Plan." No Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

        3.16.2. EXHIBIT 3.16 also lists, with respect to all Benefit Plans listed in EXHIBIT 3.16: (a) all trust agreements or other funding arrangements, including insurance contracts, all annuity contracts, actuarial statements or valuations, fidelity bonds, fiduciary liability policies, investment manager or advisory contracts, and all amendments (if any) thereto, (b) where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, and (c) the most recent summary plan descriptions, any material modifications thereto, and all material employee communications with respect to such Benefit Plans. Contemporaneous with the delivery of the Exhibits to this Agreement, the Acquired Company has delivered a true and complete copy of each such Benefit Plan, agreement, most recent IRS letter or ruling, opinion, return, financial statement and summary plan description described in Sections 3.16.1 or 3.16.2 hereof, certified as such by the Chief Financial Officer of the Acquired Company, together with the annual report (Form 5500 Series) for the two most recent plan years for any Benefit Plan subject to such reporting requirements.

        3.16.3. All the Benefit Plans and any related trusts subject to ERISA comply with and have been administered in substantial compliance with the provisions of ERISA, all applicable provisions of the Tax Code relating to qualification and tax exemption under Tax Code Sections 401(a) and 501(a) or otherwise necessary to secure intended tax consequences, all applicable state or federal securities laws and all other applicable laws, rules and regulations, and the Acquired Company has not received any notice from any governmental agency or instrumentality questioning or challenging such compliance. Any noncompliance or failure properly to maintain, operate or administer a Benefit Plan or related trust has not rendered nor will render
    (i) such Benefit Plan or related trust or the Parent, Purchaser or Acquired Company subject to or liable for any material taxes, penalties, or liabilities to any Person; (ii) the Benefit Plan subject to disqualification; or (iii) the trust subject to loss of tax-exempt status.

        3.16.4. None of the Acquired Company, any of the Subsidiaries, and, to the knowledge of the Acquired Company, any administrator or fiduciary of any such Benefit Plan (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner that could subject the Acquired Company to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. No material oral or written representation or communication with respect to any aspect of the Benefit Plans has been or will be made to employees of the Acquired Company prior to the Closing Date that is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit Plans in effect immediately prior to the Closing Date, except for any amendments or terminations required by the terms of this Agreement. There are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced with respect to any claim.

        3.16.5. All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Benefit Plans are correct and accurate in all material respects as of the dates thereof; and there have been no amendments filed to any of such reports, returns, statements, valuations or descriptions or required to make the information therein true and accurate. All annual reports (Form 5500 series) required to be filed with respect to any Benefit Plan have been or will be timely filed.

        3.16.6. No non-exempt "prohibited transaction" (within the meaning of Section 4975(c) of the Tax Code) involving any Benefit Plan has occurred. None of the assets of any ERISA Plan is an "employer security" (within the meaning of Section 407(d)(1) of ERISA) or "employer real property" (within the meaning of Section 407(d)(2) of ERISA).

        3.16.7. Each Benefit Plan that is or has been an "employee pension benefit plan" as defined in Section 3(2) of ERISA is a defined contribution plan qualified under Section 401(a) of the Tax Code and its related trust is exempt from tax under Section 501(a) of the Tax Code (a "Qualified Plan") and no circumstances exist that could result in disqualification of any Qualified Plan or loss of tax-exempt status for its related trust. No Qualified Plan (nor any predecessor to a Qualified Plan) has ever been subject to the provisions of Title IV of ERISA or to the minimum funding standards of Section 412 of the Tax Code.

        3.16.8. As of June 30, 1997, the Acquired Company had no current or future liability with respect to any events or matters occurring, arising or accruing on or prior to such date under any Benefit Plan that was not reflected in the 1997 Financial Statements.

        3.16.9. The Acquired Company does not maintain any Benefit Plan providing deferred or stock based compensation that is not reflected in the 1997 Financial Statements.

        3.16.10. Neither the Acquired Company nor any ERISA Affiliate of the Acquired Company has maintained, and neither now maintains, a Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA and Tax Code Section 4980B.

        3.16.11. Except as set forth on EXHIBIT 3.16.11, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee (or any spouse, dependent or other family member of such employee) of the Acquired Company or any of the Subsidiaries to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of the Acquired Company, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee (or any spouse, dependent or other family member of such employee).

        3.16.12. The Acquired Company has provided to each of those persons listed on EXHIBIT 6.11A the form of Covenant Not to Compete attached as
    EXHIBIT 6.11B and obtained their agreement to enter into same in favor of Purchaser as of the Closing Date.

    3.17 CUSTOMERS. Except as disclosed on EXHIBIT 3.17, none of the Acquired Company and the Subsidiaries has received any notice from, or has any knowledge that, any customer of the Acquired Company or any Subsidiary as of December 31, 1996 or any date subsequent thereto has taken or will take any steps that could disrupt the business relationship of the Acquired Company or the Subsidiaries with such customer in any material respect, including without limitation any cancellation of contract, diminution of business or failure to renew, or any intention to do any of the foregoing. None of the Acquired

Company, any Subsidiary, any director, officer, agent, employee, or other Person associated with or acting on behalf of the Acquired Company or any Subsidiary has, directly or indirectly (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (ii) made any unlawful payment to domestic or foreign government officials or employees, or to domestic or foreign political parties or campaigns, from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (v) made any false or fictitious entry on the books or records of Acquired Company or any Subsidiary; (vi) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; (vii) given any favor or gift which is not deductible for federal income tax purposes; or (viii) made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained. The Acquired Company and the Subsidiaries have complied with all applicable statutes, ordinances, rules, regulations and orders relating to seeking, bidding, obtaining, performing under or otherwise complying with, contracts with governmental and quasi-governmental authorities, agencies or other entities.

    3.18 ENVIRONMENTAL MATTERS. Except as set forth in EXHIBIT 3.18, no real property now or previously owned, leased or used by the Acquired Company or any Subsidiary (the "Real Property") has been used by the Acquired Company or any Subsidiary or, to the knowledge of the Acquired Company, any other party for the handling, treatment, storage or disposal of any Hazardous Substance. Except as set forth in EXHIBIT 3.18, no release, discharge, spillage or disposal into the environment of any Hazardous Substance and no soil, water or air contamination by any Hazardous Substance has occurred or is occurring in, from or on the Real Property (a) by virtue of the actions or failure to act of any of the Acquired Company or any Subsidiary or (b) to the knowledge of the Acquired Company, by virtue of the actions or failure to act of any other party. Except as set forth in EXHIBIT 3.18, the Acquired Company and all Subsidiaries have complied in all material respects with all reporting requirements under any applicable federal, state or local environmental laws and any permits with respect to the Real Property, and there are no existing violations by the Acquired Company or any Subsidiary of any such environmental laws or permits with respect to the Real Property. Except as set forth in EXHIBIT 3.18, there are no claims, actions, suits, proceedings or investigations related to the presence, release, production, handling, discharge, spillage, transportation or disposal of any Hazardous Substance or ambient air conditions or contamination of soil, water or air by any Hazardous Substance pending or threatened (1) with respect to the Real Property (a) by virtue of the actions or failure to act of the Acquired Company or any Subsidiary or (b) to the knowledge of the Acquired Company, by virtue of the actions or failure to act of any other party, or (2) otherwise against the Acquired Company or any Subsidiary, in any court or before any state, federal or other governmental agency or private arbitration tribunal and, to the knowledge of the Acquired Company, there is no basis for any such claim, action, suit, proceeding or investigation (i) with respect to the Real Property
(a) by virtue of the actions or failure to act of the Acquired Company or any Subsidiary or (b) to the knowledge of the Acquired Company, by virtue of the actions or failure to act of any other party, or (ii) otherwise against the Acquired Company or any Subsidiary. Except as disclosed on EXHIBIT 3.18, to the knowledge of the Acquired Company or any Subsidiary, there are no underground storage tanks on the Real Property. To the knowledge of the Acquired Company, no building or other improvement included in the Real Property contains any exposed or friable asbestos or any asbestos-containing materials, and such buildings and improvements are free from radon contamination. For the purposes of this Agreement, "Hazardous Substance" shall mean any hazardous or toxic substance or waste as those terms are defined by any applicable federal, state or local law, ordinance, regulation, policy, judgment, decision, order or decree, including, without limitation, the Comprehensive Environmental Recovery Compensation and Liability Act, 42 U.S.C. 9601 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 ET. SEQ. and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 ET SEQ., and petroleum, petroleum products and oil.

    3.19 INSURANCE. Set forth in EXHIBIT 3.19 is a complete list of all material insurance policies that the Acquired Company and the Subsidiaries maintained with respect to its businesses, properties or employees within the preceding thirty-six (36) months. Except as set forth in EXHIBIT 3.19, such policies are in full force and effect and no event has occurred that would give any insurance carrier a right to terminate any such policy. Such policies are adequate to insure against risks to which the Acquired Company, and any Subsidiaries and their respective properties and assets are exposed in the operation of their respective businesses in such amounts and types of coverage as are commercially reasonable and are consistent with practices in the industry in which the Acquired Company and the Subsidiaries operate. Except as set forth in EXHIBIT 3.19, since December 31, 1996, there has not been any change in the Acquired Company's or any Subsidiary's relationship with their respective insurers or in the premiums payable pursuant to such policies.

    3.20  RELATED PARTIES.

        (a) Except as set forth in EXHIBIT 3.20, no stockholder owning greater than a five-percent (5%) interest in the Acquired Company, or officer or director of the Acquired Company or any Subsidiary, and, to the knowledge of the Acquired Company, no affiliate or member of the immediate family of any such stockholder, officer or director possesses, directly or indirectly, any beneficial interest in, or is a director, officer or employee of, or member of the immediate family of a director, officer or employee of, any corporation, partnership, firm, association or business organization that is a client, supplier, customer, lessor, lessee, lender, creditor, borrower, debtor or contracting party with or of the Acquired Company or any Subsidiary (except as a stockholder holding less than a one-percent 1% interest in a corporation whose shares are traded on a national or regional securities exchange or in the over-the-counter market).

        (b) The Acquired Company has provided to each of its "affiliates" as identified on EXHIBIT 3.20(A) copies of the Rule 145 Letters and Pooling Letters and, except as set forth on EXHIBIT 3.20(A), obtained their written agreement to enter into same as of the dates indicated in Section 2.4. The Acquired Company has provided to the stockholders described on EXHIBIT 3.20(B) the form of letter referenced in Section 2.13 hereof provided by the Purchaser and, except to the extent set forth on EXHIBIT 3.20(B), obtained their written agreement to enter into same as of the Closing Date.

    3.21 INFORMATION. The Acquired Company has made accessible to Purchaser or Parent each registration statement, schedule, report, proxy statement or information statement it has filed with the SEC on or after June 30, 1995 (collectively, the "Acquired Company Reports"). As of the date of this Agreement, the Acquired Company Reports, taken together with information previously furnished by the Acquired Company to Parent or Purchaser, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As used in this Section 3.21, "material" means material to the financial condition, business, properties, rights or operations of the Acquired Company together with the Subsidiaries, taken as a whole.

    3.22 POOLING OF INTERESTS. The Acquired Company is not aware of any facts or circumstances in respect of it or its accounting procedures which would have the effect of precluding accounting for the transactions contemplated hereby as a "pooling of interests."

    3.23 EXHIBITS. All Exhibits attached hereto are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date, except to the extent that such Exhibits may be untrue, incorrect or incomplete due to changes occurring due to the operation of the Acquired Company and the Subsidiaries in the ordinary course, which shall not individually or in the aggregate have a Material Adverse Effect. Matters disclosed on each Exhibit shall be deemed disclosed only for purposes of the matters to be disclosed on such Exhibit and shall not be deemed to be disclosed for any other purpose unless expressly provided therein.

    3.24 DISCLOSURE AND ABSENCE OF UNDISCLOSED LIABILITIES. No statement contained herein or in any certificate, schedule, list, exhibit or other instrument furnished or required to be furnished to Purchaser pursuant to the provisions hereof contains, or will at the time it is furnished contain, any untrue statement of any material fact or omits or omit to state a material fact necessary to make the statements herein or therein not false or misleading. As used in this Section, "material" means material to the financial condition, business, properties, rights or operations of the Acquired Company and its Subsidiaries, taken as a whole.

    3.25 NO SPECIAL STOCKHOLDER RIGHTS. Except as disclosed on EXHIBIT 3.25, the Acquired Company has no agreement with any individual or entity that grants such person any rights as a stockholder of Acquired Company Stock that are in addition to such holder's rights under the Acquired Company's Certificate of Incorporation or Bylaws (including, without limitation, registration rights, preemptive rights, put rights, rights of co-sale or rights to Board representation).

IV. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT.

    Purchaser and Parent, jointly and severally, represent and warrant to the Acquired Company as follows:

    4.1  ORGANIZATION AND STANDING.

        4.1.1. Each of the Purchaser and Parent is a corporation duly organized, validly existing and is in good standing under the laws of the respective jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets that it now owns or leases.

        4.1.2. Each of the Purchaser and the Parent is duly qualified and/or licensed to transact business and is in good standing as a foreign corporation in jurisdictions where the character of the property owned or leased by the Purchaser and the Parent and the nature of the business conducted by them requires such qualification and/or licensing, except where the failure to so qualify would not individually or in the aggregate have a Material Adverse Effect upon the Purchaser and the Parent, taken as a whole.

    4.2 CORPORATE POWER AND AUTHORITY. Each of Purchaser and Parent has the capacity and authority to execute and deliver this Agreement, to perform hereunder and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other Person whomsoever. The execution, delivery and performance by Purchaser and Parent of this Agreement and each and every agreement, document and instrument provided for herein have been duly authorized and approved by their respective Boards of Directors (or Executive Committees thereof). No approval of the stockholders of either Parent or Purchaser is required to consummate the Merger. Assuming this Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed by Purchaser and Parent in connection herewith are valid and legally binding on the Acquired Company, this Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed by Purchaser and Parent in connection herewith, constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Purchaser and Parent as applicable, enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles, or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. Purchaser is a wholly-owned subsidiary of Parent.

    4.3 AGREEMENT DOES NOT VIOLATE OTHER INSTRUMENTS. The execution and delivery of this Agreement by Purchaser and Parent do not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the Certificate of Incorporation, as amended, or Bylaws, as amended, of Purchaser or of Parent, and violate or constitute an occurrence of default under any provision of, or conflict with, result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument, or any order, judgment, decree or other arrangement to which Purchaser or Parent is a party or is bound or by which any of their respective assets are affected. Except for the applicable requirements of the HSR Act, the 1933 Act, the Exchange Act, applicable Blue Sky laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to Purchaser or Parent or any assets, properties or operations of Purchaser or Parent in connection with the execution and delivery by Purchaser and Parent of this Agreement or the consummation of the transactions contemplated hereby.

    4.4 RESERVATION OF SHARES. Purchaser will, prior to the Merger, in accordance with the terms thereof, have available shares of Parent Stock sufficient to complete the Merger. The shares of Parent Stock will, upon issuance in the Merger, be validly issued, fully paid and non-assessable.

    4.5 INFORMATION. Parent has made available to the Acquired Company each registration statement, schedule, report, proxy statement or information statement it has filed with the Securities and Exchange Commission since January 1, 1996 (collectively, the "Parent Reports"). As of the date of this Agreement, the Parent Reports, taken together with information previously furnished by Parent to the Acquired Company, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As used in this Section, "material" means material to the financial condition, business, properties, rights or operations of Parent together with its subsidiaries (including Purchaser), taken as a whole.

    4.6 CAPITALIZATION. The entire authorized capital stock of the Parent consists of 251,000,000 shares of stock, of which 250,000,000 shares are designated Common Stock, par value $0.05 per share, and 1,000,000 shares are designated Preferred Stock, without par value. Of the total authorized Common Stock, as of August 31, 1997, One Hundred Ninety-Nine Million Eighty-Seven Thousand Nine Hundred Twenty (199,087,920) shares were issued and outstanding and Twenty-Nine Million One Hundred Seventy Thousand Six Hundred Sixty-One (29,170,661) shares were held in the Parent's treasury. Of the total authorized Preferred Stock, no shares have been issued. As of August 31, 1997, there were options outstanding entitling the optionees thereunder, to acquire in the aggregate approximately Twelve Million Two Hundred Fifty-Two Thousand Nine Hundred Fifty (12,252,950) shares of the Parent Stock. All the issued and outstanding shares of each of the Parent Subsidiaries are owned directly or indirectly by the Parent free and clear of all liens, claims, charges and encumbrances of any nature whatsoever. All of the outstanding shares of Parent Stock (and any shares issued pursuant to presently outstanding options, if exercised and purchased at the applicable exercise price) where duly authorized (or will be when issued and the option price paid), validly issued, fully paid and nonassessable. None of the capital stock of the Parent is entitled to or subject to preemptive rights. The authorization or consent of no other person or entity is required in order to consummate the transaction contemplated herein by virtue of any such person or entity having an equitable or beneficial interest in the Parent or any Subsidiary.

V. CONDITIONS PRECEDENT TO RESPECTIVE OBLIGATIONS OF THE PARTIES.

    The obligations of Purchaser and Parent, on the one hand, and of the Acquired Company, on the other hand, to consummate, or cause to be consummated, the Merger shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions, any one or more of which may be waived in writing by such parties.

    5.1 ACTIONS OF GOVERNMENTAL AUTHORITIES. There shall not have been instituted or be pending any action, proceeding, application, claim or counterclaim by any government or governmental authority or agency, domestic or foreign, and Purchaser, Parent or the Acquired Company shall not have been notified by any such government, governmental authority or agency (or a representative thereof) of its present intention to commence, or recommend the commencement of, such an action or proceeding, that (i) challenges the acquisition by Purchaser or Parent of the Acquired Company Stock, restrains or prohibits or seeks to restrain or prohibit the making or consummation of the Merger or restrains or prohibits or seeks to restrain or prohibit the performance of this Agreement; (ii) prohibits or limits or seeks to prohibit or limit the ownership or operation by Purchaser or Parent of all or any substantial portion of the business or assets of the Acquired Company or any of the Subsidiaries or of Purchaser, Parent or any of their respective subsidiaries or compels or seeks to compel Purchaser or Parent to dispose of or to hold separate all or any substantial portion of the business or assets of the Acquired Company or any of the Subsidiaries or of Purchaser, Parent or any of their respective subsidiaries, or imposes or seeks to impose any material limitation on the ability of Purchaser or Parent to conduct such business or to own such assets; or (iii) imposes or seeks to impose limitations on the ability of Purchaser or Parent (or any other affiliate of Purchaser) to acquire or hold or to exercise full rights of ownership of the Surviving Corporation, including, but not limited to, the right to vote such shares on all matters properly presented to the stockholders of the Surviving Corporation.

    5.2 OTHER LEGAL ACTIONS. There shall not have been any statute, rule, regulation, order or injunction enacted, promulgated, entered, enforced, deemed applicable to the Merger or this Agreement or proposed by any government, governmental authority or agency or court, domestic or foreign, and no claim or action shall have been instituted by any Person before a court, government or governmental authority or agency, that could in the reasonable expectation of Purchaser and Parent on the one hand, or the Acquired Company on the other hand, result in any of the consequences specifically set forth in clauses (i) through
(iii) of Section 5.1 above.

    5.3 LEGAL APPROVALS. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by all regulatory authorities whose approvals are required by law and the waiting period under the HSR Act shall have expired or have been terminated.

    5.4 STOCKHOLDER APPROVAL. This Agreement and the Merger and any related matters shall have been adopted and approved by the affirmative vote of the holders of the outstanding shares of Acquired Company Stock by the vote required by, and in accordance with, the Delaware Code.

    5.5 EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC, and no stop order suspending effectiveness shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing. The shares of Parent Stock to be issued or sold pursuant to the Registration Statement shall have been registered for issuance under all applicable Blue Sky laws or shall be exempt from such registration, and no stop order shall have been issued with respect to the issuance or sale of such securities by any Blue Sky authority.

    5.6 NASDAQ APPROVAL. The Parent Stock issuable in the Merger shall have been listed or approved for listing upon notice of issuance by the Nasdaq Stock Market, Inc.

    5.7 FAIRNESS OPINION. The Board of Directors of the Acquired Company shall have received an opinion from BT Alex. Brown Incorporated, its financial advisor, dated as of the date of the mailing to the stockholders of the Acquired Company of the proxy statement/prospectus included within the Registration Statement confirming the opinion referred to in Section 3.2.3 hereof.

VI. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AND PARENT.

    In addition to the conditions set forth in Article V above, all the obligations of Purchaser and Parent to consummate, or cause to be consummated, the Merger shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions. The following conditions are for the sole benefit of Purchaser and Parent and may be asserted by Purchaser or Parent regardless of the circumstances giving rise to any such condition and may be waived by Purchaser or Parent (which action shall be deemed a waiver by both Purchaser and Parent), in whole or in part, at any time and from time to time, in the sole discretion of Purchaser or Parent. The failure by either Purchaser or Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any other right, and each right shall be deemed an ongoing right that may be asserted at any time and from time to time.

    6.1 REPRESENTATIONS OF ACQUIRED COMPANY. All representations and warranties of the Acquired Company contained in this Agreement (except as affected by the transactions contemplated by this Agreement), in the statements contained in the Exhibits hereto or in any certificate delivered by the Acquired Company pursuant to this Agreement shall be true and correct when made, and shall be true and correct at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, in each case as if none of such representations and warranties contained any qualifications as to materiality or the absence of Material Adverse Effect, provided, however, that notwithstanding the foregoing, this condition shall be deemed to be satisfied if all breaches of such representations and warranties, after giving effect to the foregoing, do not individually or in the aggregate constitute a Material Adverse Effect on the Acquired Company.

    6.2 COVENANTS OF ACQUIRED COMPANY. The Acquired Company shall have, or caused to be, performed and observed all covenants, agreements and conditions hereto to be performed or observed at or before the Closing Date.

    6.3 NO CHANGE TO THE ACQUIRED COMPANY. Since the date of this Agreement there shall not have been any change or changes in the business, properties, rights or operations of the Acquired Company or its Subsidiaries, which individually or in the aggregate constitute a Material Adverse Effect on the Acquired Company.

    6.4 CERTIFICATE. Purchaser shall have received a certificate of the Chief Executive Officer of the Acquired Company, dated as of the Closing Date, certifying as to the matters set forth in Sections 6.1 through 6.3 above. In addition, Parent shall have received both a certificate dated as of the effective date of the Registration Statement and a certificate dated as of the Closing Date certifying that the covenants set forth in Sections 2.3.1 and 2.3.2 hereof have been performed and that the representations set forth in Sections
3.21 and 3.24 hereof are true and correct as of such dates.

    6.5 OPINION OF ACQUIRED COMPANY'S COUNSEL. Purchaser and Parent shall have received an opinion of counsel for the Acquired Company in customary form reasonably acceptable to Purchaser.

    6.6 TAX OPINION. Purchaser and Parent shall have received an opinion from their counsel, dated as of the date the Registration Statement is declared effective and not withdrawn or materially modified as of the Closing Date, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Tax Code, which opinion shall be substantially in the form of
EXHIBIT 6.6 hereto.

    6.7 AFFILIATES AND PRINCIPAL STOCKHOLDERS. Purchaser and Parent shall have received the Rule 145 Letters and the Pooling Letters from the persons and at the times specified in Section 2.4, and the letters referenced in Section 2.13.

    6.8 ADDITIONAL INSTRUMENTS. The Acquired Company shall have delivered to Purchaser or Parent certified copies of resolutions duly adopted by the Acquired Company's Board of Directors and stockholders, approving the Merger and authorizing the transactions contemplated hereby, and such other or additional instruments, consents, waivers, approvals, endorsements and documents as Parent and Purchaser reasonably deem to be necessary to enable the Merger to be consummated as provided in this Agreement. All other proceedings in connection with the Merger and the other transactions contemplated hereby, and all instruments, consents, waivers, approvals, endorsements and documents referred to hereunder or otherwise incident to such transactions, shall have been obtained and be reasonably satisfactory in form and substance to Parent and Purchaser and their counsel, including, without limitation, those consents, waivers and approvals referred to in Section 2.9 hereof.

    6.9 ACCOUNTANTS' POOLING LETTERS. Parent shall have received letters from Coopers & Lybrand L.L.P. and Arthur Andersen LLP, dated as of the effective date of the Registration Statement and as of the Closing Date, in each case addressed to Parent advising it, as set forth in Section 2.3.2 hereof, regarding the appropriateness of accounting for the Merger as a pooling of interests, which letters shall be substantially in the form of EXHIBITS 2.3.2(A) and 2.3.2(B), respectively.

    6.10 ACCOUNTANT'S COMFORT LETTERS. Purchaser and Parent shall have received letters from Coopers & Lybrand L.L.P. dated as of the effective date of the Registration Statement and as of the Closing Date, in each case addressed to Purchaser and Parent, containing such matters as are customarily contained in auditors' letters regarding the Acquired Company Information provided expressly for inclusion in such Registration Statement, and in form and substance reasonably satisfactory to Parent.

    6.11 COVENANTS NOT TO COMPETE. Purchaser shall have received executed non-competition agreements from each of those persons listed on EXHIBIT 6.11(A), with each such agreement in the form of EXHIBIT 6.11(B) hereto (a "Covenant Not to Compete").

    6.12 FEE LIMITATION. The only fees and expenses to any investment banking firm or similar entity that will be incurred by Acquired Company in connection with the transaction with Parent and Purchaser will be the fees and expenses of BT Alex. Brown Incorporated, Hambrecht & Quist LLC and The G.W. Carmany Co., Inc., which shall be consistent with the engagement letters entered into by BT Alex. Brown Incorporated, Hambrecht & Quist LLC and The G.W. Carmany Co., Inc., dated April 4, 1997, May 26, 1997 and April 14, 1997, respectively, and shall not exceed the sums set forth on EXHIBIT 6.12 hereto.

VII. FURTHER CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE ACQUIRED COMPANY.

    All the obligations of the Acquired Company to consummate the Merger shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions. The following conditions are for the sole benefit of the Acquired Company and may be asserted by the Acquired Company regardless of the circumstances giving rise to any such condition and may be waived by the Acquired Company, in whole or in part, at any time and from time to time, in the sole discretion of the Acquired Company for purposes of consummating the transactions contemplated herein. The failure by the Acquired Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any other right, and each right shall be deemed an ongoing right that may be asserted at any time and from time to time.

    7.1 REPRESENTATIONS OF PURCHASER AND PARENT. All representations and warranties made by Purchaser and Parent in this Agreement (except as affected by the transactions contemplated by this Agreement), in the statements contained in the exhibits hereto or in any certificate delivered by the Purchaser and Parent pursuant to this Agreement shall be true and correct when made, at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, in each case as if none of such representations and warranties contained any qualifications as to materiality or the absence of Material Adverse Effect, provided, however, that notwithstanding the foregoing, this condition shall be deemed to be satisfied if all breaches of such representations and warranties, after giving effect to the foregoing, do not individually or in the aggregate constitute a Material Adverse Effect on the Purchaser and Parent taken as a whole.

    7.2 COVENANTS OF PURCHASER AND PARENT. Purchaser and Parent shall have, or caused to be, performed and observed in all respects all covenants, agreements and conditions hereof to be performed or observed by them at or before the Closing Date.

    7.3 CERTIFICATE. The Acquired Company shall have received a certificate of the President of each of Parent and Purchaser, dated as of the Closing Date, certifying as to the matters set forth in Sections 7.1 and 7.2 above.

    7.4 OPINION OF PARENT'S AND PURCHASER'S COUNSEL. The Acquired Company shall have received an opinion of counsel to Parent and Purchaser, dated as of the Closing Date, in customary form reasonably acceptable to Acquired Company.

    7.5 TAX OPINION. The Acquired Company shall have received for the benefit of its stockholders an opinion from its tax counsel, dated as of the date the Registration Statement is declared effective and not withdrawn or materially modified as of the Closing Date, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Tax Code, which opinion shall be substantially in the form of EXHIBIT 7.5 hereto.

VIII. CLOSING.

    8.1 TIME AND PLACE OF CLOSING. Unless another place or date is agreed to in writing by the Acquired Company and Purchaser, the Closing shall be held at the offices of counsel to Parent and Purchaser, in Atlanta, Georgia, commencing at 10:00 a.m. Eastern Time, within two (2) business days of the last to occur of
(i) the expiration or termination of the waiting period under the HSR Act, (ii) the Merger having been approved by the stockholders of the Acquired Company pursuant to the Delaware Code and (iii) the satisfaction or waiver of the other conditions set forth in Articles V, VI and VII. (The actual date of the Closing is referred in this Agreement as the "Closing Date.")

    8.2 TRANSACTIONS AT CLOSING. At the Closing, each of the following transactions shall occur:

        8.2.1. THE ACQUIRED COMPANY'S PERFORMANCE. At the Closing, the Acquired Company shall deliver to Purchaser and Parent, the following:

           (a)  copies of the consents and waivers described in Section 2.9;

           (b)  satisfactory evidences of the approvals described in Section
       5.4;

           (c) the certificates described in Section 6.4 to be delivered on the Closing Date;

           (d) certificates of compliance or certificates of good standing of the Acquired Company and of the Subsidiaries, as of the most recent practicable date, from the appropriate governmental authority of the jurisdiction of their respective incorporation;

           (e) certified copies of resolutions of the Board of Directors and stockholders of the Acquired Company approving the transactions set forth in this Agreement;

           (f) certificates of incumbency for the officers of the Acquired Company;

           (g)  resignations of each trustee of each Benefit Plan;

           (h) Certificate of Merger and a Plan of Merger, each in form and content that complies with the Delaware Code, executed by the Acquired Company;

           (i) the opinion of counsel for the Acquired Company, referenced inSection 6.5;

           (j)  the tax opinion described in Section 6.6;

           (k)  the Rule 145 Letters and Pooling Letters described in Section
       2.4;

           (l)  the letters described in Section 2.13 hereof;

           (m)  the letters described in Section 2.3.2 hereof;

           (n) the letters from Coopers & Lybrand L.L.P. to be delivered by the Closing Date as described in Section 6.9;

           (o)  the Covenant Not to Compete fully executed and delivered; and

           (p) such other evidence of the performance of all covenants and satisfaction of all conditions required of the Acquired Company by this Agreement, at or prior to the Closing, as Purchaser, Parent or their counsel may reasonably require.

        8.2.2. PERFORMANCE BY PURCHASER AND PARENT. At the Closing, Purchaser or Parent, as appropriate, shall deliver to the Acquired Company the following:

           (a)  the certificate described in Section 7.3;

           (b) certificates of incumbency of the officers of Purchaser and of Parent who are executing this Agreement and the other documents contemplated hereunder;

           (c) certified copies of resolutions of the Boards of Directors of each of Purchaser and Parent (or Executive Committees thereof) approving the transactions set forth in this Agreement;

           (d) Certificate of Merger and a Plan of Merger, each in form and content that complies with the Delaware Code, executed by Purchaser;

           (e)  the opinion of counsel for Purchaser and Parent referenced in
       Section 7.4; and

           (f) such other evidence of the performance of all the covenants and satisfaction of all of the conditions required of Purchaser and of Parent by this Agreement at or before the Closing as the Acquired Company or its counsel may reasonably require.

IX. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

    9.1 Except for the covenants contained in Sections 2.1.6, 2.1.7, 2.1.10, 2.2.2, 2.3.6, 2.3.8, 2.13, 2.14, 2.16 and 11.5, all representations, warranties and agreements of the parties in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Covenants Not To Compete) shall not survive the Closing, and thereafter no party hereto and no officer, director or employee of any such party shall have any liability whatsoever with respect to any such representation, warranty or agreement except for liabilities arising from fraud, willful misconduct or criminal acts.

X. TERMINATION.

    10.1 METHOD OF TERMINATION. This Agreement constitutes the binding and irrevocable agreement of the parties to consummate the transactions contemplated hereby, the consideration for which is (a) the covenants set forth in Article II hereof, and (b) expenditures and obligations incurred and to be incurred by Purchaser and Parent, on the one hand, and by the Acquired Company, on the other hand, in respect of this Agreement, and this Agreement may be terminated or abandoned only as follows:

        10.1.1. By the mutual consent of the Boards of Directors of the Acquired Company and Parent, notwithstanding prior approval by the stockholders of any or all of such corporations;

        10.1.2. By the Board of Directors of the Parent in accordance with its rights under Section 10.3;

        10.1.3. By the Board of Directors of the Acquired Company after January 31, 1998, if any of the conditions set forth in Articles V and VII hereof, to which the Acquired Company's obligations are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of it or the Subsidiaries; PROVIDED, HOWEVER, that this Section 10.1.3 shall not be invoked by reason of a failure to satisfy the condition set forth in Section 5.3 hereof until the earlier to occur of (i) 45 days after the date on which the Acquired Company has substantially complied with any request for additional information with respect to its filing under the HSR Act or (ii) February 16, 1998;

        10.1.4. By Purchaser after January 31, 1998, if any of the conditions set forth in Articles V and VI hereof, to which the obligations of Purchaser and Parent are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of Purchaser or Parent; PROVIDED, HOWEVER, that this Section 10.1.4 shall not be invoked by reason of a failure to satisfy the condition set forth in Section 5.3 hereof until the earlier to occur of
    (i) 45 days after the date on which both Parent and Purchaser have substantially complied with any request for additional information with respect to the Parent's filing under the HSR Act or (ii) February 16, 1998;

        10.1.5. By the Board of Directors of the Acquired Company if in the exercise of its good faith determination, as set forth in Section 2.11, as to its fiduciary duties to the Acquired Company's stockholders imposed by law, the Board of Directors of the Acquired Company decides that such termination is required;

        10.1.6. By the Board of Directors of the Acquired Company, if the Market Value of the Parent Stock is less than $35.00 per share;

        10.1.7. By the Board of Directors of Parent if it reasonably estimates that the aggregate external cost to Parent and Purchaser (e.g., attorneys, consultants and out-of-pocket copies) of antitrust compliance after the initial filing required under the HSR Act will exceed $500,000; or

        10.1.8. By the Board of Directors of the Acquired Company if it reasonably estimates that the aggregate external cost to the Acquired Company (e.g., attorneys, consultants and out-of-pocket copies) of antitrust compliance after the initial filing required under the HSR Act will exceed $500,000.

    10.2  EFFECT OF TERMINATION.

        10.2.1. Except as provided in Section 10.2.2, and except as provided in the immediately succeeding sentence, in the event of a termination of this Agreement pursuant to Section 10.1 hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives or stockholders) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder. In the event of any termination of this Agreement, the parties shall retain any and all rights attendant to a breach of any covenant, representation or warranty made hereunder. Section 2.8.2 of this Agreement shall survive termination hereof.

        10.2.2. In the event this Agreement is terminated by the Acquired Company in accordance with Section 10.1.5, then the Acquired Company shall promptly pay (i) all reasonable costs and expenses of Purchaser and Parent incurred in connection with the negotiation and performance of this Agreement including without limitation fees and expenses of counsel, fees and expenses of independent public accountants, printing expenses and registration fees and (ii) to Purchaser a fee in the amount of $10,000,000. In the case of the payment of the fee described in the preceding sentence, and provided the Acquired Company has not breached any of the covenants provided for in Section 2.1.8 or 2.11 hereof other than in an immaterial respect, payment of such amount shall constitute liquidated damages and shall be the sole and exclusive remedy of Parent and Purchaser for any and all damages arising under or in connection with this Agreement, and, upon payment of such amount, neither the Acquired Company nor any officers, directors, employees, agents, representatives or stockholders of the Acquired Company shall have any liability or further obligation to Parent or Purchaser under or in connection with this Agreement or any termination hereof.

    10.3 RISK OF LOSS. The Acquired Company retains all risk of condemnation, destruction, loss or damage due to fire or other casualty from the date of this Agreement up to the Effective Time. If the condemnation, destruction, loss, or damage is such that the business of the Acquired Company and the Subsidiaries, taken as a whole, is materially interrupted or curtailed or the assets of the Acquired Company and the Subsidiaries, taken as a whole, are materially affected, then Purchaser shall have the right to terminate this Agreement.

XI. GENERAL PROVISIONS.

    11.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or mailed by certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similar overnight delivery service with receipt acknowledged addressed as follows:

  11.1.1.  If to the Acquired Company:
           HPR Inc.
           245 First Street
           Cambridge, MA 02142
           Attn: Marcia J. Radosevich, Ph.D.
           and to:
           Hill & Barlow
           One International Place
           Boston, MA 02110-2607
           Attn: Thomas C. Chase, Esq.

  11.1.2.  If to Purchaser or Parent:
           HBO & Company
           301 Perimeter Center North
           Atlanta, Georgia 30346
           Attn: Mr. Jay P. Gilbertson
           and to:
           Jones, Day, Reavis & Pogue
           3500 SunTrust Plaza
           303 Peachtree Street, N.E.
           Atlanta, Georgia 30308-3242
           Attn: John E. Zamer, Esq.

        11.1.3. If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail or by overnight delivery service, the date on which such notice, request, instruction or document is received shall be the date of delivery. In the event any such notice, request, instruction or document is mailed or shipped by overnight delivery service to a party in accordance with this Section 11.1 and is returned to the sender as nondeliverable, then such notice, request, instruction or document shall be deemed to have been delivered or received on the fifth day following the deposit of such notice, request, instruction or document in the United States mails or the delivery to the overnight delivery service.

        11.1.4. Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this
    Section 11.1.

    11.2 BROKERS. Purchaser and Parent, jointly and severally, represent and warrant to the Acquired Company that no broker or finder has acted for them or any entity controlling, controlled by or under common control with them in connection with this Agreement. The Acquired Company represents and warrants to Purchaser and Parent that, except for BT Alex. Brown Incorporated, Hambrecht & Quist LLC and The G.W. Carmany Co., Inc., no broker or finder has acted for it or any entity controlling, controlled by or under common control with it in connection with this Agreement. The Acquired Company agrees to indemnify and hold harmless Purchaser and Parent against any fee, loss, or expense arising out of any claim by BT Alex. Brown Incorporated, Hambrecht & Quist LLC and The G.W. Carmany Co., Inc., or any other broker or finder employed or alleged to have been employed by it or any of the Subsidiaries or any of the Acquired Company's stockholders. The fees and expenses of BT Alex. Brown Incorporated, Hambrecht & Quist LLC and The G.W. Carmany Co., Inc., and any other broker or finder shall be paid by the Acquired Company, subject to the limitations set forth in Section 6.12 in conjunction with such other fees set forth in Section 11.5.

    11.3 FURTHER ASSURANCES. Each party covenants that at any time, and from time to time, after the Effective Time, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

    11.4 WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

    11.5 EXPENSES. Except as provided in 10.2.2, all expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by any such party, shall be borne solely and entirely by the party that has incurred the same.

    11.6 PRESS RELEASES AND DISCLOSURE. In the event that either party proposes to issue, make or distribute any press release, public announcement or other written publicity or disclosure prior to the Closing Date that refers to the transactions contemplated herein, the party proposing to make such disclosure shall provide a copy of such disclosure to the other parties and shall afford the other parties reasonable opportunity (subject to any legal obligation of prompt disclosure) to comment on such disclosure or the portion thereof which refers to the transactions contemplated herein prior to making such disclosure.

    11.7 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.

    11.8 HEADINGS. The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

    11.9 ENTIRE AGREEMENT. This Agreement and all agreements referenced specifically in this Agreement and executed as required by this Agreement constitute the entire agreement among the parties hereto and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written (except for the Confidentiality and Standstill Agreement which shall remain in full force and effect according to the terms thereof), among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

    11.10 GOVERNING LAW. Except to the extent the transactions contemplated hereby are governed by the Delaware Code, this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

    11.11 CONSENT TO ACQUISITION OF VOTING SECURITIES. Pursuant to Section 8 of the Confidentiality and Standstill Agreement, the Acquired Company hereby consents to the acquisition of the voting securities of the Acquired Company pursuant to the terms of this Agreement.

    11.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    11.13 NO AGREEMENT UNTIL EXECUTED. This Agreement shall not constitute or be deemed to evidence a contract or agreement among the parties hereto unless and until executed by all parties hereto, irrespective, of negotiations among the parties or the exchanging of drafts of this Agreement.

    11.14 PRONOUNS. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

    11.15 EXHIBITS INCORPORATED. All Exhibits attached hereto are an integral part of this Agreement.

    11.16  TIME OF ESSENCE.  Time is of the essence in this Agreement.

    IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.

                                "PURCHASER":

                                HBO & COMPANY OF GEORGIA

                                By:            /s/ JAY P. GILBERTSON
                                     -----------------------------------------
                                                 Jay P. Gilbertson
                                              EXECUTIVE VICE PRESIDENT
                                            AND CHIEF FINANCIAL OFFICER

                                "PARENT":

                                HBO & COMPANY

                                By:            /s/ JAY P. GILBERTSON
                                     -----------------------------------------
                                                 Jay P. Gilbertson
                                              EXECUTIVE VICE PRESIDENT
                                            AND CHIEF FINANCIAL OFFICER

                                "ACQUIRED COMPANY":

                                HPR INC.

                                By:           /s/ MARCIA J. RADOSEVICH
                                     -----------------------------------------
                                                Marcia J. Radosevich
                                      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                                      OFFICER

                                                                      APPENDIX B

                  [LETTERHEAD OF BT ALEX. BROWN INCORPORATED]

                                 September 27, 1997

Board of Directors
HPR Inc.
245 First Street
Cambridge, MA 02142

Members of the Board:

    HPR Inc. ("HPR"), HBO & Company ("HBOC"), and HBO & Company of Georgia, a Delaware corporation and a wholly-owned subsidiary of HBOC (the "Merger Sub"), have entered into an Agreement of Merger dated as of September 27, 1997 (the "Agreement"). Pursuant to the Agreement, the implementation of which is contingent on stockholder approval by HPR's stockholders, HPR shall be merged with and into Merger Sub (the "Merger"), and each share of common stock, $0.01 par value, of HPR (the "HPR Common Stock"), issued and outstanding immediately prior to the effective time of the Merger will be converted into six tenths (0.6) of a share (the "Exchange Ratio") of the common stock, $0.05 par value, of HBOC (the "HBOC Common Stock"). We have assumed, with your consent, that the Merger will qualify for pooling-of-interests accounting treatment and as a tax-free transaction for the stockholders of HPR. You have requested our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to holders of HPR Common Stock.

    BT Alex. Brown Incorporated ("BT Alex. Brown"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of HPR in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger and a portion of which is payable upon the delivery of this opinion. In the past, we have provided various financing services for HBOC and various financing and financial advisory services for HPR and received customary fees for rendering such services. BT Alex. Brown maintains a market in the common stock of HPR and HBOC and regularly publishes research reports regarding the health care industry and the businesses and securities of publicly owned companies in that industry, including HPR and HBOC. In the ordinary course of business, BT Alex. Brown may actively trade the securities of both HPR and HBOC for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in securities of HPR and HBOC.

Board of Directors
HPR Inc.
September 27, 1997
Page 2

    In connection with this opinion, we have reviewed certain publicly available financial information and other information concerning HPR and HBOC and certain internal analyses and other information furnished to us by HPR and HBOC. We have also held discussions with members of the senior managements of HPR and HBOC regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, we have (i) reviewed the reported prices and trading activity for the common stock of both HPR and HBOC,
(ii) compared certain financial and stock market information for HPR and HBOC with similar information for certain publicly traded companies, (iii) reviewed the financial terms of certain business combinations which we deemed comparable in whole or in part, (iv) reviewed the terms of the Agreement, and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

    We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to the information relating to the prospects of HPR and HBOC, we have assumed that such information reflects the best currently available judgments and estimates of the managements of HPR and HBOC as to the likely future financial performances of their respective companies and of the combined entity. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities of HPR and HBOC, nor have we been furnished with any such evaluations or appraisals. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

    Our advisory services and the opinion expressed herein were prepared for the use of the Board of Directors of HPR and do not constitute a recommendation to HPR's stockholders as to how they should vote at the stockholders' meeting in connection with the Merger. We hereby consent, however, to the inclusion of this opinion as any exhibit to any proxy or registration statement distributed in connection with the Merger.

    Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Exchange Ratio is fair, from a financial point of view, to holders of HPR Common Stock.

                                          Very truly yours,
                                          /s/ BT Alex. Brown Incorporated
                                          BT ALEX. BROWN INCORPORATED

                                    HPR INC.

                   MEETING OF STOCKHOLDERS -           , 1997

 THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HPR INC.
    The undersigned stockholder in HPR Inc. (the "Company") hereby appoints Marcia J. Radosevich, Ph.D., Brian D. Cahill and Thomas C. Chase, and each of them, attorneys, agents and proxies, with power of substitution to each, to vote all shares of Common Stock that the undersigned is entitled to vote at a Special Meeting of Stockholders of the Company to be held at the offices of Hill & Barlow, a Professional Corporation, 20th Floor, One International Place, Boston,
Massachusetts on           , 1997 at 9:00 a.m., Eastern Standard Time, and any
adjustments thereof, on matters which may properly come before the Special Meeting, in accordance with and as more fully described in the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, receipt of which is hereby acknowledged.

    The shares represented by this Proxy will be voted as directed by the undersigned.

    IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT.
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
    Please sign this Proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                                  DO YOU HAVE ANY COMMENTS?
---------------------------------------------------------  ---------------------------------------------------------
---------------------------------------------------------  ---------------------------------------------------------
---------------------------------------------------------  ---------------------------------------------------------

/X/ PLEASE MARK VOTES
AS IN THIS EXAMPLE.
        ---------------------------------------------------------------

                                    HPR INC.
                 ---------------------------------------------

Mark box at right if you plan to attend the Meeting.              / /
Mark box at right if an address change or comment has been
 noted on the reverse side of this card.                          / /

    RECORD DATE SHARES:

    To approve the Agreement of Merger dated September 27, 1997 among the Company, HBO & Company and HBO & Company of Georgia.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                                              Please be sure to sign and date
                                              this Proxy.
                                              __________________________________
                                              Date
                                              __________________________________
                                                    Stockholder sign here
                                              __________________________________
                                                      Co-owner sign here

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    HBO & Company's (the "Company") By-Laws (Article IX, Section 1) provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or thereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under such article.

    Article IX, Section 2 of the Company's By-Laws provides that the Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

    With respect to indemnification of officers and directors, Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the Delaware General Corporation Law, the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Furthermore, the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    In addition, the Delaware General Corporation Law enables a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of a director's fiduciary duty as a director. The statute provides, however, that liability for (a) breach of the director's duty of loyalty, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (c) the unlawful purchase or redemption of stock or unlawful dividends or (d) transactions from which a director derived an improper personal benefit cannot be eliminated or limited in this manner. The Company's Certificate of Incorporation contains such provisions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits. The following exhibits are filed as part of this Registration Statement.

EXHIBIT
 NUMBER                                                    DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      2      Agreement of Merger dated September 27, 1997 by and among HBO & Company, HBO & Company of Georgia and
             HPR Inc. (included as Appendix A to the Proxy Statement/ Prospectus contained in Part I of this
             Registration Statement).
      5      Form of opinion of Jones, Day, Reavis & Pogue re legality.
      8      Form of opinion of Hill & Barlow re tax matters.
     23(a)   Consent of Arthur Andersen LLP.
     23(b)   Consent of Coopers & Lybrand L.L.P.
     23(c)   Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5).
     23(d)   Consent of Hill & Barlow (included in Exhibit 8).
     24      Power of Attorney (included in signature page).
     99(a)   Consent of BT Alex. Brown Incorporated.

    The following exhibits filed with the Securities and Exchange Commission are incorporated by reference as shown below.

EXHIBIT
 NUMBER                                                    DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
               ON MAY 13, 1981, AS PART OF ITS REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NUMBER 2-72275):
      4(a)   --Specimen forms of certificates for Common Stock of Registrant.

               ON FEBRUARY 15, 1991, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 2-75987):
      4      --HBO & Company 1981 Incentive Stock Option Plan, as amended.

               ON FEBRUARY 22, 1991, AS PART OF ITS FORM 8-K:
      4      --HBO & Company Rights Agreement.

               ON MARCH 27, 1991, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-12051):
      4      --HBO & Company 1986 Employee Nonqualified Stock Option Plan, as amended.

               ON AUGUST 12, 1993, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-67300):
      4      --HBO & Company 1993 Stock Option Plan for Nonemployee Directors.

EXHIBIT
 NUMBER                                                    DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
               ON JULY 20, 1994, AS PART OF THE FORM S-4 REGISTRATION STATEMENT DATED JULY 19, 1994, AS AMENDED BY
               AMENDMENT NO. 1 TO FORM S-4 DATED AUGUST 10, 1994, AND FILED WITH THE COMMISSION ON AUGUST 11, 1994,
               AND FURTHER AMENDED BY AMENDMENT NO. 2 TO FORM S-4 DATED AUGUST 10, 1994, AND FILED WITH THE
               COMMISSION AUGUST 11, 1994:
      3      --Amended HBO & Company Bylaws.

               ON AUGUST 17, 1994, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-82962):
      4      --HBO & Company 1990 Executive Incentive Plan, as amended.

               ON SEPTEMBER 15, 1994, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-84034):
      4      --1986 Incentive Stock Option Plan of Serving Software, Inc.

               ON MARCH 17, 1995, AS PART OF ITS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994:
      4      --Chief Executive Officer Incentive Plan of HBO & Company.

               ON MAY 9, 1995, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-59173):
      4      --HBO & Company 1986 Nonqualified Stock Option Agreement, HBO & Company 1991 Nonqualified Stock Option
               Agreement 1 and HBO & Company 1991 Nonqualified Stock Option Agreement 2.

               ON OCTOBER 5, 1995, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-63213):
      4      --1985 Employee Stock Option Plan of CliniCom Incorporated.

               ON MAY 21, 1996, AS PART OF ITS FORM 8-K DATED MAY 21, 1996, AND FILED WITH THE COMMISSION ON MAY 21,
               1996:
      3(i)   --HBO & Company Certificate of Incorporation, as amended.

               ON AUGUST 22, 1996, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-10603):
      4      --CyCare Systems, Inc. 1995 Long-term Incentive Plan (including the predecessor CyCare Systems, Inc.
               Stock Option Plan).

               ON DECEMBER 10, 1996, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-17583):
      4(a)   --GMIS Inc. Non-Qualified Stock Option Agreement Between GMIS Inc. and Josephine G. Kaple.

      4(b)   --GMIS Inc. Non-Qualified Stock Option Agreement Between GMIS Inc. and Lawrence Keonig.

               ON DECEMBER 10, 1996, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-17551):
      4      --GMIS Inc. 1991 Stock Option Plan.

               ON DECEMBER 10, 1996, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-17579):
      4      --Gabreili Medical Information Systems, Inc. 1984 Stock Option Plan.

               ON DECEMBER 10, 1996, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-17555):
      4      --GMIS Inc. 1995 Stock Option Plan.

               ON DECEMBER 10, 1996, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-10479):
      4      --Gabreili Medical Information Systems, Inc. 1985 Non-Qualified Common Stock Option Plan.

               ON JUNE 17, 1997, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-29365:
      4      --AMISYS Managed Care System, Inc. Directors' Stock Option Plan.

               ON JUNE 17, 1997, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-29367:
      4      --AMISYS Managed Care System, Inc. 1994 Equity Incentive Plan.

               ON JUNE 30, 1997, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-30373):
      4      --Enterprise Systems, Inc. Long Term Incentive Plan

    (b) Financial Statement Schedules.

    No financial statement schedules are required to be filed herewith.

    (c) The opinion of BT Alex. Brown Incorporated is included as Appendix B to the Proxy Statement/ Prospectus contained in Part I of this Registration Statement.

ITEM 22. UNDERTAKINGS.

    (a) (i) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (ii) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (iii) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, in the State of Georgia, on the 12th day of November, 1997.

HBO & COMPANY

By:        /s/ CHARLES W. MCCALL
           -----------------------------------------
           Charles W. McCall
           PRESIDENT AND CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles W. McCall and Jay P. Gilbertson, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                 SIGNATURES                                      TITLE                               DATE
--------------------------------------------  --------------------------------------------  ----------------------

/s/ CHARLES W. MCCALL                         Director, President and Chief Executive
     ----------------------------------         Officer (Principal Executive Officer)
            (Charles W. McCall)                                                                  November 12, 1997

/s/ JAY P. GILBERTSON                         President, Co-Chief Operating Officer, Chief
     ----------------------------------         Financial Officer, Principal Accounting
            (Jay P. Gilbertson)                 Officer, Treasurer and Secretary
                                                (Principal Financial Officer and Principal
                                                Accounting Officer)                              November 12, 1997

/s/ HOLCOMBE T. GREEN, JR.                    Chairman of the Board of Directors
     ----------------------------------
          (Holcombe T. Green, Jr.)                                                               November 12, 1997

/s/ ALFRED C. ECKERT III                      Director
     ----------------------------------
           (Alfred C. Eckert III)                                                                November 12, 1997

/s/ PHILIP A. INCARNATI                       Director
     ----------------------------------
           (Philip A. Incarnati)                                                                 November 12, 1997

/s/ ALTON F. IRBY III                         Director
     ----------------------------------
            (Alton F. Irby III)                                                                  November 12, 1997

                 SIGNATURES                                      TITLE                               DATE
--------------------------------------------  --------------------------------------------  ----------------------
/s/ GERALD E. MAYO                            Director
     ----------------------------------
              (Gerald E. Mayo)                                                                   November 12, 1997

/s/ JAMES V. NAPIER                           Director
     ----------------------------------
             (James V. Napier)                                                                   November 12, 1997

/s/ DONALD C. WEGMILLER                       Director
     ----------------------------------
           (Donald C. Wegmiller)                                                                 November 12, 1997

                               INDEX TO EXHIBITS

EXHIBITS                                                                                                        PAGE
---------                                                                                                     ---------
 2         Agreement of Merger dated September 27, 1997 by and among HBO & Company, HBO & Company of Georgia and HPR Inc. (included as Appendix A to the Proxy Statement/Prospectus contained in Part I of this Registration Statement).
 5         Form of opinion of Jones, Day, Reavis & Pogue re legality.
 8         Form of opinion of Hill & Barlow re tax matters.
23(a)      Consent of Arthur Andersen LLP.
23(b)      Consent of Coopers & Lybrand L.L.P.
23(c)      Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5).
23(d)      Consent of Hill & Barlow (included in Exhibit 8).
24         Power of Attorney (included in signature page).
99(a)      Consent of BT Alex. Brown Incorporated.